Exhibit 10.82

*Portions of this document marked [*] are requested to be treated confidentially.

MM Equity No.

OFFICE LEASE

THIS LEASE (this “Lease”) made as of February 14, 2011 (the “Effective Date”) by and between CORNERSTONE COLONNADE LLC, a Delaware limited liability company (“Landlord”), through its authorized agent, CORNERSTONE REAL ESTATE ADVISERS LLC, a Delaware limited liability company, having an address at 180 Glastonbury Boulevard, Suite 200, Glastonbury, Connecticut 06033, and SALIX PHARMACEUTICALS, INC., a California corporation (“Tenant”), having its principal office at 1700 Perimeter Park Drive, Morrisville, North Carolina 27560-8404.

INDEX

Article	Title

1.	Basic Provisions
2.	Premises, Term and Existing Leases
3.	Rent
4.	Taxes and Operating Expenses
5.	Delivery of Premises, Tenant’s Work, Alterations and Additions
6.	Tenant’s Use, Restrictions and Compliance with Laws
7.	Services
8.	Insurance
9.	Indemnification
10.	Casualty Damage
11.	Condemnation
12.	Repair and Maintenance
13.	Inspection of Premises
14.	Surrender of Premises
15.	Holding Over
16.	Subletting and Assignment
17.	Subordination, Non-Disturbance, Attornment and Mortgagee Protection
18.	Estoppel Certificate
19.	Defaults
20.	Remedies of Landlord
21.	Quiet Enjoyment
22.	Accord and Satisfaction
23.	Security Deposit
24.	Brokerage Commission
25.	Force Majeure
26.	Parking
27.	Hazardous Materials
28.	Additional Rights Reserved by Landlord
29.	Defined Terms
30.	Miscellaneous Provisions
31.	Termination Option
32.	Tenant’s Communications Equipment

EXHIBITS

Exhibit A	Plan Showing Premises
Exhibit A-1	Site Plan
Exhibit B	Work Exhibit
Exhibit C	Form of Sublease Consent
Exhibit D	Building’s Rules and Regulations; Janitorial Specifications
Exhibit E	Form of Escrow Agreement
Exhibit F	Option to Extend Term
Exhibit G	Form of Subordination, Non-Disturbance and Attornment Agreement
Exhibit H-1	Form of John Hancock Life Insurance Company Lease Termination Agreement
Exhibit H-2	Form of Mediclick, Inc. Lease Termination Agreement
Exhibit H-3	Form of Wisdom & Wealth Solutions, Inc. Lease Termination Agreement

ARTICLE 1.

BASIC PROVISIONS

A.	Tenant’s Trade Name:	Salix Pharmaceuticals

B.	Tenant’s Address:	Prior to occupancy:

1700 Perimeter Park Drive
Morrisville, North Carolina 27560-8404

Following occupancy:

8510 Colonnade Center Drive
Raleigh, North Carolina 25615

C.	Office Building Name:	Colonnade II

	Address:	8510 Colonnade Center Drive
Raleigh, North Carolina 25615

D.	Premises:	The term “Premises” shall initially mean that certain currently undemised portion of the Building measuring approximately 97,510 rentable square feet, shown and designated on Exhibit A attached hereto as the “Original Premises.” As provided in Article 2.B. below, the definition of “Premises” shall be expanded to include the Hancock Premises, the Mediclick Premises and the W&W Premises (all as defined in Article 2.B. below).

E.	Landlord:	Cornerstone Colonnade LLC

F.	Landlord’s Address:	c/o Cornerstone Real Estate Advisers LLC
180 Glastonbury Boulevard, Suite 200
Glastonbury, Connecticut 06033

G.	Building Manager/Address:	Spectrum Properties Management Company
150 Fayetteville Street, Suite 590
Raleigh, North Carolina 27601

H.	Lease Commencement Date:	As the context shall require, the term “Lease Commencement Date” shall mean the Original Premises Lease Commencement Date, the Hancock Premises Lease Commencement Date, the Mediclick Premises Lease Commencement Date or the W&W Premises Lease Commencement Date (each as defined below).

The “Original Premises Lease Commencement Date” shall mean the Original Premises Delivery Date (as defined in Article 5.A. below). The “Hancock Premises Lease Commencement Date” shall mean the later to occur of (i) July 1, 2011 or (ii) the day following the date on which Hancock (as defined in Article 2.B. below) actually vacates and surrenders the entire Hancock Premises to Landlord in accordance with the terms and conditions of the Hancock Lease Termination Agreement (as defined in Article 2.B. below). The “Mediclick Premises Lease Commencement Date” shall mean the later to occur of (a) July 1, 2011 or (ii) the day following the date on which Mediclick (as defined in Article 2.B. below) actually vacates and surrenders the entire Mediclick Premises to Landlord in accordance with the terms and conditions of the Mediclick Lease Termination Agreement (as defined in Article 2.B. below). The “W&W Premises Lease Commencement Date” shall mean the later to occur of (x) July 1, 2011 or (y) the day following the date on which W&W (as hereinafter defined) actually vacates and surrenders the entire W&W Premises to Landlord in accordance with the terms and conditions of the W&W Lease Termination Agreement.

I.	Expiration Date:	April 14, 2023.

J.	Security Deposit:	$[*] subject to reduction as provided in Article 23 of this Lease.

K.	Monthly Base Rent:

Time Period	Monthly Base Rent
[*]	$0.00
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]

*	Confidential treatment requested; certain information omitted and filed separately with the SEC.

L.	Tenant’s Pro Rata Share:	[*]%

M.	Normal Business Hours of the Building:

Monday through Friday: 7:00 a.m. to 7:00 p.m.
Saturday: 8:00 a.m. to 1:00 p.m. (upon request)
Sunday: None
(Excepting local and national holidays)

N.	Use:	General office use, and for no other purpose.

O.	Brokers:	Spectrum Properties on behalf of Landlord and Jones Lang LaSalle Brokerage, Inc. on behalf of Tenant.

P.	Parking:	3.3 parking spaces per 1,000 rentable square feet of the Premises, at no additional cost to Tenant, subject to the terms and conditions of Article 26 of this Lease.

Q.	Expense Stop:	$[*] per rentable square foot of the Premises, subject to the terms and conditions of Article 4 of this Lease.

R.	Rent Commencement Date:	September 15, 2011, subject to Force Majeure (which shall extend the Rent Commencement Date and Expiration Date by the number of days that Tenant is unable to perform Tenant’s Work as a result of such Force Majeure event and the dates set forth in the schedule of Monthly Base Rent above shall be adjusted accordingly).

*	Confidential treatment requested; certain information omitted and filed separately with the SEC.

The foregoing provisions shall be interpreted and applied in accordance with the other provisions of this Lease set forth below. The capitalized terms, and the terms defined in Article 29, shall have the meanings set forth herein or therein (unless otherwise modified in the Lease) when used as capitalized terms in other provisions of the Lease.

Landlord and Tenant hereby agree that the Premises contain the number of square feet specified in Article 1 above.

ARTICLE 2.

PREMISES, TERM AND EXISTING LEASES

A. Premises and Term. Subject to the terms and conditions set forth herein, Landlord hereby leases and demises to Tenant and Tenant hereby takes and leases from Landlord the Premises for a term (“Term”) commencing on the Original Premises Lease Commencement Date and ending on the Expiration Date set forth in Article 1, unless sooner terminated as provided herein. Tenant shall be permitted to extend the original Term hereof in accordance with the provisions of Exhibit F attached hereto.

Notwithstanding anything contained herein to the contrary, (1) the term “Premises” shall be deemed to include (a) all corridors and hallways within the Building, (b) the Building lobby and (c) the Building atrium and (2) Tenant shall not be entitled to occupy any portion of the Premises for the conduct of business prior to August 15, 2011.

Tenant shall have the right to use exterior areas adjacent to the Building and owned by Landlord, as shown on Exhibit A-1 attached hereto, for outside events, at Tenant’s sole cost, expense and risk, and otherwise subject to all of the terms and conditions of this Lease, provided that Tenant does not violate any of the terms of a certain Declaration of Easements, Covenants and Restrictions for the Colonnade dated September 29, 2006, as amended (the “Declaration”), a copy of which has been delivered to Tenant, receipt of which is hereby acknowledged.

B. Existing Leases.

(i) General Background. The parties acknowledge and agree that, as of the Effective Date, the Building is encumbered by the following leases: (i) a certain Office Lease by and between Landlord and John Hancock Life Insurance Company, a Massachusetts corporation (“Hancock”), dated July 3, 2008, demising approximately 11,498 rentable square feet of space on the first (1st) floor of the Building, shown and designated on Exhibit A attached hereto as the “Hancock Premises”; (ii) a certain Office Lease by and between Landlord and Mediclick, Inc., a North Carolina corporation (“Mediclick”), dated February 11, 2010, demising approximately 16,020 rentable square feet of space on the second (2nd) floor of the Building, shown and designated on Exhibit A attached hereto as the “Mediclick Premises”; and (iii) a certain Office Lease by and between Landlord and Wisdom & Wealth Solutions, Inc., a North Carolina corporation (“W&W”), dated June 30, 2010, demising approximately 1,898 rentable square feet of space on the first (1st) floor of the Building, shown and designated on Exhibit A attached hereto as the “W&W Premises.” Hancock, Mediclick and W&W are hereinafter collectively referred to as the “Existing Tenants,” and each is referred to as an “Existing

Tenant.” The leases pursuant to which the Hancock Premises, the Mediclick Premises and the W&W Premises are demised are hereinafter collectively referred to as the “Existing Leases,” and each is referred to as an “Existing Lease.” The Hancock Premises, Mediclick Premises and W&W Premises are hereinafter collectively referred to as the “Additional Premises.”

(ii) Termination of Existing Leases. Reference is hereby made to certain lease termination agreements (collectively, the “Lease Termination Agreements”), the forms of which are attached hereto as Exhibit H-1 (the “Hancock Lease Termination Agreement”), Exhibit H-2 (the “Mediclick Lease Termination Agreement”) and Exhibit H-3 (the “W&W Lease Termination Agreement”). The Termination Agreements provided, inter alia, that each Existing Tenant shall surrender and vacate its Additional Premises on or prior to June 30, 2011(the “Anticipated Termination Date”). Upon the vacating by each Existing Tenant of its respective portion of the Additional Premises, such portion of the Additional Premises shall be delivered to Tenant in “as is,” “where is” condition, “with all faults,” on the day following the date on which the applicable Existing Tenant vacates and surrenders such premises, and such portion of the Additional Premises shall then become part of the Premises demised under this Lease. Notwithstanding anything contained herein to the contrary, if any Existing Tenant fails to vacate its Additional Premises by the Anticipated Termination Date, then Landlord shall use commercially reasonable efforts to dispossess said Existing Tenant from the occupied portion or portions of the Additional Premises by way of a summary ejectment proceeding under North Carolina law, including any appeals. The foregoing shall not be deemed to preclude Tenant from pursuing, at its own cost and expense, Tenant’s own independent claims, remedies or actions against any Existing Tenant still in possession of its premises on and after the Anticipated Termination Date, provided that any such pursuit by Tenant does not interfere with any summary ejectment proceeding(s) then being prosecuted by Landlord. Landlord shall be responsible for all costs incurred by Landlord in connection with the summary ejectment proceedings relating to the dispossession of any Existing Tenant from the Additional Premises. In the event Landlord collects any sums from any Existing Tenant attributable to the period from and after July 1, 2011, such sums shall be allocated and disbursed in the following priority until said sums are exhausted: first, to Landlord in an amount equal to all rent (including holdover rent), and other charges, costs and expenses relating to the lease of such Existing Tenant for the period beginning July 1, 2011, through September 14, 2011; second, to Tenant in an amount equal to $[*] per rentable square foot per annum with respect to the subject Additional Premises, pro-rated on a daily basis, for the period beginning September 15, 2011, through the date Tenant obtains possession of such Additional Premises; third, any remaining balance to Landlord. The parties expressly acknowledge and agree that Landlord shall have no obligation to pay any early termination fees in respect of the Existing Leases, except as otherwise provided in Section 3(a) of Exhibit B attached hereto.

(iii) Limitations and Indemnity. Tenant acknowledges and agrees that (a) notwithstanding Landlord’s agreements contained in subsection (ii) above, Landlord shall have no liability whatsoever to Tenant for its failure to dispossess any Existing

*	Confidential treatment requested; certain information omitted and filed separately with the SEC.

Tenant and Tenant shall have no claim, action or remedy against Landlord for such failure including, but not limited to, any rent abatement or termination right hereunder and (b) in no event shall Tenant’s presence in the Building prior to the Anticipated Termination Date interfere with the use and occupancy of any Existing Tenant as permitted under the Existing Leases, with Landlord hereby reserving the right to impose reasonable restrictions on Tenant’s performance of Tenant’s Work ( as hereinafter defined) to assure the same. Tenant hereby agrees to indemnify and hold Landlord harmless from and against any and all liabilities, fees, penalties, claims, demands, judgments, damages and actions arising from or in any way related to (A) Landlord’s efforts to obtain free and clear possession of the Additional Premises from the Existing Tenants as provided in subsection (ii) above (excepting, however, that Landlord shall be responsible for all costs incurred by Landlord in connection with such proceedings relating to the dispossession of any Existing Tenant from the Additional Premises as set forth in subsection (ii) above), (B) Tenant’s interference with the quiet enjoyment or other use and occupancy of any Additional Premises by any Existing Tenant prior to the Anticipated Termination Date, (C) any interaction or dealings between Tenant and any of the Existing Tenants arising out of or in connection with this Lease, or (D) Tenant’s pursuit of its own independent claims, remedies or actions against any Existing Tenant still in possession of its premises after the Anticipated Termination Date. Tenant’s foregoing indemnification obligations shall specifically exclude any matter exclusively arising out of the landlord-tenant relationship between Landlord and any Existing Tenant that pre-dates and is unrelated to this Lease.

C. Escrow Agreement. This Lease shall be subject to the terms and conditions of that certain Escrow Agreement, dated as of the Effective Date, a copy of which is attached hereto as Exhibit E.

ARTICLE 3.

RENT

A. Monthly Base Rent. Except as otherwise provided in Article 3.E. below, Tenant shall pay Monthly Base Rent in advance on or before the first (1st) day of each month of the Term without demand, setoff or deduction except as otherwise expressly set forth in this Lease. If the Term shall commence or end on a day other than the first (1st) day of a month, the Monthly Base Rent for the first (1st) or last partial month, as the case may be, shall be prorated on a per diem basis.

B. Additional Rent. All costs and expenses, other than Monthly Base Rent, which Tenant assumes or agrees to pay and any other sum payable by Tenant pursuant to this Lease, including, without limitation, Tenant’s Pro Rata Share of Taxes and Operating Expenses, shall be deemed Additional Rent.

C. Rent. Monthly Base Rent, Additional Rent, and any other amounts of every nature which Tenant is or becomes obligated to pay Landlord under this Lease are herein referred to collectively as “Rent,” and all remedies applicable to the nonpayment of Rent shall be applicable thereto. Landlord may apply payments received from Tenant to any obligations of Tenant then accrued, without regard to such obligations as may be designated by Tenant.

D. Place of Payment, Late Charge, Default Interest. Rent and other charges required to be paid under this Lease, no matter how described, shall be paid by Tenant to Landlord without offset, deduction, credit or the like, at the Building Manager’s address listed in Article 1, or to such other person and/or address as Landlord may designate in writing. In the event Tenant fails to pay Rent due under this Lease within ten (10) business days of the due date of said Rent, Tenant shall pay to Landlord a late charge of [*] percent ([*]%) of the amount overdue. Any Rent not paid when due shall also bear interest at the Default Rate. This provision shall in no way be construed to modify Tenant’s obligation to pay Rent on or before the first (1st) day of the month. Notwithstanding the foregoing, Landlord agrees to provide one (1) written notice per calendar year containing an additional five (5) day grace period prior to assessing the late charge set forth above.

E. Abatement of Monthly Base Rent. The rent schedule set forth in Article 1.K. above reflects that, provided no event of default has occurred or is then occurring under this Lease (beyond any and all applicable notice and cure periods), Tenant shall be entitled to (i) a full abatement of Monthly Base Rent for the first (1st) [*] ([*]) full months of the Lease Term (such [*] ([*])-month period being referred to herein as the “Full Base Rent Abatement Period”), it being agreed that, but for the abatement provided herein, Tenant would be obligated to pay Monthly Base Rent for the first (1st) [*] ([*]) full months of the Lease Term at the per annum rate of $[*] per rentable square foot of the Premises, (ii) a [*] percent ([*]%) abatement of Monthly Base Rent for Lease Months [*] through [*], it being agreed that, but for the abatement provided herein, Tenant would be obligated to pay additional Monthly Base Rent for Lease Months [*] through [*] at the per annum rate of $[*] per rentable square foot of the Premises, (iii) a [*] percent ([*]%) abatement of Monthly Base Rent for Lease Months [*] through [*], it being agreed that, but for the abatement provided herein, Tenant would be obligated to pay Monthly Base Rent for Lease Months [*] through [*] at the per annum rate of $[*] per rentable square foot of the Premises, and (iv) a [*] percent ([*]%) abatement of Monthly Base Rent for Lease Months [*] through [*], it being agreed that, but for the abatement provided herein, Tenant would be obligated to pay Monthly Base Rent for Lease Months [*] through [*] at the per annum rate of $[*] per rentable square foot of the Premises.

F. Inducement Recapture Provision. Any agreement for free or abated Monthly Base Rent or other charges, or for the giving or paying by Landlord to or for Tenant of any cash or other bonus, inducement or consideration for Tenant’s entering into this Lease, all of which concessions are hereinafter referred to as “Inducement Provisions,” shall be deemed conditioned upon Tenant’s full and faithful performance of all of the terms, conditions and covenants of this Lease. Upon default by Tenant under this Lease (after the expiration of any notice, grace or cure period) and the exercise of any remedy by Landlord set forth in Article 20 hereof, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any Rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Landlord under such an Inducement Provision shall be immediately due and payable by Tenant to Landlord, notwithstanding any subsequent cure of said default by Tenant, on a pro-rated basis, in an amount equal to the product of all Rent, other

*	Confidential treatment requested; certain information omitted and filed separately with the SEC.

charge, bonus, inducement or consideration theretofore abated multiplied by a fraction, the numerator of which is the number of months remaining in the Term and the denominator of which is 139. The acceptance by Landlord of Rent or the cure of the default which initiated the operation of this Article 3.F. shall not be deemed a waiver by Landlord of the provisions of this Article 3.F. unless specifically so stated in writing by Landlord at the time of such acceptance.

ARTICLE 4.

TAXES AND OPERATING EXPENSES

A. Payment of Taxes and Operating Expenses. Commencing September 1, 2012, and for each Lease Year, or portion thereof, thereafter during the Term (each such Lease Year, or portion thereof, hereinafter being referred to as a “Comparison Year”), Tenant shall pay Landlord an amount equal to Tenant’s Pro Rata Share of increases in Operating Expenses and Taxes over the Expense Stop (collectively, the “Escalation Increase”). Commencing with the first (1st) month of the first (1st) Comparison Year and on the first (1st) day of each month thereafter during the original Term or any extension thereof, Tenant shall pay Escalation Increases to Landlord, as Additional Rent due concurrently with Monthly Base Rent, in installments equal to one-twelfth (1/12) of Landlord’s estimate (as determined by Landlord in its reasonable discretion) of any projected Escalation Increase for the particular Comparison Year (the “Estimated Escalation Increase”). A final adjustment (“Escalation Reconciliation”) shall be made by Landlord and Tenant as soon as practicable following the end of each Comparison Year. In computing the Estimated Escalation Increase for any particular Comparison Year, Landlord shall take into account any prior increases in Tenant’s Pro Rata Share of Taxes and Operating Expenses. If any Estimated Escalation Increase is less than the Estimated Escalation Increase for the immediately preceding Comparison Year, the payments to be paid by Tenant for the new Comparison Year attributable to said Estimated Escalation Increase shall be decreased accordingly; provided, however, in no event will the Rent paid by Tenant hereunder ever be less than the Monthly Base Rent.

B. Escalation Reconciliation. As soon as practicable following the end of each Comparison Year with good faith efforts to provide such statement within one hundred twenty (120) days after the last day of such Comparison Year, Landlord shall submit to Tenant a statement setting forth the actual Escalation Increase for the Comparison Year which was just completed and the Estimated Escalation Increase for the current Comparison Year (the “Escalation Statement”). In the event that Landlord does not provide Tenant a statement within three hundred sixty-five (365) days after the last day of such Comparison Year, then the Estimated Escalation Increase shall be eliminated until the next Comparison Year Statement. To the extent that the actual Escalation Increase exceeds the Estimated Escalation Increase paid by Tenant for the Comparison Year just completed, Tenant shall pay Landlord the difference, in cash within thirty (30) days following receipt by Tenant from Landlord of the Escalation Statement. If the actual Escalation Increase for the Comparison Year just completed is less than the Estimated Escalation Increase paid by Tenant for such year, then Tenant shall receive a credit on future Rent owing under this Lease (or cash, if there is no future Rent owing hereunder). Until Tenant receives the Escalation Statement, Tenant’s Estimated Escalation Increases for the new Comparison Year shall continue to be paid at the rate being paid for the particular Comparison Year just completed. Tenant shall commence payment to Landlord of the Estimated Escalation Increase for the then current Comparison Year, beginning on the first (1st) day of the month following the month in which Tenant receives the applicable Escalation Statement.

C. Intentionally deleted.

D. Disputes Over Taxes or Operating Expenses. If Tenant disputes the amount of an Estimated Escalation Increase or an actual Escalation Increase, Tenant shall give Landlord written notice of such dispute in accordance with the time periods set forth herein. Tenant shall not be entitled to audit the foregoing amounts if Tenant is then in default hereunder. Said audit will be conducted at Tenant’s expense by a certified public accountant or reputable lease auditing firm paid on an hourly or flat fee basis, unrelated to actual savings identified. Tenant shall only be permitted to conduct such a review during regular business hours at the office where the books and records of the Building are kept, after Tenant gives Landlord twenty (20) business days prior written notice, and no more than once in any twelve (12) month period. If such review discloses that the charges actually incurred by Landlord are less than those used by Landlord in calculating Escalation Increases on a cumulative basis, then Landlord shall reimburse Tenant for the amount Tenant paid in excess of Tenant’s actual Escalation Increases. If any such review discloses that the charges for Operating Expenses or Taxes for the Building used by Landlord in calculating the Escalation Increases exceeds the actual charges for Operating Expenses and Taxes for the Building (the “Actual Expenses”) by [*] percent [*] or more of the Actual Expenses for such Comparison Year, then Landlord shall pay the reasonable costs of such review and shall credit Tenant any overcharge. If Tenant does not review Landlord’s records within three hundred sixty-five (365) days after receipt of the Escalation Statement, Tenant shall have no further right to review Landlord’s records for the applicable period. No subtenant shall have the right to conduct an audit and no assignee shall conduct an audit for any period during which such assignee was not in possession of the Premises.

In the event Tenant elects to exercise its audit rights hereunder, Tenant shall nevertheless timely pay Landlord the amount of the prior year’s Escalation Reconciliation and continue to pay Estimated Escalation Increases as set forth in the then applicable Escalation Statement until the parties have agreed as to the appropriate adjustment. Landlord’s delay in submitting any Escalation Statement for any Comparison Year shall not affect the provisions of this Article, nor constitute a waiver of Landlord’s rights as set forth herein for said Comparison Year or any subsequent Comparison Year during the Term or any extension thereof.

E. Building as Part of Multi-Building Development. If the Building is a part of a multi-building development, those Operating Expenses and Taxes attributable to such development as a whole (and not attributable solely to any individual building therein) shall be allocated to the Building and to the other buildings within such development on an equitable basis.

*	Confidential treatment requested; certain information omitted and filed separately with the SEC.

F. Personal Property Taxes. Tenant shall pay, prior to delinquency, all taxes assessed against or levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant located in the Premises and any excise, sales or use taxes related to Tenant’s business. In the event any or all of Tenant’s trade fixtures, furnishings, equipment and other personal property shall be assessed and taxed with property of Landlord, or if the cost or value of any leasehold improvements in the Premises exceeds the cost or value of a Building-standard build out and, as a result, real property taxes for the Building are increased, Tenant shall pay to Landlord its share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant’s property or above-standard improvements. Tenant shall pay directly to the party or entity entitled thereto all business license fees, gross receipts taxes and similar taxes and impositions which may from time to time be assessed against or levied upon Tenant, as and when the same become due and before delinquency. Notwithstanding anything to the contrary contained herein, any sums payable by Tenant under this Article 4 shall not be included in the computation of “Taxes.”

G. Cumulative Cap on Operating Expenses. Notwithstanding anything set forth herein to the contrary, beginning with the first (1st) Comparison Year, for the purpose of determining Tenant’s Pro Rata Share of Operating Expenses, the Operating Expenses for the Building shall not be deemed to have increased in any Comparison Year by more than [*] percent ([*]%) of actual Operating Expenses for the immediately preceding Comparison Year, on a cumulative basis (i.e., to the extent that any portion of the cap is unused in a particular Comparison Year, such unused portion, together with any unused portions from prior Comparison Years shall be carried forward and added to the [*]% cap in the following Comparison Year), exclusive of Excluded Items. The term “Excluded Items” means (i) costs to remove snow and ice, (ii) utility costs, (iii) insurance premiums, (iv) taxes, (v) security costs and (vi) any Operating Costs that relate to work, maintenance or services specifically requested by Tenant and deemed, on a commercially reasonable basis, to be non-Building-standard. The aforesaid Excluded Items shall be deducted before the cap is applied to the determination of Tenant’s Pro Rata Share of Escalation Increases for Operating Expenses and Tenant shall pay its actual Pro Rata Share of Escalation Increases for Operating Expenses for each Comparison Year for all such Excluded Items.

ARTICLE 5.

DELIVERY OF PREMISES, TENANT’S WORK, ALTERATIONS AND ADDITIONS

A. Delivery of the Original Premises. As soon as practicable following the Effective Date (subject to force majeure delays and delays, if any, caused by Tenant), Landlord shall deliver to Tenant, in Base Building Condition (as hereinafter defined), the Original Premises. As used herein, the term “Base Building Condition” shall mean the condition described in Exhibit B-1 attached hereto. The date on which Landlord delivers the Original Premises to Tenant in Base Building Condition shall be referred to herein as the “Original Premises Delivery Date.”

*	Confidential treatment requested; certain information omitted and filed separately with the SEC.

B. Acceptance of the Additional Premises. On the Hancock Premises Lease Commencement Date, the Mediclick Premises Lease Commencement Date and the W&W Premises Lease Commencement Date, as applicable, the applicable portion of the Additional Premises shall be taken and accepted by Tenant in their then “as is,” “where is” condition, with no obligation on the part of Landlord to make any improvements thereto and perform any work therein.

C. Tenant’s Work. Following the Original Premises Lease Commencement Date, Tenant, at its sole cost and expense (subject to the Allowance and the Additional Allowance, both as defined in Exhibit B attached hereto), shall be permitted to construct certain initial improvements in and to the Original Premises in accordance with the terms and conditions of Exhibit B attached hereto (“Tenant’s Original Premises Work”). Following the Hancock Premises Lease Commencement Date, the Mediclick Premises Lease Commencement Date or the W&W Premises Lease Commencement Date, as applicable, Tenant, at its sole cost and expense (subject to the Allowance and the Additional Allowance), shall be permitted to construct certain improvements in and to the Hancock Premises, the Mediclick Premises or the W&W Premises, as applicable, in accordance with the terms and conditions of Exhibit B attached hereto. All improvements and other work constructed or performed by Tenant under Exhibit B attached hereto shall be collectively referred to herein as “Tenant’s Work.” Notwithstanding that certain of the foregoing activities may occur prior to the Rent Commencement Date, Tenant agrees that all of Tenant’s obligations provided for in this Lease shall apply from and after the Original Premises Lease Commencement Date.

D. Alterations. Except as provided in Article 5.C. above, Tenant shall make no alterations or additions to the Premises (“Alterations”) without the prior written consent of Landlord, which consent may be withheld in Landlord’s reasonable discretion. Notwithstanding the foregoing, Tenant shall be permitted to make Alterations that do not exceed $[*], in the aggregate, provided such Alterations are interior in nature and do not affect or impact the exterior, structure of or systems (including, without limitation, life safety systems) serving any portion of the Building. In all events, Alterations may only be performed (i) by contractors or mechanics approved by Landlord in writing (which approval shall not be unreasonably withheld, conditioned or delayed) and (ii) upon the approval by Landlord in writing of fully detailed and dimensioned plans and specifications pertaining to the Alterations in question, to be prepared and submitted by Tenant, at its sole cost and expense, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall, at its sole cost and expense, obtain all necessary approvals and permits pertaining to any Alterations approved by Landlord. Tenant hereby indemnifies, defends and agrees to hold Landlord free and harmless from all liens and claims of lien, and all other liability, claims and demands arising out of any work done or material supplied to the Premises by or at the request of Tenant in connection with any Alterations. If permitted Alterations are made, they shall be made at Tenant’s sole cost and expense and shall be and become the property of Landlord, except that Landlord may, by written notice to Tenant given at the time of approval of such Alterations, require Tenant, at Tenant’s expense, to remove all partitions, counters, railings and other Alterations installed by Tenant, and to repair any damages to the

*	Confidential treatment requested; certain information omitted and filed separately with the SEC.

Premises caused by such removal. Any and all costs attributable to or related to the applicable building codes of the city in which the Building is located (or any other authority having jurisdiction over the Building) arising from Tenant’s plans, specifications, improvements, alterations or otherwise shall be paid by Tenant at its sole cost and expense. With regard to repairs, Alterations or any other work arising from or related to this Article 5.D., Landlord shall be entitled to receive an administrative/supervision fee not to exceed [*] percent ([*]%) if smaller than $[*] and [*] percent ([*]%) above $[*] (which fee shall vary depending upon whether or not Tenant orders the work directly from Landlord) sufficient to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord’s involvement with such work. The construction of Tenant’s Work shall be governed by the terms and conditions of Exhibit B, and not the terms of this Article 5.D.

E. Liens. Tenant shall give Landlord at least ten (10) days prior written notice (or such additional time as may be necessary under applicable laws) of the commencement of any Tenant’s Work or subsequent Alterations, to afford Landlord the opportunity to post and record notices of non-responsibility. Tenant will not cause or permit any mechanic’s, materialman’s or similar liens or encumbrances to be filed or exist against the Premises or the Building or Tenant’s interest in this Lease in connection with work done under this Article or in connection with any other work, and Tenant agrees to defend, indemnify and hold harmless Landlord from and against any such lien or claim or action thereon, together with costs of suit and reasonable attorneys’ fees incurred by Landlord in connection with any such claim or action. Tenant shall remove any such lien or encumbrance by bond or otherwise within twenty (20) days from the date of their existence. If Tenant fails to do so, Landlord may, without being responsible to investigate the validity or lawfulness of the lien, pay the amount or take such other action as Landlord deems necessary to remove any such lien or encumbrance or require that Tenant deposit with Landlord in cash and lawful money of the United States, [*] percent ([*]%) of the amount of such claim, which sum may be retained by Landlord until such claim shall have been removed of record or until judgment shall have been rendered on such claim and such judgment shall have become final, at which time Landlord shall have the right to apply such deposit in discharge of the judgment on said claim and any costs, including attorneys’ fees incurred by Landlord, and shall remit the balance thereof to Tenant. The amounts so paid and costs incurred by Landlord shall be deemed Additional Rent under this Lease and payable in full upon demand.

F. Compliance with ADA. Landlord and Tenant agree that responsibility for compliance with the Americans With Disabilities Act of 1990, as amended (the “ADA”) shall be allocated as follows: (i) Landlord shall be responsible for compliance with the provisions of Title III of the ADA for all Common Areas (as hereinafter defined), including exterior and interior areas of the Building not included within the Premises or the premises of other tenants; (ii) Landlord shall be responsible for compliance with the provisions of Title III of the ADA for any construction, renovations, alterations and repairs made within the Premises if (a) such construction, renovations, alterations or repairs are made by Landlord for the purpose of improving the Building generally and (b) the plans and specifications therefor were prepared by Landlord’s architect or space planner and

*	Confidential treatment requested; certain information omitted and filed separately with the SEC.

were not provided by Tenant’s architect or space planner; and (iii) Tenant shall be responsible for compliance with the provisions of Title III of the ADA for any construction, renovations, alterations and repairs made within the Premises if such construction, renovations, alterations and repairs are made by Tenant, its employees, agents or contractors, at the direction of Tenant or done pursuant to plans and specifications prepared or provided by Tenant or Tenant’s architect or space planner.

G. Touch-Up Allowance. Provided that Tenant (i) has not exercised the Termination Option (as defined in Article 31 below) and (ii) is not then in default hereunder (beyond any and all applicable notice and cure periods), Landlord shall pay to Tenant, at the seventy-seventh (77th) Lease Month, a cash allowance in the amount of $[*] per rentable square foot of the Premises for Alterations (the “Touch-Up Allowance”).

H. Tenant’s Wiring and Fiber Optic Rights. As part of either Tenant’s Work or subsequent Alterations, Tenant, at its sole cost and expense (subject to the Allowance, the Additional Allowance or the Touch-Up Allowance, as the case may be) but free of any charge by Landlord, shall be permitted to run wiring and cabling throughout the Building’s chases and ducts and to run an eight (8) inch sealed conduit from the Building to any adjacent office building in which Tenant now or hereafter leases space, subject, in all events, to Landlord’s prior written approval of the plans and specifications for such wiring and cabling, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord shall have the right to require Tenant to remove any such wiring and cabling upon the expiration or earlier termination of this Lease, provided that Landlord shall communicate such removal requirement in writing at the time of Landlord’s approval of the wiring and cabling in question. If Landlord shall require such removal, Tenant, at its sole cost and expense, shall restore the affected areas of the Building to their original condition, reasonable wear and tear excepted. Any wiring and cabling shall be installed, used, maintained, repaired, replaced and removed (if applicable) by Tenant in accordance with applicable law, including, without limitation, any permit requirements thereunder.

I. Changes to Common Area Finishes. As part of either Tenant’s Work or subsequent Alterations, Tenant, at its sole cost and expense (subject to the Allowance, the Additional Allowance or the Touch-Up Allowance, as the case may be), Tenant shall have the right to make certain changes to the finishes in the Building’s Common Areas, provided that any such changes (i) are approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, (ii) are cosmetic (i.e., non-structural) in nature, it being acknowledged and agreed that Landlord may, in its sole discretion, withhold its approval with respect to any requested structural changes to the Common Areas, and (iii) are made in accordance with applicable law, including, without limitation, any permit requirements thereunder. Landlord shall have the right to require Tenant to remove, at Tenant’s sole cost and expense, any such changes to the Building’s Common Area finishes upon the expiration or earlier termination of the Lease, provided that Landlord shall communicate such removal requirement in writing at the time of Landlord’s approval of the changes in question. If Landlord shall require such removal, Tenant, at its sole cost and expense, shall restore the affected Common Areas to their original condition, reasonable wear and tear excepted.

*	Confidential treatment requested; certain information omitted and filed separately with the SEC.

ARTICLE 6.

TENANT’S USE, RESTRICTIONS AND COMPLIANCE WITH LAWS

A. Tenant’s Use. Tenant shall use the Premises for the purposes set forth in Article 1, above, and for no other purpose whatsoever, subject to and in compliance with all other provisions of this Lease, including without limitation the Building’s Rules and Regulations attached as Exhibit D hereto. Tenant and its invitees shall also have the non-exclusive right, along with other tenants of the Building and others authorized by Landlord, to use the Common Areas subject to such rules and regulations as Landlord may impose from time to time in its sole discretion provided the same are enforced in a non-discriminatory manner. Landlord makes no representation that the Premises are suitable for Tenant’s purposes.

B. Tenant’s Restrictions. Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy, the Premises or do or permit anything to be done in the Premises which: (i) causes or is liable to cause injury to persons, to the Building or its equipment, facilities or systems; (ii) impairs the character, reputation or appearance of the Building as a first class office building; (iii) impairs the proper and economic maintenance, operation and repair of the Building or its equipment, facilities or systems; (iv) would invalidate or increase the cost of any fire and extended coverage insurance policy covering the Building and/or the property located therein; or (v) violate any provision of the Declaration. Tenant shall comply with all rules, orders, regulations and requirements of any organization which sets out standards, requirements or recommendations commonly referred to by major fire insurance underwriters. Tenant shall promptly, upon demand, reimburse Landlord for any additional premium charges for any such insurance policy assessed or increased by reason of Tenant’s failure to comply with the provisions of this Article.

C. Tenant’s Compliance with Laws. Tenant shall, at Tenant’s sole cost and expense, keep and maintain the Premises, its use thereof and its business in compliance with all governmental laws, ordinances, rules and regulations now in force or which may hereafter be in force or effect. Tenant shall comply with all Laws relating to the Premises and Tenant’s use or occupancy thereof, including without limitation, Laws requiring the Premises to be closed on Sundays or any other days or hours and Laws in connection with the health, safety and building codes, and any permit or license requirements.

ARTICLE 7.

SERVICES

A. Climate Control.

Landlord shall furnish heat or air conditioning to the Premises during Normal Business Hours of the Building as set forth in Article 1, as required in Landlord’s reasonable judgment for the comfortable use and occupancy of the Premises. Provided that Tenant’s mechanical contractor correctly engineers the Premises, Landlord’s provision of heat and air conditioning within the following ranges will be deemed to satisfy the requirement for comfortable use and occupancy of the Premises set forth in the preceding sentence:

Winter outdoor condition:	20 degrees F dry bulb, ASHRAE 99 percentile.
Winter indoor condition:	70 degrees F plus or minus 3 degrees.

Summer outdoor condition:	91 degrees F dry bulb, ASHRAE 1 percentile, 77 degrees F wet bulb, ASHRAE 1 percentile.
Summer indoor condition:	75 degrees F plus or minus 3 degrees 50 percent relative humidity plus or minus 10 percent.

The Building system is designed with flexible multiple zones. Landlord acknowledges that Tenant will require that certain server areas in the Premises have 24 hour HVAC service provided by supplemental cooling units supplied by Tenant and that there will be no additional after hours HVAC charges for operating these supplemental units. If Tenant requires heat or air conditioning at time other than Normal Business Hours (“After Hours Services”), Landlord shall use reasonable efforts to furnish such After Hours Services upon at least twenty-four (24) hours advance notice by Tenant and Tenant shall pay [*] and [*] Dollars ($[*]) per hour for such After Hours Services, except as otherwise set forth above.

The performance by Landlord of its obligations under this Article is subject to Tenant’s compliance with the terms of this Lease including any connected electrical load established by Landlord. Tenant shall not use the Premises or any part thereof in a manner exceeding the heating, ventilating or air-conditioning (“HVAC”) design conditions (including any occupancy or connected electrical load conditions), including the rearrangement of partitioning which may interfere with the normal operation of the HVAC equipment, or the use of computer or data processing machines or other machines or equipment in excess of that normally required for a standard office use of the Premises. If any such use requires changes in the HVAC or plumbing systems or controls servicing the Premises or portions thereof in order to provide comfortable occupancy, such changes shall be determined by Tenant and Landlord.

B. Elevator Service. Landlord, during Normal Business Hours of the Building, shall furnish elevator service to Tenant to be used in common with others. At least one (1) elevator shall remain in service during all other hours. Landlord may designate a specific elevator for use as a service elevator.

C. Janitorial Services. Landlord shall provide janitorial and cleaning services to the Premises, substantially as described in Exhibit D attached hereto. Tenant shall pay to Landlord on demand the reasonable costs incurred by Landlord for (i) any cleaning of the Premises in excess of the specifications in Exhibit D for any reason, including, without limitation, cleaning required because of (a) misuse or neglect on the part of Tenant or Tenant’s agents, contractors, invitees, employees and customers, (b) the use of portions of the Premises for special purposes requiring greater or more difficult cleaning work

*	Confidential treatment requested; certain information omitted and filed separately with the SEC.

than office areas, (c) interior glass partitions or unusual quantities of interior glass surfaces, and (d) non-building standard materials or finishes installed by Tenant or at its request; and (ii) removal from the Premises of any refuse and rubbish of Tenant in excess of that ordinarily accumulated in general office occupancy or at times other than Landlord’s standard cleaning times.

D. Water and Electricity. Landlord shall make available domestic water in reasonable quantities to the Common Areas of the Building and cause electric service sufficient for lighting the Premises and for the operation of Ordinary Office Equipment. “Ordinary Office Equipment” shall mean office equipment wired for one hundred twenty (120) volt electric service and rated and using less than six (6) amperes or seven hundred fifty (750) watts of electric current or other office equipment approved by Landlord in writing; such approval shall not be unreasonably withheld. Landlord shall have the exclusive right to make any replacement of lamps, fluorescent tubes and lamp ballasts in the Premises. Landlord may adopt a system of relamping and ballast replacement periodically on a group basis in accordance with good management practice. Tenant’s use of electric energy or water in the Premises shall not at any time exceed the capacity of any of the risers, piping, electrical conductors and other equipment in or serving the Premises. In order to insure that such capacity is not exceeded and to avert any possible adverse effect upon the Building’s electric system, Tenant shall not, without Landlord’s prior written consent in each instance, connect appliances or heavy duty equipment, other than Ordinary Office Equipment, to the Building’s electric system or make any alteration or addition to the Building’s electric system. Should Landlord grant its consent in writing, which Landlord may refuse in its sole and absolute discretion, all additional risers, piping and electrical conductors or other equipment therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant within ten (10) days of Landlord’s demand therefor. As a condition to granting such consent, Landlord may require Tenant to agree to an increase in Monthly Base Rent to offset the expected cost to Landlord of such additional service, that is, the cost of the additional electric energy to be made available to Tenant based upon the estimated additional capacity of such additional risers, piping and electrical conductors or other equipment. If Landlord and Tenant cannot agree thereon, such cost shall be determined by an independent electrical engineer, to be selected by Landlord and paid equally by both parties.

E. Building, Building Systems and Compliance with Laws. Landlord represents, as of the date hereof, that (i) the Building is in good condition, (ii) all Building systems are in good working order and (iii) Landlord has not received any notice of a violation of Laws that remains uncured.

F. Interruptions. Landlord does not represent or warrant that any of the services referred to above, or any other services which Landlord may supply, will be free from interruption and Tenant acknowledges that any one or more of such services may be suspended by reason of accident, repairs, inspections, alterations or improvements necessary to be made, or by strikes or lockouts, or by reason of operation of law, or causes beyond the reasonable control of Landlord. Any interruption, reduction or discontinuance of service shall not render Landlord liable to Tenant for damages (except as otherwise specifically provided in this Lease) or relieve Tenant from performance of Tenant’s obligations under this Lease. Landlord shall however, exercise reasonable diligence to restore any service so interrupted.

Notwithstanding the foregoing, if any essential services to be supplied by Landlord under this Lease are interrupted, and such interruption has resulted from an act or omission of Landlord and as a result of such cessation of service, the Premises, or a material portion thereof, is rendered untenantable (meaning that Tenant is unable to use or gain reasonable access to the Premises, or such material portion thereof, in the normal course of its business) and Tenant provides written notice of such interruption to Landlord, Tenant shall be entitled to an abatement of a proportionate share of the Monthly Base Rent, allocable to the affected material portion of the Premises commencing on the third (3rd) consecutive business day of the interruption following the date on which Tenant notifies Landlord of the cessation of such service, and ending on the date such essential services are restored.

G. Intentionally Deleted.

H. Additional Installations. If any lights, machines or equipment (including but not limited to computers) are used by Tenant in the Premises which materially affect the temperature otherwise maintained by the air conditioning system, or generate substantially more heat in the Premises than would be generated by the building standard lights and Ordinary Office Equipment, Landlord shall have the right to install any machinery and equipment which Landlord reasonably deems necessary to restore temperature balance, including but not limited to modifications to the standard air conditioning equipment, and the cost thereof, including the cost of installation and any additional cost of operation and maintenance occasioned thereby, shall be paid by Tenant to Landlord upon demand by Landlord. Landlord shall not be liable under any circumstances for loss of or injury to property, however occurring, through or in connection with or incidental to failure to furnish any of the foregoing.

I. Access to Building. Tenant shall have access to the Building twenty-four (24) hours per day, seven (7) days per week, three hundred sixty-five (365) days per year, by means of an electric card access system. Upon initial occupancy, Tenant will be entitled to one (1) access card per employee. Thereafter, additional access cards may be obtained at the rate of Twenty Five and 00/100 Dollars ($25.00) per additional card.

ARTICLE 8.

INSURANCE

A. Required Insurance. Commencing on the earlier to occur of (a) the Lease Commencement Date or (b) the date on which Tenant shall first have access to the Premises (or any portion thereof) for the conduct of Tenant’s Work, Tenant, at its own cost and expense, shall maintain insurance policies, with responsible companies authorized to do business in the State of North Carolina and satisfactory to Landlord, naming Landlord, Landlord’s Building Manager, Cornerstone Real Estate Advisers LLC, Tenant and any mortgagee of Landlord, as their respective interests may appear, including: (i) a policy of standard fire, extended coverage and special extended coverage property insurance which shall be primary on the lease improvements referenced in Article 5 and Tenant’s property, including its goods, equipment and inventory, in an amount adequate to cover their replacement cost, including a vandalism and malicious mischief endorsement, and sprinkler leakage coverage; (ii) business interruption insurance covering loss of income and extra expense for at least twelve (12)

months covering the failure of Tenant’s telecommunications equipment and all other perils, failures or interruptions customarily covered by commercial insurance; (iii) commercial general liability insurance on an occurrence basis with limits of liability in an amount not less than Two Million Dollars ($2,000,000.00) limit for each occurrence, and Four Million Dollars ($4,000,000.00) in the annual aggregate; limits may be satisfied by a combination of general liability and umbrella liability policies. The commercial general liability policy shall include contractual liability which includes the provisions of Article 9 herein and (iv) Worker’s Compensation Coverage with statutory limits as required by law.

On or before the earlier to occur of (x) the Lease Commencement Date or (y) the date on which Tenant shall first have access to the Premises (or any portion thereof) for the conduct of Tenant’s Work, Tenant shall furnish to Landlord and its Building Manager, certificates of insurance evidencing the insurance coverage set forth above, including naming Landlord, Cornerstone Real Estate Advisers LLC and Landlord’s Building Manager as additional insureds. Renewal certificates must be furnished to Landlord prior to the expiration date of such insurance policies showing the above coverage to be in full force and effect.

The foregoing policy sets forth minimum limits of liability and Tenant’s procurement and maintenance thereof shall in no event limit the liability of Tenant under this Lease. All such insurance policies carried by Tenant shall be with companies having a rating of not less than A-VIII in Best’s Insurance Guide. All such policies shall be endorsed to agree that Tenant’s policy is primary and that any insurance covered by Landlord is excess and not contributing with any Tenant insurance requirement hereunder. Tenant agrees that if Tenant does not take out and maintain such insurance or furnish Landlord with renewals or binders, Landlord may (but shall not be required to) procure said insurance on Tenant’s behalf and charge Tenant the cost thereof, which amount shall be payable by Tenant upon demand with interest from the date such sums are extended. All such insurance shall provide that it cannot be canceled except upon thirty (30) days prior written notice to Tenant who will then be responsible to notify Landlord and Landlord’s Building Manager. Tenant shall comply with all rules and directives of any insurance board, company or agency determining rates of hazard coverage for the Premises, including but not limited to the installation of any equipment and/or the correction of any condition necessary to prevent any increase in such rates.

B. Landlord’s Insurance. Landlord shall maintain, during the Term of this Lease, All Risk property damage and commercial general liability insurance covering the Building and Common Areas. The All Risk property damage insurance policy shall cover all structures and improvements for full replacement value, with replacement cost endorsement, above foundation walls. The commercial general liability insurance shall insure against claims for bodily injury and property damage occurring in or about the Common Areas of the Building. Such insurance may be included in blanket policies carried by Landlord so long as such blanket policies do not reduce the amount of insurance available to pay any claim with respect to the Building.

C. Waiver of Subrogation. Landlord and Tenant each agree that neither Landlord nor Tenant will have any claim against the other for any loss, damage or injury which is covered by insurance carried by either party and for which recovery from such insurer is made, notwithstanding the negligence of either party in causing the loss, and each agree to have their respective insurers issuing the insurance described in this Article 8 waive any rights of subrogation that such companies may have against the other party. This release shall be valid only if the insurance policy in question permits waiver of subrogation or if the insurer agrees in writing that such waiver of subrogation will not affect coverage under said policy. Each party agrees to use commercially reasonable efforts to obtain such an agreement from its insurer if the policy does not expressly permit a waiver of subrogation.

D. Waiver of Claims. Except for claims arising from Landlord’s willful misconduct or negligence that are not covered by Tenant’s insurance required hereunder, Tenant waives all claims against Landlord for injury or death to persons, damage to property or to any other interest of Tenant sustained by Tenant or any party claiming, through Tenant resulting from: (i) any occurrence in or upon the Premises, (ii) leaking of roofs, bursting, stoppage or leaking of water, gas, sewer or steam pipes or equipment, including sprinklers, (iii) wind, rain, snow, ice, flooding, freezing, fire, explosion, earthquake, excessive heat or cold, or other casualty, (iv) the Building, Premises, or the operating and mechanical systems or equipment of the Building, being defective, or failing, and (v) vandalism, malicious mischief, theft or other acts or omissions of any other parties including, without limitation, other tenants, contractors and invitees at the Building. Tenant agrees that Tenant’s property loss risks shall be borne by its insurance, and Tenant agrees to look solely to and seek recovery only from its insurance carriers in the event of such losses. For purposes hereof, any deductible amount shall be treated as though it were recoverable under such policies. In no event will Landlord be responsible for any consequential damages incurred by Tenant, including but not limited to, lost profits or interruption of business as a result of any alleged default by Landlord hereunder.

ARTICLE 9.

INDEMNIFICATION

A. Tenant Indemnity of Landlord. Tenant shall defend, indemnify and hold harmless Landlord and its agents, successors and assigns, including its Building Manager, from and against any and all injury, loss, costs, expenses, liabilities, claims or damage (including attorneys’ fees and disbursements) to any person or property (i) to the extent arising from, related to, or in connection with any use or occupancy of the Premises by Tenant or (ii) arising from, related to, or in connection with any act or omission (including, without limitation, construction and repair of the Premises arising out of any Tenant’s Work or subsequent Alterations) of Tenant, its agents, contractors, employees, customers, and invitees, which indemnity extends to any and all claims arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease. This indemnification shall survive the expiration or termination of the Lease Term. Tenant hereby assumes all risk of damage to property or injury to persons in or about the Premises from any cause, and Tenant hereby waives all claims in respect thereof against Landlord.

B. Landlord Indemnity of Tenant. Landlord shall defend, indemnify and hold Tenant harmless from and against all claims, causes of action, liabilities, losses, costs and expenses to the extent arising from or in connection with any injury or other damage to any person or property resulting from any act or omission of Landlord, its agents, contractors, employees, and invitees, which indemnity extends to any and all claims arising from any breach or default in the performance of any obligation on Landlord’s part to be performed under the terms of this Lease.

C. Indemnity Limitations. The indemnity obligations set forth in Article 9.A. and Article 9.B. above shall not apply (i) to any costs or expenses not reasonably incurred by the indemnitee, or (ii) to any claims, causes of action, liabilities, losses, costs and expenses resulting from a default by the indemnitee hereunder.

D. Indemnitees; Acceptable Attorneys. Whenever, in this Article and throughout this Lease, Landlord or Tenant is required to defend, indemnify and hold the other harmless, such obligations shall extend to the successors, assigns, officers, partners, directors, employees and other agents of the indemnitee. In any instance where this Lease requires either party to defend the other, such defense shall involve an attorney or attorneys reasonably acceptable to the indemnitee.

E. Limitation on Liability. Landlord shall not be liable to Tenant for any damage by or from any act or negligence of any co-tenant or other occupant of the Building, or by any owner or occupants of adjoining or contiguous property. Landlord shall not be liable for any injury or damage to persons or property resulting in whole or in part from the criminal activities or willful misconduct of others. If caused by the negligence, fraud or willful misconduct of the Tenant or any of its agents, contractors, employees, customers, and invitees, Tenant agrees to pay for (i) property damage not covered by Landlords All Risk property insurance and (ii) damage to persons or property of other tenants or occupants thereof. Nothing contained herein shall be construed to relieve Landlord from liability for any personal injury resulting from its negligence, fraud or willful misconduct.

F. Surveillance. Tenant acknowledges that Landlord shall have no obligation to provide mechanical surveillance or to post security personnel in the Building. Landlord shall not be liable for losses due to theft, vandalism, or like causes. Tenant shall defend, indemnify, and hold Landlord harmless from any such claims made by any employee, licensee, invitee, contractor, agent or, other person whose presence in, on or about the Premises or the Building is attendant to the business of Tenant.

Notwithstanding anything contained herein to the contrary, Tenant shall have the right to reasonably use all security systems and equipment existing in the Building as of the Lease Commencement Date, including, without limitation, all alarms, cameras, locks and like equipment as well as to hire and post a security guard in the event Tenant so elects.

ARTICLE 10.

CASUALTY DAMAGE

Tenant shall promptly notify Landlord or the Building Manager of any fire or other casualty to the Premises, or, to the extent it knows of such damage, of any fire or other casualty to the Building. In the event the Premises, or any substantial part of the Building, is wholly or partially damaged or destroyed by fire or other casualty which is covered by Landlord’s insurance, Landlord will proceed to restore the same to substantially the same condition existing immediately prior to such damage or destruction unless Landlord notifies Tenant (the “Casualty Notice”) that such damage or destruction is incapable of repair or restoration within two hundred forty (240) days from commencement thereof as determined by Landlord’s architect. If the Building cannot be rebuilt or restored within two hundred forty (240) days Tenant may, by written notice given to the other party within twenty (20) days of Tenant’s receipt of the Casualty Notice, declare this Lease terminated as of the happening of such damage or destruction. To the extent after fire or other casualty that Tenant shall be deprived of the use and occupancy of the Premises or any portion thereof as a result of any such damage, destruction or the repair thereof, providing Tenant did not cause the fire or other casualty, Tenant shall be relieved of the same ratable portion of the Monthly Base Rent due under this Lease as the amount of damaged or useless space in the Premises bears to the rentable square footage of the Premises until such time as the Premises may be restored. Landlord shall reasonably determine the amount of damaged or useless space and the square footage of the Premises referenced in the prior sentence.

ARTICLE 11.

CONDEMNATION

In the event of a condemnation or taking of the entire Premises by a public or quasi-public authority, this Lease shall terminate as of the date title vests in the public or quasi-public authority. In the event of a taking or condemnation of fifteen percent (15%) or more (but less than the whole) of the Building and without regard to whether the Premises are part of such taking or condemnation, Landlord may elect to terminate this Lease by giving notice to Tenant within sixty (60) days of Landlord receiving notice of such condemnation. In the event of a partial taking as described in this Article, or a sale, transfer or conveyance in lieu thereof, which does not result in the termination of this Lease, Rent shall be apportioned according to the ratio that the part of the Premises remaining usable by Tenant bears to the total area of the Premises. All compensation awarded for any condemnation shall be the property of Landlord, whether such damages shall be awarded as a compensation for diminution in the value of the leasehold or to the fee of the Premises, and Tenant hereby assigns to Landlord all of Tenant’s right, title and interest in and to any and all such compensation. Providing, however that in the event this Lease is terminated, Tenant shall be entitled to make a separate claim for the taking of Tenant’s personal property (including fixtures paid for by Tenant), and for costs of moving. Notwithstanding anything herein to the contrary, any condemnation award to Tenant shall be available only to the extent such award is payable separately to Tenant and does not diminish the award available to Landlord or any Lender of Landlord and such award shall be limited to the amount of Rent actually paid by Tenant to Landlord for the period of time for which the award is given. Any additional portion of such award shall belong to Landlord. Tenant hereby waives any and all rights, imposed by law, statute, ordinance, governmental regulation or requirement of the United States, the State of North Carolina or any local government authority or agency or any political subdivision thereof, now or hereafter in effect, it might otherwise have to petition a court to terminate the Lease. If, after an event of condemnation, the Premises can no longer reasonably be used for Tenant’s purposes, Tenant shall have the right to terminate the Lease.

ARTICLE 12.

REPAIR AND MAINTENANCE; SIGNAGE AND NAMING RIGHTS

A. Tenant’s Obligations. Tenant shall keep the Premises in good working order, repair (and in compliance with all Laws now or hereafter adopted) and condition (which condition shall be neat, clean and sanitary) and shall make all necessary non-structural repairs thereto and any repairs to non-Building standard mechanical, HVAC, electrical and plumbing systems or components in or serving the Premises. Tenant’s obligations hereunder shall include, but not be limited to, Tenant’s trade fixtures and equipment, security systems, signs, interior decorations, floor-coverings, wall-coverings, entry and interior doors, interior glass, light fixtures and bulbs, keys and locks, and alterations to the Premises whether installed by Tenant or Landlord. Landlord may make any repairs which are not promptly made by Tenant after Tenant’s receipt of written notice and the reasonable opportunity of Tenant to make said repair within thirty (30) days from receipt of said written notice, and charge Tenant for the cost thereof, which cost shall be paid by Tenant thirty (30) days from invoice from Landlord. Tenant waives all rights to make repairs at the expense of Landlord, or to deduct the cost thereof from Rent.

B. Landlord’s Obligations. Landlord shall maintain, in a first-class condition consistent with similar office buildings in the Raleigh, North Carolina market, (i) the foundations, roof, perimeter walls and exterior windows and all structural aspects of the Building, and (ii) all nonstructural aspects of the Building which relate to the Common Areas or to more than one tenant’s premises, or which no tenant of the Building is required to maintain and repair, including all systems and facilities necessary for the operation of the Building and the provision of services and utilities as required herein (except to the extent that any of the foregoing items are installed by or on behalf of, or are the property of, Tenant). Landlord shall also make all necessary structural repairs to the Building and any necessary repairs to the Building standard mechanical, HVAC, electrical, and plumbing systems in or servicing the Premises (the cost of which shall be included in Operating Expenses under Article 4), excluding repairs required to be made by Tenant pursuant to this Article. Landlord shall have no responsibility to make any repairs unless and until Landlord receives written notice of the need for such repair or otherwise becomes aware. Landlord shall not be liable for any failure to make repairs or to perform any maintenance unless such failure shall persist for an unreasonable period of time after written notice of the need for such repairs or maintenance is received by Landlord from Tenant or after Landlord otherwise becomes aware. Landlord shall make every reasonable effort to perform all such repairs or maintenance in such a manner (in its judgment) so as to cause minimum interference with Tenant and the Premises but Landlord shall not be liable to Tenant for any interruption or loss of business pertaining to such activities. Landlord shall have the right to require that any damage caused by the willful misconduct of Tenant or any of Tenant’s agents, contractors, employees, invitees or customers, be paid for and performed by the Tenant (without limiting Landlord’s other remedies herein).

C. General Obligations. Alterations to the Premises required from time to time to comply with applicable laws, requirements of any board of property insurance underwriters or similar entity, or reasonable requirements of Landlord’s or Tenant’s insurers shall be made by the party to this Lease responsible for maintaining and repairing the applicable aspect of the Premises hereunder. Landlord warrants to Tenant that, as of the Original Premises Lease Commencement Date, all aspects of the Original Premises comprising the Base Building Condition shall comply with all applicable laws, with the requirements of Landlord’s insurers, and with the requirements of all boards of property insurance underwriters and similar entities.

D. Signs and Obstructions. Tenant shall not obstruct or permit the obstruction of lights, halls, Common Areas, roofs, parapets, stairways or entrances to the Building or the Premises and will not affix, paint, erect or inscribe any sign, projection, awning, signal or advertisement of any kind to any part of the Building or the Premises, including the inside or outside of the windows or doors, without the written consent of Landlord which shall not be unreasonably withheld. If such work is done by Tenant through any person, firm or corporation not approved by Landlord (such approval shall not be unreasonably withheld), or without the express written consent of Landlord, Landlord shall have the right to remove such signs, projections, awnings, signals or advertisements without being liable to the Tenant by reason thereof and to charge the cost of such removal to Tenant as Additional Rent, payable within thirty (30) days of Landlord’s demand therefor.

Notwithstanding anything contained herein to the contrary, Tenant, at no additional cost, shall be entitled to (i) Building-standard monument signage on Colonnade Center Drive, (ii) Building-standard signage throughout the first (1st) floor lobby and the interior of the Building, the exact specifications of which shall be mutually agreed upon by Landlord and Tenant. In addition, subject to Tenant’s receipt of the requisite governmental permits and approvals, Tenant, at its sole cost and expense, shall have the right to install Building parapet signage, pursuant to a signage plan mutually agreed upon by Landlord and Tenant. Landlord shall reasonably cooperate with Tenant’s efforts to obtain the necessary permits and approvals for any such Building parapet signage from the appropriate governmental authorities. Tenant shall be solely responsible for the maintenance, repair and replacement of any Building parapet signage installed under this Article 12.D. Upon the expiration or earlier termination of this Lease, Tenant, at its sole cost and expense, shall remove any parapet signage installed under this Article 12.D. and restore the affected areas of the Building to their original condition, reasonable wear and tear excepted.

E. Outside Services. Tenant shall not permit, except by Landlord or a person or company reasonably satisfactory to and approved by Landlord: (i) the extermination of vermin in, on or about the Premises; (ii) the servicing of heating, ventilating and air conditioning equipment; (iii) the collection of rubbish and trash other than in compliance with local government health requirements and in accordance with the rules and regulations established by Landlord, which shall minimally provide that Tenant’s rubbish and trash shall be kept in containers located so as not to be visible to members of the public and in a sanitary and neat condition; or (iv) window cleaning, janitorial services or similar work in or about the Premises.

F. Condition of Premises. Except as otherwise provided herein to the contrary, Tenant hereby agrees that the Premises shall be taken “as is,” “with all faults,” “without any representations or warranties,” and Tenant hereby acknowledges and agrees that it has investigated and inspected the condition of the Premises and the suitability of same for Tenant’s purposes, and Tenant does hereby waive and disclaim any objection to, cause of action based upon, or claim that its obligations hereunder should be reduced or limited because of the condition of the Premises or the Building or the suitability of same for Tenant’s purposes. Tenant acknowledges that neither Landlord nor any agent nor any employee of Landlord has made any representation or warranty with respect to the Premises or the Building or with respect to the suitability of either for the conduct of Tenant’s business and Tenant expressly represents and warrants that Tenant has relied solely on its own investigation and inspection of the Premises and the Building in its decision to enter into this Lease and let the Premises in an “As Is” condition. The existing leasehold improvements in the Premises as of the date of this Lease, together with the Initial Tenant Improvements (as defined in Exhibit B), are sometimes collectively referred to herein as the “Tenant Improvements.” The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Building were at such time in satisfactory condition.

Landlord reserves the right from time to time, but subject to payment by and/or reimbursement from Tenant as otherwise provided herein: (i) to install, use, maintain, repair, replace and relocate for service to the Premises and/or other parts of the Building pipes, ducts, conduits, wires, appurtenant fixtures, and mechanical systems, wherever located in the Premises or the Building, (ii) to alter, close or relocate any facility in the Premises or the Common Areas or otherwise conduct any of the above activities for the sole purpose of complying with a general plan for fire/life safety for the Building and (iii) to comply with any federal, state or local law, rule or order with respect thereto or the regulation thereof not currently in effect. Landlord shall attempt to perform any such work with the least inconvenience to Tenant as possible, but, except as otherwise expressly provided herein, in no event shall Tenant be permitted to withhold or reduce Rent or other charges due hereunder as a result of same or otherwise make claim against Landlord for interruption or interference with Tenant’s business and/or operations.

G. Naming Rights. Landlord and Tenant shall reasonably work together to rename the Building to include Tenant’s name.

ARTICLE 13.

INSPECTION OF PREMISES

Tenant shall permit the Landlord, the Building Manager and its authorized representatives to enter the Premises (i) at any time in the case of an emergency, (ii) with prior reasonable notice and subject to Tenant’s commercially reasonable security requirements, during Normal Business Hours of the Building or, upon reasonable prior notice, at other reasonable times, to show the Premises to prospective tenants (during the last 12 months of the Term), lenders, or other third parties, and (iii) at reasonable times (a) to inspect the Premises, (b) to clean the Premises, (c) to serve or post notices as provided by law or which Landlord deems necessary for the protection of Landlord or Landlord’s property, and/or (d) to make such repairs, improvements, alterations or additions in the Premises or in the Building as Landlord may deem necessary or appropriate. If Tenant shall not be personally present to open and permit an entry into the Premises at any time when such an entry is necessary or permitted hereunder, Landlord may enter by means of a master key or may enter forcibly, only in the case of an emergency, without liability to Tenant and without affecting this Lease.

ARTICLE 14.

SURRENDER OF PREMISES

Upon the expiration of the Term, or sooner termination of the Lease, Tenant shall quit and surrender to Landlord the Premises, broom clean, in good order and condition, normal wear and tear and damage by fire and other casualty which are Landlord’s obligation excepted. All Tenant Improvements and other fixtures, such as light fixtures and HVAC equipment (other than supplemental HVAC units, generators or other personal property installed by Tenant in the Premises), wall coverings, carpeting and drapes, in or serving the Premises, whether installed by Tenant or Landlord, shall be Landlord’s property and shall remain in the Premises, all without compensation, allowance or credit to Tenant. Any property not removed shall be deemed to have been abandoned by Tenant and may be retained or disposed of by Landlord at Tenant’s expense free of any and all claims of Tenant, as Landlord shall desire. All property not removed from the Premises by Tenant may be handled or stored by Landlord at Tenant’s expense and Landlord shall not be liable for the value, preservation or safekeeping thereof. At Landlord’s option all or part of such property may be conclusively deemed to have been conveyed by Tenant to Landlord as if by bill of sale without payment by Landlord. The Tenant hereby waives, to the maximum extent allowable, the benefit of all laws now or hereafter in force in the State of North Carolina or elsewhere exempting property from liability for rent or for debt.

ARTICLE 15.

HOLDING OVER

Should Tenant, without Landlord’s written consent, hold over after termination of this Lease, Tenant shall become a tenant at sufferance and any such holding over shall not constitute an extension of this Lease. Tenant shall pay Landlord, monthly and in advance, [*] percent ([*]%) of the higher of market rent for the Premises or the annual Rent that was payable immediately preceding the hold-over period, prorated on a per diem basis, for each day Tenant shall retain possession of the Premises or any part thereof after expiration or earlier termination of this Lease, together with all damages sustained by Landlord on account thereof and all other payments required to be made by Tenant hereunder. The foregoing provisions shall not serve as permission for Tenant to hold-over, nor serve to extend the Term (although Tenant shall remain bound to comply with all provisions of this Lease until Tenant vacates the Premises) and Landlord shall have the right at any time thereafter to enter and possess the Premises and remove all property and persons therefrom or to require Tenant to surrender possession of the Premises as provided in this Lease upon the expiration or earlier termination of the Term. If Tenant fails to surrender the Premises upon the expiration or termination of this Lease, Tenant agrees to indemnify, defend and hold harmless Landlord from all costs, loss, expense or liability, including without limitation, claims made by any succeeding tenant and real estate brokers’ claims and attorneys’ fees. No acceptance by Landlord of any Rent during or for any period following the expiration or termination of the Lease shall operate

*	Confidential treatment requested; certain information omitted and filed separately with the SEC.

or be construed as an extension or renewal of the Lease. Should Tenant remain in the Premises on a month-to-month basis with Landlord’s prior and express written approval, such month-to-month tenancy may be cancelled by either party with thirty (30) days’ prior written notice or such lesser time period as may be permitted by law.

ARTICLE 16.

SUBLETTING AND ASSIGNMENT; RIGHT TO “GO DARK”

A. Landlord’s Consent. Tenant shall not assign its interests hereunder, sublease all or any portion of the Premises (for purposes of this Lease, a license shall be deemed to be a sublease), or list the Premises or any part thereof as available for assignment or sublease with any broker or agent or otherwise advertise, post, communicate or solicit prospective assignees or subtenants through any direct or indirect means, or allow any other person to use or occupy any portion of the Premises, without the prior written consent of Landlord, which shall not be unreasonably withheld, except that Landlord shall not, under any circumstances, be obligated to consent to any assignment or subletting by Tenant by operation of law. Without limiting the generality of the foregoing, it shall be reasonable for Landlord to deny consent if:

(a) Intentionally deleted.

(b) The proposed assignee or subtenant will burden the Premises and/or Common Areas to an extent substantially disproportionate to typical tenants of the Building, whether through disproportionate demand for landlord services or utilities, disproportionate bearing weights on floor areas, disproportionate parking requirements, deterioration of floors or other elements of the Building, or otherwise.

(c) The proposed assignee or subtenant intends to make substantial alterations to the Premises which would, in Landlord’s reasonable judgment, result in a material net decrease in the value of the Premises as improved.

(d) The proposed assignee’s or subtenant’s use of the Premises will not, in Landlord’s reasonable judgment, be compatible with the uses of the other tenants in the Building or will be appropriate for a Class A office building.

(e) The use to be made of the Premises by the proposed transferee is (1) not generally consistent with the character and nature of all other tenancies in the Building, or (2) a use which would be prohibited by any other portion of this Lease (including, but not limited to, any rules and regulations then in effect).

(f) The proposed transferee is either a governmental agency or instrumentality thereof.

(g) The proposed transferee: (1) has an anticipated use of the Premises involving the generation, storage, use, treatment, or disposal of Hazardous Material; (2) has been required by any prior landlord, lender, or governmental authority to take remedial action in connection with Hazardous Material contaminating a property if the contamination resulted from such transferee’s actions or use of the property in question; or (3) is subject to an enforcement order issued by any governmental authority in connection with the use, disposal, or storage of a Hazardous Material.

Notwithstanding anything contained herein to the contrary, no assignee of the original Tenant named herein shall have the right to exercise the Extension Options granted herein unless and until Landlord determines, in its sole but reasonable judgment, that the financial strength of said assignee, both in terms of net worth and in terms of reasonably anticipated cash flow over the Lease term, is sufficient to satisfy all of its obligations including, but not limited to, its obligations pursuant to this Lease.

With respect to any proposed assignment or subleasing requiring Landlord’s consent, Tenant shall submit to Landlord in writing, at least fifteen (15) days prior to the effective date of the assignment or sublease, (A) a notice of application to assign or sublease, setting forth the proposed effective date, which shall be not less than fifteen (15) or more than one hundred eighty (180) days after the delivery of such notice; (B) the name of the proposed transferee; (C) the nature of the proposed transferee’s business to be carried on in the Premises; (D) the terms of the proposed sublease or assignment; and (E) a current financial statement of the proposed transferee. Tenant shall not submit any such application to Landlord until Tenant has received a bona fide offer from the proposed transferee, and Tenant shall furnish Landlord, in addition to the foregoing, with all other information reasonably required by Landlord with respect to such transfer and transferee. Any transfer (or sequence of transfers resulting, in the aggregate, in the transfer) of fifty percent (50%) or more of the beneficial ownership of Tenant shall constitute an assignment for purposes of this Article.

B. Transfers Not Requiring Consent. Notwithstanding the foregoing, Landlord’s consent shall not be required with respect to any assignment or sublease to an entity which: (i) wholly owns Tenant or wholly owns the entity which wholly owns Tenant (in either case, a “Parent”); or (ii) is wholly owned by Tenant or a Parent; or (iii) is wholly owned by an entity which is wholly owned by Tenant or a Parent. With respect to any assignment or subletting to which Landlord’s consent is not required, the following provisions shall apply:

(a) Tenant shall give Landlord written notice of the assignment or subletting no less than forty-five (45) days prior to the effective date thereof, which notice shall set forth the identity of the proposed transferee, the reason(s) why Landlord’s consent is not required, and the nature of the proposed transferee’s business to be carried on in the Premises.

(b) Tenant shall furnish Landlord (1) no less than thirty (30) days prior to the effective date of the assignment or subletting, with a current financial statement of the proposed transferee reasonably acceptable to Landlord, and (2) within three (3) days following Landlord’s demand, with all other information reasonably requested by Landlord with respect to such transferee.

Any assignment or subletting to which Landlord’s consent is not required and with respect to which the provisions of this Article 16.B. are not complied with shall, at Landlord’s option, be void.

Notwithstanding anything in this Lease to the contrary, merger, consolidation or sale of all of the assets or stock of Tenant in connection with Tenant’s business purposes, and not for the purpose of avoiding Tenant’s obligations under this Lease, shall not be deemed an assignment hereunder.

C. Procedure. Except for transfers under Article 16.B. above, Landlord shall notify Tenant within thirty (30) days from the submission of the aforesaid information as to Landlord’s choice, at Landlord’s sole discretion, of the following options:

(i) That Landlord consents to a subleasing of the Premises or assignment of the Lease to such replacement tenant provided that Tenant shall remain fully liable for all of its obligations and liabilities under this Lease and provided further that Landlord shall be entitled to [*] percent ([*]%) of any profit obtained by Tenant from such subletting or assignment after deducting Tenant’s reasonable costs of transfer including brokerage, legal and tenant improvement costs (such [*]% hereinafter referred to as, “Net Revenue”); or

(ii) That Landlord declines to consent to such sublease or assignment due to insufficient or unsatisfactory documentation furnished to Landlord to establish Tenant’s reputation, financial strength and proposed use of and operations upon Premises.

D. Net Revenues.

(i) Sublease Revenues. In the event that Tenant subleases all or any portion of the Premises and the total of all amounts payable to Tenant for any month under any such sublease exceeds the total of all amounts payable to Landlord hereunder for such month for the same space, such Net Revenue received by Tenant for any month shall be paid to Landlord within five (5) business days thereafter.

(ii) Assignment Revenues. In the event that Tenant assigns this Lease with respect to all or any portion of the Premises (the “Assigned Premises”), Tenant shall pay to Landlord the Net Revenue.

E. Continuing Liability; Voidable Transfers. No assignment of this Lease (other than an assignment to Landlord resulting from Landlord’s right of recapture), and no subletting of all or any portion of the Premises, shall release Tenant or any guarantor with respect to any post-transfer obligations, unless Landlord agrees otherwise in writing in its absolute discretion and any such assignment or sublease shall, at Landlord’s option, be void in the event that Tenant and each such guarantor, if any, does not expressly acknowledge and affirm its continuing liability in form and substance reasonably satisfactory to Landlord. The continuing liability of the assigning Tenant shall be primary, and Landlord shall be entitled to exercise its rights and remedies against any such assignor with respect to any Tenant Default without exhausting its rights and remedies against any successor of such assignor. In the event that it is ever held, notwithstanding the contrary intention of the parties hereto, that any such assignor’s continuing liability is

*	Confidential treatment requested; certain information omitted and filed separately with the SEC.

that of a guarantor (rather than primary), Tenant hereby waives any and all suretyship rights and defenses to which it would otherwise be entitled in connection with such continuing liability. Notwithstanding the foregoing, in the event that, following any assignment (other than an assignment described in Article 16.B. above), Landlord and such assignee modify this Lease in such a way as to increase Tenant’s total obligations hereunder, neither the assigning Tenant nor any guarantor whose guaranty pre-dated such assignment shall be liable for the incremental portion of Tenant’s obligations corresponding to such increase. The acceptance of any assignment by an assignee shall automatically constitute the assumption by such assignee of all obligations of Tenant with respect to the Assigned Premises that accrue following the assignment; provided, however, that any assignment of this Lease shall, at Landlord’s option, be void in the event that the assignee does not expressly acknowledge and affirm the effectiveness of the foregoing assumption in form and substance reasonably satisfactory to Landlord. Any assignment or subletting by Tenant to which Landlord’s consent is required but not obtained shall, at Landlord’s option, be void.

F. Other Provisions Applicable to Transfers. No assignment or subletting shall be deemed to modify any provision of this Lease, with respect to permitted or restricted uses of the Premises or otherwise, unless Landlord then agrees otherwise in writing in its absolute discretion. Tenant shall promptly furnish Landlord with a copy of each executed assignment or sublease, and with copies of any supplements or modifications thereto which may be executed from time to time.

G. Assignment of Sublease Revenues. Tenant hereby assigns to Landlord all of Tenant’s right, title and interest in and to all revenues from each sublease of all or any portion of the Premises; provided, however, that Landlord hereby grants Tenant a license, which shall remain in effect so long as no Tenant default remains uncured, to collect all such revenues (subject to Tenant’s obligation to deliver certain of such revenues to Landlord under this Article). Upon the occurrence of any Tenant default, Landlord may revoke such license by written notice to Tenant and may, by written notice to any subtenant of Tenant, demand that such subtenant pay all such revenues directly to Landlord. In such event, Tenant hereby irrevocably authorizes and directs any such subtenant to pay such revenues to Landlord, and further agrees: (i) that any such subtenant shall be obligated and entitled to pay such revenues to Landlord notwithstanding any contrary contentions or instructions later received from Tenant; and (ii) that no such subtenant shall have any liability to Tenant for any such revenues paid to Landlord in accordance with the foregoing. Landlord shall not be entitled to use or enjoy any such revenues except for the purpose of applying such revenues against unfulfilled obligations of Tenant hereunder with respect to which the applicable cure periods have expired, or to reimburse Landlord for costs reasonably incurred as a result of any Tenant default, or to compensate Landlord for other losses suffered by Landlord as a result of any Tenant default. Any such revenues remaining in Landlord’s possession following the cure of all Tenant defaults and the reimbursement of all such costs and losses shall be delivered to Tenant upon demand. No such notice to any subtenant or receipt of revenues from any subtenant shall be deemed to constitute either (1) Landlord’s consent to such sublease or (2) the assumption by Landlord of any obligation of Tenant under such sublease, nor shall any such notice or receipt create privity of contract between Landlord and the applicable subtenant or be construed as a nondisturbance or similar agreement between Landlord and such subtenant.

H. Transfers by Subtenants. The provisions of this Article shall also apply to assignments and subleases by subtenants, sub-subtenants and so on.

I. Encumbrance. Tenant shall not assign its interests hereunder as security for any obligation without Landlord’s prior written consent, which may be withheld in Landlord’s absolute discretion, and any such assignment without such consent shall, at Landlord’s option, be void.

J. Transfer Fee. Whether or not Landlord consents to any such transfer, Tenant shall pay to Landlord Landlord’s then standard processing fee and reasonable attorneys’ fees incurred in connection with the proposed transfer up to the aggregate sum of One Thousand Five Hundred and 00/100 Dollars ($1,500.00).

K. Form of Sublease Consent. Any consent by Landlord in accordance with the provisions of this Article shall be provided in the form attached hereto as Exhibit C.

L. Right to “Go Dark”. Notwithstanding anything contained herein to the contrary, Tenant (or its permitted assignee or sublessee hereunder) shall have the right to cease the conduct of business in the Premises (or, as the case may be, not commence the conduct of business therein) at any time during the Lease Term without Tenant being deemed to be in default under this Lease, provided that (i) Tenant shall continue to pay all Rent that becomes due and payable under this Lease, in accordance with the terms and conditions set forth herein, (ii) Tenant shall continue to satisfy all of its other obligations under this Lease, in accordance with the terms and conditions set forth herein, and (iii) Tenant shall comply with Landlord’s reasonable requirements with respect to the cessation of Tenant’s business operations in the Premises.

ARTICLE 17.

SUBORDINATION, NON-DISTURBANCE, ATTORNMENT AND

MORTGAGEE PROTECTION

This Lease is subject and subordinate to all Mortgages (as hereinafter defined) now or hereafter placed upon the Building, and all other encumbrances and matters of public record applicable to the Building, including without limitation, any reciprocal easement or operating agreements, ground or underlying leases, covenants, conditions and restrictions and Tenant shall not act or permit the Premises to be operated in violation thereof. Notwithstanding the foregoing, said subordination shall be conditioned on Tenant’s receipt of a customary SNDA agreement from Landlord’s lender as more particularly set forth below. Landlord shall have the right to cause this Lease to be and become and remain subject and subordinate to any and all ground or underlying leases or Mortgages which may hereafter be executed covering the Premises, the Building or the property or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof; provided, however, that Landlord shall use reasonable efforts to obtain from any Lender or other party in question a written undertaking in favor of Tenant to the effect that such Lender or other party will not disturb Tenant’s right of possession under this Lease if Tenant is not then or thereafter in breach of any covenant or provision of this Lease and otherwise substantially in the form attached hereto as Exhibit G which Tenant agrees, within ten (10) days after Landlord’s written request therefor, to execute, acknowledge and deliver upon request. To the extent not expressly prohibited by Law, Tenant waives the provisions of any Law now or hereafter adopted which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease or Tenant’s obligations hereunder if such foreclosure or power of sale proceedings are initiated, prosecuted or completed.

ARTICLE 18.

ESTOPPEL CERTIFICATE

Either party shall from time to time, upon written request by the other, execute, acknowledge and deliver to the requesting party (or the lender of the requesting party, as the case may be), within ten (10) business days after receipt of such request, a statement in writing certifying, without limitation: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, identifying such modifications and certifying that the Lease, as modified, is in full force and effect); (ii) the dates to which Rent and any other charges have been paid; (iii) that the requesting party is not in default under any provision of this Lease (or if the requesting party is in default, specifying each such default) and that no events or conditions exist which, with the passage of time or notice or both, would constitute a default on the part of the requesting party hereunder; (iv) the address to which notices to the non-requesting party shall be sent; (v) the amount of Tenant’s security deposit; it being understood that any such statement so delivered may be relied upon in connection with any lease, mortgage or transfer and (vi) such other factual matters as the requesting party may reasonably request. Tenant shall be able to request (and Landlord shall agree to deliver to Tenant’s lender) an agreement whereby Landlord shall allow Tenant’s lender to enter the Premises to remove its collateral within a reasonable period of time and Landlord shall waive any security interest it may have in such collateral.

ARTICLE 19.

DEFAULTS

A. Tenant Defaults: The occurrence of any of the following shall constitute a “default” by Tenant hereunder:

(i) Tenant fails to pay when due any installment or other payment of Rent or any other amount owing to Landlord, and such failure continues for five (5) days after receipt of written notice thereof given by or on behalf of Landlord provided, however, that notice relating to Tenant’s failure to pay Monthly Base Rent shall only be required two (2) times per any twelve (12) month period and thereafter no notice shall be required in connection therewith prior to the same constituting a default; or

(ii) Tenant fails to keep in effect any insurance required to be maintained hereunder, and such failure continues for thirty (30) days after notice thereof given by or on behalf of Landlord; or

(iii) Tenant or any guarantor hereunder becomes insolvent, makes an assignment for the benefit of creditors, files a voluntary petition in bankruptcy or an involuntary petition in bankruptcy is filed against Tenant which petition is not dismissed within sixty (60) days of its filing; or

(iv) Tenant fails to cause to be released any mechanic’s liens filed against the Premises or the Building within twenty (20) days after the date the same shall have been filed or recorded; or

(v) Tenant fails to observe or perform according to the provisions of Article 17 or 18 within the time periods specified in such Articles; or

(vi) A receiver is appointed for Tenant’s business or assets and the appointment of such receiver is not vacated within sixty (60) days after such appointment; or

(vii) Tenant fails to perform or observe any of the other covenants, conditions or agreements contained herein on Tenant’s part to be kept or performed or breaches a representation made hereunder, and such failure shall continue for thirty (30) days after notice thereof is given by or on behalf of Landlord, or if such default is curable but cure cannot reasonably be effected within such thirty (30) day period, such default shall not be a default hereunder so long as Tenant promptly commences cure within ten (10) days and thereafter diligently prosecutes such cure to completion; or

(viii) Except for transfers under Article 16, if the interest of Tenant or any guarantor hereunder shall be offered for sale or sold under execution or other legal process if Tenant makes any transfer, assignment, conveyance, sale, pledge, disposition of all or a substantial portion of Tenant’s property; or

(ix) The chronic delinquency by Tenant in the payment of Monthly Base Rent, or any other periodic payments required to be paid by Tenant under the Lease.

As used in subsection (ix) above, the term “chronic delinquency” shall mean failure by Tenant to pay Rent, or any other periodic payments required to be paid by Tenant under this Lease within five (5) days after written notice thereof for any three (3) months (consecutive or nonconsecutive) during any twelve (12) month period. This provision shall in no way modify Tenant’s obligation to pay Rent on the first (1st) day of the month.

All notices required to be given under this Article 19.A. shall be in lieu of, and not in addition to any notice requirements imposed by law, statute, ordinance, governmental regulation or requirement of the United States, the State of North Carolina or any local government authority or agency or any political subdivision thereof, now or hereafter in effect.

If Tenant or any guarantor hereunder files a voluntary petition pursuant to the United States Bankruptcy Reform Act of 1978, as the same may be from time to time be amended (the “Bankruptcy Code”), or take the benefit of any insolvency act or be dissolved, or if an involuntary petition or proceeding for dissolution or liquidation is filed against Tenant pursuant to the Bankruptcy Code and said petition is not dismissed within sixty (60) days after such filing, or if a proceeding for the appointment of a trustee or a receiver is commenced for Tenant’s business or all or a portion of its assets and the appointment of such receiver is not vacated within sixty (60) days after such appointment, or if it shall make an assignment for the benefit of its creditors, then Landlord shall have all of the rights provided for in the event of nonpayment of the Rent. Tenant hereby stipulates to the lifting of the automatic stay in effect and relief from such stay in the event Tenant files a petition under the Bankruptcy Code, for the purpose of Landlord pursuing its rights and remedies against Tenant and/or a guarantor under this Lease.

B. Landlord Defaults. If any alleged default on the part of the Landlord hereunder occurs, Tenant shall give written notice to Landlord in the manner herein set forth and shall afford Landlord an opportunity to cure any such default within thirty (30) days, or if such default is curable but cure cannot reasonably be effected within such thirty (30) day period, such default shall not be a default hereunder so long as Landlord promptly commences cure and thereafter diligently prosecutes such cure to completion. In addition, Tenant shall send notice of such default by certified or registered mail, postage prepaid, to the holder of any Mortgage whose address Tenant has been provided in writing, and shall afford such Mortgage holder a reasonable opportunity to cure any alleged default on Landlord’s behalf. In no event will Landlord be responsible for any consequential damages incurred by Tenant, including but not limited to, lost profits or interruption of business as a result of any alleged default by Landlord hereunder. All defaults by Tenant of any covenant or condition of this Lease shall be deemed by the parties hereto to be material.

ARTICLE 20.

REMEDIES

A. Landlord Remedies. The remedies provided Landlord under this Lease are cumulative. Upon the occurrence of any default by Tenant, and in addition to any and all other rights provided a landlord under law or equity for breach of a lease or tenancy by a tenant, Landlord shall have the right to pursue one or more of the following remedies:

(i) Landlord may serve notice on Tenant that the Term and the estate hereby vested in Tenant and any and all other rights of Tenant hereunder shall cease on the date specified in such notice and on the specified date this Lease shall cease and expire as fully and with the effect as if the Term had expired for passage of time.

(ii) Without terminating this Lease in case of a default or if this Lease shall be terminated for default as provided herein, Landlord may re-enter the Premises only by means of summary legal process, remove Tenant, or cause Tenant to be removed from the Premises in such manner as Landlord may deem advisable, with or without legal process, and using such reasonable force as may be necessary. In the event of re-entry without terminating this Lease, Tenant shall continue to be liable for all Rents and other charges accruing or coming due under this Lease which Rent shall automatically accelerate and become immediately due and payable less to reasonable rental value of the premises for the balance of the term.

(iii) If Landlord, without terminating this Lease, shall re-enter the Premises or if this Lease shall be terminated as provided in subsection (i) above:

(a) All Rent due from Tenant to Landlord shall thereupon become due and shall be paid up to the time of re-entry, dispossession or expiration, together with reasonable costs and expenses (including, without limitation, attorneys’ fees) of Landlord and without benefit of valuation and appraisement laws which Tenant hereby waives;

(b) Landlord, without any obligation to do so, may relet the Premises or any part thereof for a term or terms which may at Landlord’s option be less than or exceed the period which would otherwise have constituted the balance of the Term and may grant such concessions in reletting as Landlord, in the exercise of its reasonable business judgment, deems desirable. In connection with such reletting, Tenant shall be liable for all costs of the reletting including, without limitation, rent concessions, leasing commissions, legal fees and repair costs; and

(c) If Landlord shall have terminated this Lease, Tenant shall also be liable to Landlord for all damages provided for at law and under this Lease resulting from Tenant’s breach, including, without limitation, the difference between the aggregate Rents reserved under the terms of this Lease for the balance of the Term together with all other sums payable hereunder as Rent for the balance of the Term, less the fair rental value of the Premises for that period determined as of the date of such termination. For purposes of this subsection (c), Tenant shall be deemed to include any guarantor or surety of the Lease.

(iv) Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations (and with the understanding that Landlord is under no obligation to relet the Premises under any condition so long as there is comparable space available in the Building for lease).

(v) Whether or not Landlord terminates this Lease, Landlord shall have the right, as Landlord chooses in its absolute discretion, (a) to terminate any or all subleases, licenses, concessions and other agreements entered into by Tenant in connection with its occupancy of the Premises and/or (b) to maintain any or all such agreements in effect and succeed to Tenant’s interests in connection therewith (in which event Tenant shall cease to have any interest in any such agreement).

(vi) Attorneys’ Fees.

(a) In any action to enforce the terms of this Lease, including any suit by Landlord for the recovery of Rent or possession of the Premises, the losing party shall reimburse the successful party for its reasonable attorneys’ fees incurred in such suit and such attorneys’ fees shall be deemed to have accrued prior to the commencement of such action and shall be paid whether or not such action is prosecuted to judgment.

(b) Should Landlord, without fault on Landlord’s part, be made a party to any litigation instituted by Tenant or by any third party against Tenant, or by or against any person holding under or using the Premises by license of Tenant, or for the foreclosure of any lien for labor or material furnished to or for Tenant or any such other person or otherwise arising out of or resulting from any act or transaction of Tenant or of any such other person, Tenant covenants to save and hold Landlord harmless from and against any judgment rendered against Landlord or the Premises or any part thereof and from and against all costs and expenses, including reasonable attorneys’ fees, incurred by Landlord in connection with such litigation.

(viii) In addition to the above, Landlord shall have any and all other rights provided a landlord at law or in equity, including, but not limited to, those remedies provided for by laws, statutes, ordinances, governmental regulations or requirements of the United States, the State of North Carolina or any local government authority or agency or any political subdivision thereof, now or hereafter in effect, for breach of a lease or tenancy by a tenant. Except as provided in Article 15 hereof, in no event shall Tenant be liable to Landlord for consequential damages hereunder.

(ix) Notwithstanding the foregoing, Landlord shall use reasonable efforts to re-let the Premises after Tenant vacates the Premises after this Lease is terminated on account of a default by Tenant. For the purposes of this paragraph, marketing of the Premises in a manner similar to the way Landlord and its affiliates markets its other premises shall be deemed to satisfy Landlord’s obligation to use such “reasonable efforts.” In no event shall Landlord be required (i) to solicit or entertain negotiations with any other prospective tenants for the Premises until Landlord obtains full and complete possession of the Premises including, without limitation, the undisputed right to re-let the Premises free of any claim of Tenant, (ii) to lease the Premises to a tenant whose proposed use, in Landlord’s bona fide judgment, would violate any restrictions by which Landlord is bound, (iii) to lease the Premises for a rental less than the current fair market rental then prevailing for similar space, or (iv) to enter into a lease with any proposed tenant that does not have, in Landlord’s reasonable opinion, sufficient financial resources to satisfy its Lease and other obligations. In no event, however, shall Tenant’s liability hereunder be diminished or reduced if or to the extent such reasonable efforts of Landlord to re-let are not successful.

(x) TO THE EXTENT PERMITTED BY LAW, TENANT HEREBY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY CLAIM, ACTION PROCEEDING OR COUNTERCLAIM BY EITHER LANDLORD OR TENANT AGAINST THE OTHER OR ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, AND/OR TENANT’S USE OR OCCUPANCY OR THE PREMISES.

B. Tenant Remedies. Upon the occurrence of any default by Landlord, Tenant shall, except as otherwise expressly provided herein, have all rights and remedies provided hereunder, by law and in equity from time to time; provided, however, that Tenant shall in no event have the right to terminate this Lease except as expressly provided herein or as provided by law or in equity.

If Landlord shall fail to perform any act on its part to be performed hereunder, and such failure shall continue beyond any applicable cure period set forth in this Lease, Tenant may, but shall not be obligated to, without waiving or releasing Landlord from any obligations of Landlord, perform any such act on Landlord’s part to be performed as is in this Lease provided. Unless Landlord contests Tenant’s exercise of self-help in accordance with the succeeding paragraph, all reasonable costs shall be reimbursed to Tenant within thirty (30) days of receiving a request for same together with reasonably detailed back-up documentation.

Notwithstanding the foregoing, Landlord may contest, in good faith, its obligation to perform any such act and therefore Tenant’s right of self-help with respect thereto (a “Contest”) by delivering written notice to Tenant of such Contest prior to the expiration of any applicable cure period set forth in this Lease. The parties agree to attempt in good faith to settle the Contest by negotiation, mediation or otherwise and Tenant shall not exercise any self-help right pending such resolution.

ARTICLE 21.

QUIET ENJOYMENT

Landlord covenants and agrees with Tenant that so long as Tenant pays Rent and observes and performs all the terms, covenants, and conditions of this Lease on Tenant’s part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises subject, nevertheless, to the terms and conditions of this Lease, and Tenant’s possession will not be disturbed by anyone claiming by, through, or under Landlord.

ARTICLE 22.

ACCORD AND SATISFACTION

No payment by Tenant or receipt by Landlord of an amount less than full payment of Rent then due and payable shall be deemed to be other than on account of Rent then due and payable, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided for in this Lease or available at law or in equity.

ARTICLE 23.

SECURITY DEPOSIT

To secure the full and faithful performance by Tenant of all of the covenants, conditions and agreements set forth in this Lease to be performed by it, including, without limitation, the foregoing such covenants, conditions and agreements in this Lease which become applicable upon its termination by re-entry or otherwise, Tenant has deposited with Landlord the sum shown in Article 1 as a security deposit (together with any interest earned thereon, the “Security Deposit”) on the understanding:

(i) that the Security Deposit or any portion thereof may be applied to the curing of any default that may exist, including but not limited to a breach for failure to pay Rent, without prejudice to any other remedy or remedies which Landlord may have on account thereof, and upon such application Tenant shall pay Landlord on demand the amount so applied which shall be added to the Security Deposit so the same will be restored to its original amount;

(ii) that should the Premises be conveyed by Landlord, the Security Deposit or any balance thereof may be turned over to the Landlord’s grantee, and if the Security Deposit is turned over to such grantee, Tenant hereby releases Landlord from any and all liability with respect to the Security Deposit and its application or return, and Tenant agrees to look solely to such grantee for such application or return;

(iii) that Landlord shall place the Security Deposit in an interest bearing account provided, however, that the specific account shall be at Landlord’s discretion and that no particular rate of interest is guaranteed;

(iv) that the Security Deposit shall not be considered an advance payment of Rent or a measure of damages for any default by Tenant, nor shall it be a bar or defense to any actions by Landlord against Tenant;

(v) intentionally deleted;

(vi) that if Tenant shall faithfully perform all of the covenants and agreements contained in this Lease on the part of the Tenant to be performed, and provided there exists no event of default by Tenant, past any applicable cure period, hereunder, the Security Deposit or any then remaining balance thereof, shall be returned to Tenant, without interest, within thirty (30) days after the expiration of the Term, provided that subsequent to the expiration of this Lease, Landlord may retain from the Security Deposit: (a) an amount reasonably estimated by Landlord to cover potential Operating Expense reconciliation payments due with respect to the calendar year in which this Lease terminates or expires (such amount so retained shall not, in any event, exceed [*] percent ([*]%) of estimated Operating Expense payments due from Tenant for such calendar year through the date of expiration or earlier termination of this Lease and any amounts so retained and not applied to such reconciliation shall be returned to Tenant within thirty (30) days after Landlord’s delivery of the statement for such calendar year); (b) any and all amounts reasonably estimated by Landlord to cover the anticipated costs to be incurred by Landlord to remove any signage provided to Tenant under this Lease and to repair any damage caused by such removal (in which case any excess amount so retained by Landlord shall be returned to Tenant within thirty (30) days after such removal and repair); and (c) any and all amounts permitted by law or this Article 23 (collectively hereinafter referred to as the “Contingent Amount”). In the event Tenant has posted a Letter of Credit (as hereinafter defined) instead of cash, Tenant, at its option, may substitute cash at the expiration of the Term in an amount sufficient to satisfy the Contingent Amount, which amount shall be determined by Landlord, in its sole discretion. Tenant hereby waives any and all provisions of law, now or hereafter in effect in the State of North Carolina or any local government authority or agency or any political subdivision thereof, that limit the types of defaults for which a landlord may claim sums from a security deposit, it being agreed that Landlord, in addition, may claim those sums specified in this Article 23 above and/or those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the acts or omissions of Tenant or any officer, employee, agent, contractor or invitee of Tenant. Tenant further covenants that it will not assign or encumber the money deposited herein as a Security Deposit and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

*	Confidential treatment requested; certain information omitted and filed separately with the SEC.

(vii) that, at Tenant’s option at any time during the Term of this Lease, the Security Deposit may be in the form of a letter of credit. In such event, Tenant, simultaneously with the execution of this Lease (or, if Tenant shall subsequently elect to post the Letter of Credit in lieu of the existing cash Security Deposit, at the time of such election, with Landlord hereby agreeing to refund the cash Security Deposit upon receipt of the acceptable Letter of Credit), shall deliver to Landlord (as beneficiary) a standby letter of credit (the “Letter of Credit”), in form and content satisfactory to Landlord, with a copy to Landlord’s attorney. The Letter of Credit shall be, among other things:

(1)	subject to International Standby Practices 1998, International Chamber of Commerce Publication No. 590;

(2)	irrevocable and unconditional;

(3)	in the amount of the required Security Deposit;

(4)	conditioned for payment solely upon presentation of the Letter of Credit and a sight draft certifying to the issuer of the Letter of Credit the existence of such grounds or circumstances upon which Landlord is permitted to make such draw, and

(5)	transferable one (1) or more times by Landlord without the consent of Tenant.

The Letter of Credit shall be issued by a member of the New York Clearing House Association or a commercial bank or trust company satisfactory to Landlord, having banking offices at which the Letter of Credit may be drawn upon in Raleigh, North Carolina or Hartford, Connecticut and a net worth reasonably acceptable to Landlord. The Letter of Credit shall expire not earlier than twelve (12) months after the date of delivery thereof to Landlord and shall provide that same shall be automatically renewed for successive twelve (12) month periods through a date which is not earlier than sixty (60) days after the expiration date, or any renewal or extension thereof, unless written notice of non-renewal has been given by the issuing bank to Landlord and Landlord’s attorney by registered or certified mail, return receipt requested, not less than sixty (60) days prior to the expiration of the current period. If the issuing bank does not renew the Letter of Credit, and if Tenant does not deliver a substitute Letter of Credit or cash in lieu thereof at least thirty (30) days prior to the expiration of the current period, then in addition to its rights granted under this Lease, Landlord shall have the right to draw on the existing Letter of Credit and maintain such funds as a cash security deposit. With respect to draws on the Letter of Credit:

(A)	Landlord may use, apply, or retain the proceeds of the Letter of Credit to the same extent that Landlord may use, apply, or retain the cash Security Deposit, as set forth above in this Section or elsewhere in this Lease;

(B)	Landlord may draw on the Letter of Credit, in whole or in part, from time to time, at Landlord’s election, to the same extent that Landlord may draw on the cash Security Deposit, as set forth above in this Section or elsewhere in this Lease; and

(C)	If Landlord partially draws down the Letter of Credit, Tenant shall within ten (10) days after Landlord gives Tenant notice thereof, restore all amounts drawn by Landlord, or substitute cash security instead.

Tenant, at its expense, hereby agrees to cooperate with Landlord to promptly execute and deliver to Landlord any and all modifications, amendments and replacements of the Letter of Credit that are required to carry out the terms and conditions of this Section.

In the event the issuer of any letter of credit held by Landlord is insolvent or is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation, or any successor or similar entity, or if a trustee, receiver or liquidator is appointed for the issuer, then, effective as of the date of such occurrence, said Letter of Credit shall be deemed to not meet the requirements of this Section, and, within ten (10) days thereof, then Tenant shall deliver to Landlord a replacement Letter of Credit which otherwise meets the requirements of this Lease (and Tenant’s failure to do so shall, notwithstanding anything in this Lease to the contrary, constitute an event of default for which there shall be no notice or grace or cure periods being applicable thereto other than the aforesaid ten (10)-day period); or, alternatively, Tenant shall, within such ten (10)-day period, deliver cash to Landlord in the amount required above.

Notwithstanding anything contained herein to the contrary, the Security Deposit shall be reduced to $[*] (the “Adjusted Security Deposit”) following the expiration of the forty-second (42nd) Lease Month, provided that all of the following conditions shall have been satisfied: (v) based on issued audited financial statements covering calendar year 2012 and beyond, Tenant shall have net income greater than $[*] [*] in each calendar year, (w) based on the Tenant’s most recently issued audited financial statement, Tenant shall have a net worth (Stockholder’s equity) in excess of $[*] [*], (x) as of the date of Tenant’s request for the Security Deposit reduction, Tenant shall have a market capitalization in excess of $[*]; (y) no uncured events of default shall have occurred under the Lease, and Tenant shall not then be in default under this Lease (beyond any and all notice and cure periods); and (z) Tenant shall have performed all of Tenant’s obligations under this Lease, in accordance with the terms and conditions set forth herein. If the original Security Deposit was tendered in cash, in order to effect the above referenced reduction, Landlord shall tender to Tenant a cash refund in the amount of $[*] within thirty (30) days following the expiration of the forty-second (42nd) Lease Month. If the original Security Deposit was in the form of the Letter of Credit, in order to effect the above referenced reduction, Tenant shall post a substitute Letter of Credit in the amount of the Adjusted Security Deposit within thirty (30) days following the expiration of the forty-second (42nd) Lease Month, upon receipt of which Landlord shall promptly return the original Letter of Credit to Tenant.

*	Confidential treatment requested; certain information omitted and filed separately with the SEC.

ARTICLE 24.

BROKERAGE COMMISSION

Landlord and Tenant represent and warrant to each other that neither has dealt with any broker, finder or agent except for the Broker(s) identified in Article 1 Tenant represents and warrants to Landlord that (except with respect to the Broker(s) identified in Article 1 and with whom Landlord has entered into a separate brokerage agreement) no broker, agent, commission salesperson, or other person has represented Tenant in the negotiations for and procurement of this Lease and of the Premises and that no commissions, fees, or compensation of any kind are due and payable in connection herewith to any broker, agent commission salesperson, or other person. Tenant agrees to indemnify and hold harmless Landlord, its agents, members, partners, representatives, officers, affiliates, shareholders, employees, successors and assigns from and against any and all loss, liabilities, claims, suits, or judgments (including, without limitation, reasonable attorneys’ fees and court costs incurred in connection with any such claims, suits, or judgments, or in connection with the enforcement of this indemnity) for any fees, commissions, or compensation of any kind which arise out of or are in any way connected with any claimed agency relationship not referenced in Article 1.

ARTICLE 25.

FORCE MAJEURE

Landlord shall be excused for the period of any delay in the performance of any obligation hereunder when prevented from so doing by a cause or causes beyond its control, including all labor disputes, civil commotion, war, war-like operations, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, fire or other casualty, inability to obtain any material, services or financing, or through acts of God. Tenant shall similarly be excused for delay in the performance of any obligation hereunder; provided:

(i) nothing contained in this Article 25 or elsewhere in this Lease shall be deemed to excuse or permit any delay in the payment of Rent, or any delay in the cure of any default which may be cured by the payment of money; and

(ii) no reliance by either party upon this Article 25 shall limit or restrict in any way the other party’s right of self-help as provided in this Lease.

ARTICLE 26.

PARKING

(i) Landlord hereby grants to Tenant the right, in common with others authorized by Landlord, to use the parking facilities appurtenant to the Building (collectively, the “Parking Facility”), and to use no more than the number of parking spaces made available to Tenant as set forth in Article 1 notwithstanding the number of Tenant’s employees, customers or invitees. Tenant shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with the use of the Parking Facility by Tenant.

(ii) Tenant may not assign, transfer, sublease or otherwise alienate the use of the Parking Facility without Landlord’s prior written consent except in connection with a transfer of this Lease otherwise permitted hereunder.

(iii) Notwithstanding anything contained herein to the contrary, subject to Tenant’s receipt of the requisite governmental approvals, Tenant, at its sole cost and expense, shall have the right to restripe the parking spaces in the Parking Facility, including, without limitation, reserved and visitor spaces, based on a plan mutually agreed upon by Landlord and Tenant.

ARTICLE 27.

HAZARDOUS MATERIALS

A. Definition of Hazardous Materials. The term “Hazardous Materials” for purposes hereof shall mean any chemical, substance, materials or waste or component thereof which is now or hereafter listed, defined or regulated as a hazardous or toxic chemical, substance, materials or waste or component thereof by any federal, state or local governing or regulatory body having jurisdiction, or which would trigger any employee or community “right-to-know” requirements adopted by any such body, or for which any such body has adopted any requirements for the preparation or distribution of a materials safety data sheet (“MSDS”). The term “Hazardous Material” includes, without limitation, any material, waste or substance which is: (i) included within the definitions of “hazardous substances,” “hazardous materials,” “toxic substances” or “solid waste” in or pursuant to any environmental Law, or subject to regulation under any environmental Law; (ii) listed in the United States Department of Transportation Optional Hazardous Material Table, 49 C.F.R. § 172.101, as to date or hereafter amended, or in the United States Environmental Protection Agency List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302, as to date or hereafter amended; (iii) an explosive, radioactive, asbestos, polychlorinated biphenyl, oil or petroleum product; (iv) designated as a “Hazardous Substance” pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. § 1317); (v) defined as a “Hazardous Waste” pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq. (42 U.S.C. § 6903); (vi) defined as a “Hazardous Substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq. (42 U.S.C. § 9601); or (vii) any substance deemed to be a “Hazardous Material” by any present or future federal, state or local Law, statute, regulation ordinance, or any judicial or administrative order or judgment thereunder, because it effects the health, industrial hygiene or the environmental or ecological conditions on, under or about the Premises or the Building.

B. No Hazardous Materials. Tenant shall not transport, use, store, maintain, generate, manufacture, handle, dispose, release or discharge any Hazardous Materials. However, the foregoing provisions shall not prohibit the transportation to and from, and use, storage, maintenance and handling within the Premises of Hazardous Materials customarily used in the business or activity expressly permitted to be undertaken in the Premises under Article 6, provided: (i) such Hazardous Materials shall be used and maintained only in such quantities as are reasonably necessary for such permitted use of the Premises and the ordinary course of Tenant’s business therein, strictly in accordance with applicable Law, highest prevailing standards, and the manufacturers’ instructions therefore; (ii) such Hazardous Materials shall not be disposed of, released or discharged in the Building, and shall be transported to and from the Premises in compliance with all applicable Laws, and as Landlord shall reasonably require; (iii) if any applicable Law or Landlord’s trash removal contractor requires that any such Hazardous Materials be disposed of separately from ordinary trash, Tenant shall make arrangements, at Tenant’s expense, for such disposal directly with a qualified and licensed disposal company at a lawful disposal site (subject to scheduling and approval by Landlord); and (iv) any remaining such Hazardous Materials shall be completely, properly and lawfully removed from the Building upon expiration or earlier termination of this Lease. Any clean up, remediation and removal work shall be subject to Landlord’s prior written approval (except in emergencies), and shall include, without limitation, any testing, investigation, and the preparation and implementation of any remedial action plan required by any governmental body having jurisdiction or reasonably required by Landlord. If Landlord or any Lender or governmental body arranges for any tests or studies showing that this Article has been violated by Tenant, Tenant shall pay for the costs of such tests.

C. Notices To Landlord. Tenant shall promptly notify Landlord of: (i) any enforcement, cleanup or other regulatory action taken or threatened by any governmental or regulatory authority with respect to the presence of any Hazardous Materials on the Premises or the migration thereof from or to other property; (ii) any demands or claims made or threatened by any party relating to any loss or injury resulting from any Hazardous Materials on the Premises; (iii) any release, discharge or non-routine, improper or unlawful disposal or transportation of any Hazardous Materials on or from the Premises or in violation of this Article; and (iv) any matters where Tenant is required by Law to give a notice to any governmental or regulatory authority respecting any Hazardous Materials on the Premises. Landlord shall have the right (but not the obligation) to join and participate, as a party, in any legal proceedings or actions affecting the Premises initiated in connection with any environmental, health or safety Law. At such times as Landlord may reasonably request, Tenant shall provide Landlord with a written list, certified to be true and complete, identifying any Hazardous Materials then used, stored, or maintained upon the Premises, the use and approximate quantity of each such materials, a copy of any MSDS issued by the manufacturer therefor, and such other information as Landlord may reasonably require or as may be required by Law.

D. Indemnification. If any Hazardous Materials are released, discharged or disposed of by Tenant or any other occupant of the Premises, or their employees, agents, invitees or contractors, on or about the Building in violation of the foregoing provisions, Tenant shall immediately, properly and in compliance with applicable Laws clean up, remediate and remove the Hazardous Materials from the Building and any other affected property and clean or replace any affected personal property (whether or not owned by Landlord), at Tenant’s expense (without limiting Landlord’s other remedies therefor). Tenant shall further be required to indemnify, hold harmless and defend (by counsel reasonably acceptable to Landlord) Landlord, Landlord’s directors, officers, partners, employees, attorneys, agents, successors and assigns from and against any and all claims, demands, liabilities, losses, damages, penalties, forfeitures, judgments or expenses (including attorneys’ fees) or death or injury to any person or damage to any property whatsoever, arising directly or indirectly arising out of or attributable to: (i) a violation of the provisions of this Article by Tenant, Tenant’s occupants, employees, contractors or agents; (ii) the presence in, on, under or about the Premises or discharge in or from the Premises of any Hazardous Materials placed in, under or about the

Premises by Tenant or at Tenant’s direction, excluding any tenant improvement work done by Landlord; (iii) Tenant’s use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Materials to, in, on, under, about or from the Premises; or (iv) Tenant’s failure to comply with any Hazardous Materials Law applicable hereunder to Tenant. Any clean up, remediation and removal work shall be subject to Landlord’s prior written approval (except in emergencies), and shall include, without limitation, any testing, investigation, and the preparation and implementation of any remedial action plan required by any governmental body having jurisdiction or reasonably required by Landlord. If Landlord or any Lender or governmental body arranges for any tests or studies showing that this Article has been violated, Tenant shall pay for the costs of such tests. The provisions of this Article shall survive the expiration or earlier termination of this Lease.

Landlord will indemnify, defend (by counsel reasonably acceptable to Tenant), protect, and hold Tenant and each of Tenant’s employees, agents, attorneys, successors and assigns, free and harmless from and against any and all claims, liabilities, penalties, forfeitures, losses or expenses (including attorney’s fees) or death of or injury to any person or damage to any property whatsoever, arising from or caused in whole or in part, directly or indirectly, by:

(1) the presence in, on, under or about the Premises or the Building or discharge in or from the Premises or the Building of any Hazardous Materials placed, in, on, under or about the Premises or the Building by Landlord or at Landlord’s direction; or

(2) Landlord’s use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Materials to, in, on, under, about or from the Premises or the Building; or

(3) Landlord’s failure to comply with any Hazardous Materials Law.

The obligations of each party pursuant to this Article 27 include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repair, cleanup or detoxification or decontamination of the Premises or the Building, and the preparation and implementation of any closure, remedial action or other required plans in connection therewith, and survives the expiration or earlier termination of the term of the Lease.

ARTICLE 28.

ADDITIONAL RIGHTS RESERVED BY LANDLORD

In addition to any other rights provided for herein, Landlord reserves the following rights, exercisable without liability to Tenant for damage or injury to property, person or business and without effecting an eviction, constructive or actual, or disturbance of Tenant’s use or possession or giving rise to any claim:

(i) To install and maintain all signs on the exterior and interior of the Building, subject to Tenant’s rights under Article 12.D. above;

(iii) To designate all sources furnishing sign painting or lettering for use in the Building;

(iv) Intentionally deleted;

(v) To have pass keys to the Premises and all doors therein, excluding Tenant’s vaults and safes;

(vi) On reasonable prior notice to Tenant, to exhibit the Premises to any prospective purchaser, Lender, mortgagee, or assignee of any mortgage on the Building or the land on which the Building is located and to others having an interest therein at any time during the Term, and to prospective tenants during the last six (6) months of the Term;

(vii) To take any and all measures, including entering the Premises for the purpose of making inspections, repairs, alterations, additions and improvements to the Premises or to the Building (including for the purpose of checking, calibrating, adjusting and balancing controls and other parts of the Building Systems), as may be necessary or desirable for the operation, improvement, safety, protection or preservation of the Premises or the Building, or in order to comply with all Laws, orders and requirements of governmental or other authority, or as may otherwise be permitted or required by this Lease; provided, however, that during the progress of any work on the Premises or at the Building, Landlord will attempt not to inconvenience Tenant, but shall not be liable for inconvenience, annoyance, disturbance, loss of business, or other damage to Tenant by reason of performing any work or by bringing or storing materials, supplies, tools or equipment in the Building or Premises during the performance of any work, and the obligations of Tenant under this Lease shall not thereby be affected in any manner whatsoever.

ARTICLE 29.

DEFINED TERMS

A. “Building” shall refer to the Building named in Article 1 of which the Premises are a part (including all modifications, additions and alterations made to the Building during the term of this Lease), the real property on which the same is located, all plazas, Common Areas and any other areas located on said real property and designated by Landlord for use by all tenants in the Building.

B. “Common Areas” shall mean and include all areas, facilities, equipment, directories and signs of the Building (exclusive of the Premises and areas leased to other Tenants) made available and designated by Landlord for the common and joint use and benefit of Landlord, Tenant and other tenants and occupants of the Building, including, but not limited to, elevators, mechanical closets, chases, conduits, risers, stairways, public washrooms, sidewalks, parking areas, landscaped areas and service entrances. Common Areas may further include such areas in adjoining properties under reciprocal easement agreements, operating agreements or other such agreements now or hereafter in effect and which are available to Landlord, Tenant and Tenant’s employees and invitees. Landlord reserves the right in its sole discretion and from time to time, to construct, maintain, operate, repair, close, limit, take out of service, alter, change, and modify all or any part of the Common Areas. Notwithstanding anything contained herein to the contrary, the term “Common Areas” shall expressly exclude the hallways and corridors of the Building and the Building lobby and atrium, all of which shall be deemed a part of the Premises demised hereunder.

C. “Default Rate” shall mean [*] percent ([*]%) per annum, or the highest rate permitted by applicable law, whichever shall be less. If the application of the Default Rate causes any provision of this Lease to be usurious or unenforceable, the Default Rate shall automatically be reduced to the highest rate allowed by law so as to prevent such result.

D. “Hazardous Materials” shall have the meaning set forth in Article 27.

E. “Landlord” and “Tenant” shall be applicable to one or more parties as the case may be, and the singular shall include the plural, and the neuter shall include the masculine and feminine; and if there is more than one (1), the obligations thereof shall be joint and several. For purposes of any provisions indemnifying or limiting the liability of Landlord, the term “Landlord” shall include Landlord’s present and future partners, beneficiaries, trustees, officers, directors, employees, shareholders, principals, agents, affiliates, successors and assigns.

F. “Law” or “Laws” (or, sometimes, “law” or “laws”) shall mean all federal, state, county and local governmental and municipal laws, statutes, ordinances, rules, regulations, codes, decrees, orders and other such requirements, applicable equitable remedies and decisions by courts in cases where such decisions are binding precedents in the State of North Carolina, and decisions of federal courts applying the Laws of such state.

G. “Lease” shall mean this lease executed between Tenant and Landlord, including any extensions, amendments or modifications and any Exhibits attached hereto.

H. “Lease Month” shall mean each consecutive month during the Term, with the first (1st) Lease Month commencing on the Rent Commencement Date.

“Lease Year” shall mean each consecutive twelve (12) month period thereof during the Term, with the first (1st) Lease Year commencing on the Rent Commencement Date.

I. “Lender” shall mean the holder of a Mortgage at the time in question, and where such Mortgage is a ground lease, such term shall refer to the ground lessee.

J. “Mortgage” shall mean all mortgages, deeds of trust, ground leases and other such encumbrances now or hereafter placed upon the Building or any part thereof with the written consent of Landlord, and all renewals, modifications, consolidations, replacements or extensions thereof, and all indebtedness now or hereafter secured thereby and all interest thereon.

K. “Operating Expenses” shall mean all operating expenses of any kind or nature which are necessary, ordinary or customarily incurred in connection with the operation, maintenance, management, or repair of the Building as reasonably determined by Landlord. Landlord shall calculate and account for Operating Expenses in a manner consistent with industry practices.

*	Confidential treatment requested; certain information omitted and filed separately with the SEC.

Operating Expenses shall include, but not be limited to:

1.1 costs of supplies, including, but not limited to, the cost of relamping all Building lighting as the same may be required from time to time;

1.2 costs incurred in connection with obtaining and providing energy for the Building, including, but not limited to, costs of propane, butane, natural gas, steam, electricity, solar energy and fuel oils, coal or any other energy sources, including any taxes thereon;

1.3 costs of water and sanitary and storm drainage services;

1.4 costs of janitorial and security services;

1.5 costs of general maintenance and repairs, including costs under HVAC, the intrabuilding network cable and other mechanical maintenance contracts and maintenance, repairs and replacement of equipment and tools used in connection with operating the Building and the parking facilities;

1.6 costs of maintenance and replacement of landscaping;

1.7 insurance premiums, including fire and all-risk coverage, together with loss of rent endorsements, the part of any claim required to be paid under the deductible portion of any insurance policies carried by Landlord in connection with the Building (where Landlord is unable to obtain insurance without such deductible from a major insurance carrier at reasonable rates), public liability insurance and any other insurance carried by Landlord on the Building, or any component parts thereof (all such insurance shall be in such amounts as may be required by any holder of a Mortgage or as Landlord may reasonably determine);

1.8 labor costs, including wages and other payments, costs to Landlord of worker’s compensation and disability insurance, payroll taxes, employment taxes, general welfare benefits, pension payments, medical and surgical benefits, fringe benefits up to the level of Building manager, and all legal fees and other costs or expenses incurred in resolving any labor dispute;

1.9 market based professional building management fees required for management of the Building, not in excess of [*] percent ([*]%) of gross rental receipts;

1.10 legal, accounting, inspection, and other consultation fees (including, without limitation, fees charged by consultants retained by Landlord for services that are reasonably intended to produce a reduction in Operating Expenses or reasonably improve the operation, maintenance or state of repair of the Building) incurred in the ordinary course of operating the Building or in connection with making the computations required hereunder or in any audit of operations of the Building; and

*	Confidential treatment requested; certain information omitted and filed separately with the SEC.

1.11 the costs of capital improvements or structural repairs or replacements made in or to the Building in order to conform to changes, subsequent to the date of this Lease, in any applicable Laws, ordinances, rules, regulations or orders of any governmental or quasi-governmental authority having jurisdiction over the Building (herein “Required Capital Improvements”) or the costs incurred by Landlord to install a new or replacement capital item that are reasonably intended to reduce Operating Expenses (herein “Cost Savings Improvements”). The expenditures for Required Capital Improvements and Cost Savings Improvements shall be amortized over the useful life of such capital improvement or structural repair or replacement (as determined by Landlord). All costs so amortized shall bear interest on the amortized balance at the rate of [*] percent ([*]%) per annum or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing these capital improvements.

In making any computations contemplated hereby, Landlord shall also be permitted to make such adjustments and modifications to the provisions of this Article 29.K. and Article 4 as shall be reasonable and necessary to achieve the intention of the parties hereto. In no event shall Landlord be permitted to collect more than 100% of operating expenses.

Excluded from Operating Expenses shall be the following:

(i) Intentionally deleted;

(ii) Rentals for items outside the ordinary course of business;

(iii) Costs incurred by Landlord for the repair of damage to the Building in excess of commercially reasonable insurance deductibles, to the extent that Landlord is reimbursed by insurance proceeds;

(iv) Intentionally deleted;

(v) Depreciation, amortization and interest payments, except as provided herein and except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party where such depreciation, amortization, and interest payments would otherwise have been included in the charge for such third party’s services, all as determined in accordance with generally accepted accounting principles, consistently applied, and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life;

(vi) Marketing costs including, without limitation, leasing commissions, attorneys’ fees in connection with negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building;

*	Confidential treatment requested; certain information omitted and filed separately with the SEC.

(vii) Intentionally deleted;

(viii) Costs incurred by Landlord due to the violation by Landlord of the terms and conditions of this Lease;

(ix) Overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Building to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

(x) Interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt installment encumbering the Building;

(xi) Landlord’s general corporate overhead and general and administrative expenses; however a market rate management fee not to exceed [*] percent ([*]%) shall be included in Operating Expenses;

(xii) Intentionally deleted;

(xiii) Intentionally deleted;

(xiv) Advertising and promotional expenditures and costs of signs in or on the Building identifying the owner of the Building or their tenant’s signs;

(xv) Intentionally deleted;

(xvi) Intentionally deleted;

(xvii) Costs incurred in connection with upgrading the Building to comply with disability, life, fire and safety codes, ordinances, statues, or other laws in effect prior to the Original Premises Lease Commencement Date, based on the standards, requirements, and interpretations thereof in effect on the Original Premises Lease Commencement Date, including, without limitation, the ADA, including penalties or damages due to such non-compliance;

(xviii) Tax penalties incurred as a result of Landlord’s negligence, inability or unwillingness to make payments and/or to file any tax or informational returns when due;

(xix) Intentionally deleted;

(xx) Costs arising from the negligence or fault of other tenants or Landlord or its agents, or any vendors, contractors, or providers of materials or services selected, hired or engaged by Landlord or its agents including, without limitation, the selection of Building materials;

(xxi) Notwithstanding any contrary provision of the Lease, including, without limitation, any provision relating to capital expenditures, any and all costs arising from

*	Confidential treatment requested; certain information omitted and filed separately with the SEC.

the presence of hazardous materials or substances (as defined by Applicable Laws in effect on the date the Lease is executed) in or about the Premises or the building, or the site including, without limitation, hazardous substances in the ground water or soil, for which Landlord is liable and responsible under this Lease;

(xxii) Costs arising from Landlord’s charitable or political contributions;

(xxiii) Costs arising from latent defects in the base, shell or core of the Building or improvements by Landlord or repair thereof;

(xxiv) Intentionally deleted;

(xxv) Costs for sculpture, paintings or other objects of art;

(xxvi) Costs (including in connection therewith all attorneys’ fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims, litigation or arbitrations pertaining to Landlord and/or the building which are not associated with Landlord’s reasonable, good faith attempts to reduce a component of Operating Expenses;

(xxvii) Costs associated with the operation of the business of the partnership or entity which constitutes Landlord as the same are distinguished from the costs of operation of the Building, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging on hypothecating any of Landlord’s interest in the Building, costs of any disputes between Landlord and its employees (if any) not engaged in Building operation, disputes of Landlord with Building management, or outside fees paid in connection with disputes with other tenants;

(xxviii) Intentionally deleted;

(xxix) To the extent the same is necessitated as a result of Landlord’s negligence, costs incurred in connection with any environment clean-up, response action, or remediation on, in, under, or about the Premises or the Building, including but not limited to, costs and expenses associated with the defense, administration, settlement, monitoring or management thereof;;

(xxx) Any expenses incurred by Landlord for use of any portion of the Building to accommodate events including, but not limited to shows, promotions, kiosks, displays, filming, photography, private events or parties, ceremonies, and advertising beyond the normal expenses otherwise attributable to providing Building services, such as lighting and HVAC to such public portions of the Building in normal building operations during standard building hours of operation;

(xxxi) Any entertainment, dining or travel expenses for any purpose;

(xxxii) Any flowers, gifts, balloons, etc. provided to any entity whatsoever, to include, but not limited to, Tenant, other tenants, employees, vendors, contractors, prospective tenants and agents

(xxxiii) Intentionally deleted;

(xxxiv) Any finder’s fees, brokerage commissions, job placement costs or job advertising cost, other than with respect to a receptionist or secretary in the Building office, once per year;

(xxxv) Intentionally deleted;

(xxxvi) The cost of any magazine, newspaper, trade or other subscriptions

(xxxvii) The cost of any training or incentive programs, other than for tenant life safety information services;

(xxxviii) The cost of any tenant relations parties, events or promotion not consented to by authorized representative of Tenant in writing

(xxxix) In-house legal and/or accounting fees; and

Under no circumstances shall Landlord collect in excess of 100% of all Landlord’s Operating Expenses or recover, through Operating Expenses, any item of cost more than once. Operating Expenses shall be reduced by the amount of any reimbursement, payment or credit received by Landlord that is allocable to Operating Expenses.

L. “Rent” shall have the meaning specified therefor in Article 3.

M. “Tax” or “Taxes” shall mean all real property taxes and assessments levied against the Building by any governmental or quasi-governmental authority. The foregoing shall include all federal, state, county, or local governmental, special district, improvement district, municipal or other political subdivision taxes, fees, levies, assessments, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, respecting the Building, including without limitation, real estate taxes, general and special assessments, interest on any special assessments paid in installments, transit taxes, water and sewer rents, taxes based upon the receipt of rent, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, appurtenances, furniture and other personal property used in connection with the Building which Landlord shall pay during any calendar year, any portion of which occurs during the Term (without regard to any different fiscal year used by such government or municipal authority except as provided below). Provided, however, any taxes which shall be levied on the rentals of the Building shall be determined as if the Building were Landlord’s only property, and provided further that in no event shall the term “taxes or assessment,” as used herein, include any net federal or state income taxes levied or assessed on Landlord, unless such taxes are a specific substitute for real property taxes. Such term shall, however, include gross taxes on rentals. Expenses incurred by Landlord for tax consultants and in contesting the amount or validity of any such taxes or assessments shall be included in such computations; and

“Tax” or “Taxes” shall also include all “assessments,” including so-called special assessments, license tax, business license fee, business license tax, levy, charge, penalty or tax imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, water, drainage, or other improvement or special district thereof, against the Premises of the Building or any legal or equitable interest of Landlord therein. For the purposes of this

Lease, any special assessments shall be deemed payable in such number of installments as is permitted by law, whether or not actually so paid. If as of the Rent Commencement Date the Building has not been fully assessed as a completed project, for the purpose of computing the Taxes for any adjustment required herein or under Article 4, Taxes shall be adjusted by Landlord, as of the date on which the adjustment is to be made, to reflect full completion of the Building including all standard Tenant finish work. If the method of taxation of real estate prevailing to the time of execution hereof shall be, or has been altered, so as to cause the whole or any part of the taxes now, hereafter or theretofore levied, assessed or imposed on real estate to be levied, assessed or imposed on Landlord, wholly or partially, as a capital levy or otherwise, or on or measured by the rents received therefrom, then such new or altered taxes attributable to the Building shall be included within the term real estate taxes, except that the same shall not include any enhancement of said tax attributable to other income of Landlord.

All other capitalized terms shall have the definition set forth in the Lease.

ARTICLE 30.

MISCELLANEOUS PROVISIONS

A. RULES AND REGULATIONS.

Tenant shall comply with all of the rules and regulations promulgated by Landlord from time to time for the Building. A copy of the current rules and regulations is attached hereto as Exhibit D. Landlord shall not be liable to Tenant for violation of any such rules and regulations, or for the breach of any covenant or condition in any lease by any other tenant in the Building. A waiver by Landlord of any rule or regulation for any other tenant shall not constitute nor be deemed a waiver of that rule or regulation for Tenant.

B. EXECUTION OF LEASE.

If Tenant is a corporation, partnership or limited liability company, each individual executing this Lease on behalf of said entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said entity in accordance with: (i) if Tenant is a corporation, a duly adopted resolution of the Board of Directors of said corporation or in accordance with the by-laws of said corporation, (ii) if Tenant is a partnership, the terms of the partnership agreement, and (iii) if Tenant is a limited liability company, the terms of its operating agreement, and that this Lease is binding upon said entity in accordance with its terms.

C. NOTICES.

All notices under this Lease shall be in writing and will be deemed sufficiently given for all purposes if, to Tenant, by delivery to Tenant at the Premises during the hours the Building is open for business or by certified mail, return receipt requested or by overnight delivery service (with one acknowledged receipt), to Tenant at the address set forth below, and if to Landlord, by certified mail, return receipt requested or by overnight delivery service (with one acknowledged receipt), at the addresses set forth below, or at such other address from time to time established by Landlord.

Landlord: at address shown in Article 1.

with a copy to: Building Manager at address shown in Article 1.

Tenant: at address shown in Article 1.

D. TRANSFERS.

The term “Landlord” appearing herein shall mean only the owner of the Building from time to time and, upon a sale or transfer of its interest in the Building, the then landlord and transferring party shall have no further obligations or liabilities for matters accruing after the date of transfer of that interest only if the transferee assumes Landlord’s obligations in writing. Tenant, upon such sale or transfer, agrees to attorn to the transferee and shall look solely to the successor owner and transferee of the Building, as the lessor under this Lease, for performance of Landlord’s obligations hereunder. Tenant shall, within five (5) days after request, execute such further instruments or assurances as such transferee may reasonably deem necessary to evidence or confirm such attornment.

E. INTENTIONALLY OMITTED.

F. TENANT FINANCIAL STATEMENTS.

Upon the reasonable written request of Landlord, and if Tenant financial information is no longer available to the public, Tenant shall submit financial statements for its most recent financial reporting period and for the prior Lease Year. Landlord shall make such request no more than twice during any Lease Year. All such financial statements shall be certified as true and correct by the responsible officer or partner of Tenant and if Tenant is then in default hereunder, the financial statements shall be certified by an independent certified public accountant.

G. RELATIONSHIP OF THE PARTIES.

Nothing contained in this Lease shall be construed by the parties hereto, or by any third party, as constituting the parties as principal and agent, partners or joint venturers, nor shall anything herein render either party (other than a guarantor) liable for the debts and obligations of any other party, it being understood and agreed that the only relationship between Landlord and Tenant is that of Landlord and Tenant.

H. ENTIRE AGREEMENT; MERGER; SEVERABILITY.

This Lease and any Exhibits or Addenda hereto, embody the entire agreement and understanding between the parties respecting the Lease and the Premises and supersedes all prior negotiations, agreements and understandings between the parties, all of which are merged herein. No provision of this Lease may be modified, waived or discharged except by an instrument in writing signed by the party against which enforcement of such modification, waiver or discharge is sought. Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impact, impair or invalidate any other provision hereof and such other provisions shall remain in full force and effect.

I. NO REPRESENTATION BY LANDLORD.

Neither Landlord nor any agent of Landlord has made any representations, warranties, or promises with respect to the Premises or the Building except as expressly set forth herein.

J. LIMITATION OF LIABILITY.

Notwithstanding anything in this Lease to the contrary, any remedy of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder or any claim, cause of action or obligation, contractual, statutory or otherwise by Tenant against Landlord concerning, arising out of or relating to any matter relating to this Lease and all of the covenants and conditions or any obligations, contractual, statutory, or otherwise set forth herein, shall be limited solely and exclusively to an amount which is equal to the lesser of (i) the interest of Landlord in and to the Building. Any judgments rendered against Landlord shall be satisfied solely out of proceeds of sale of Landlord’s interest in the Building. No other property or assets of Landlord, or any member, officer, director, shareholder, partner, trustee, agent, servant or employee of Landlord (the “Representatives”) shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease, Landlord’s obligations to Tenant, whether contractual, statutory or otherwise, the relationship of Landlord and Tenant hereunder, or Tenant’s use or occupancy of the Building. Tenant further understands that any liability, duty or obligation of Landlord to Tenant, shall automatically cease and terminate as of the date that Landlord or any of Landlord’s Representatives no longer have any right, title or interest in or to the Building. The provisions hereof shall inure to Landlord’s successors and assigns including any Lender. The foregoing provisions are not intended to relieve Landlord from the performance of any of Landlord’s obligations under this Lease, but only to limit the personal liability of Landlord in case of recovery of a judgment against Landlord; nor shall the foregoing be deemed to limit Tenant’s rights to obtain injunctive relief or specific performance or other remedy which may be accorded Tenant by law or under this Lease. If Tenant claims or asserts that Landlord has violated or failed to perform a covenant under the Lease, Tenant’s sole remedy shall be an action for specific performance, declaratory judgment or injunction and in no event shall Tenant be entitled to any money damages in any action or by way of set off, defense or counterclaim and Tenant hereby specifically waives the right to any money damages or other remedies for any such violation or failure.

K. MEMORANDUM OF LEASE.

Neither party, without the written consent of the other, will execute or record this Lease in any public recorder’s office. Tenant may record a memorandum of this Lease, at its expense, reciting the parties, the Premises and the Term and, to the extent the same is factually accurate, Landlord shall execute a copy thereof upon request.

L. NO WAIVERS.

Failure of Landlord to insist upon strict compliance by Tenant of any condition or provision of this Lease shall not be deemed a waiver by Landlord of that condition. No waiver by Landlord of any provision of this Lease shall be deemed to be a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision. No provision of this Lease may be waived by Landlord, except by an instrument in writing executed by Landlord. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any subsequent act of Tenant, whether or not similar to the act so consented to or approved. No act or thing done by Landlord or Landlord’s agents during the Term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord. Similarly, this Lease cannot be amended except by a writing signed by Landlord and Tenant. Any payment by Tenant or receipt by Landlord of an amount less than the total amount then due hereunder shall be deemed to be in partial payment only thereof and not a waiver of the balance due or an accord and satisfaction, notwithstanding any statement or endorsement to the contrary on any check or any other instrument delivered concurrently therewith or in reference thereto. Accordingly, Landlord may accept any such amount and negotiate any such check without prejudice to Landlord’s right to recover all balances due and owing and to pursue its other rights against Tenant under this Lease, regardless of whether Landlord makes any notation on such instrument of payment or otherwise notifies Tenant that such acceptance or negotiation is without prejudice to Landlord’s rights.

M. SUCCESSORS AND ASSIGNS.

The conditions, covenants and agreements contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

N. GOVERNING LAW; INDEPENDENT COVENANTS; WAIVER.

TO THE EXTENT PERMITTED BY LAW, LANDLORD AND TENANT HEREBY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY CLAIM, ACTION, PROCEEDING OR COUNTERCLAIM BY EITHER LANDLORD OR TENANT AGAINST EACH OTHER OR ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, AND/OR TENANT’S USE OR OCCUPANCY OF THE PREMISES.

This Lease shall be governed by the law of the State of North Carolina. No conflicts of law rules of any state or country (including, without limitation, the conflicts of law rules of the State of North Carolina) shall be applied to result in the application of any substantive or procedural laws of any state or country other than the State of North Carolina. All controversies, claims, actions or causes of action arising between the parties hereto and/or their respective successors and assigns, shall be brought, heard and adjudicated by the courts of the State of North Carolina, with venue in the County of Wake. Each of the parties hereto hereby consents to personal jurisdiction by the courts of the State of North Carolina in connection with any such controversy, claim, action or cause of action, and each of the parties hereto consents to service of process by any means authorized by the law of the State of North Carolina and consent to the enforcement of any judgment so obtained in the courts of the State of North Carolina on the same terms and conditions as if such controversy, claim, action or cause of action had been originally heard and adjudicated to a final judgment in such courts. Each of the parties hereto further acknowledges that the laws and courts of the State of North Carolina were freely and voluntarily chosen to govern this Lease and to adjudicate any claims or disputes hereunder.

Tenant hereby acknowledges and agrees that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, that Rent shall continue to be payable in all events and that the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease. Landlord and Tenant each acknowledges and agrees that the independent nature of the obligations of Tenant hereunder represents fair, reasonable and accepted commercial practice with respect to the type of property subject to this Lease, and that this agreement is the product of free and informed negotiation during which both Landlord and Tenant were represented by counsel skilled in negotiating and drafting commercial leases in North Carolina. Such acknowledgements, agreements and waivers by Tenant are a material inducement to Landlord entering into this Lease.

O. EXHIBITS.

All exhibits attached to this Lease are a part hereof and are incorporated herein by reference and all provisions of such exhibits shall constitute agreements, promises and covenants of this Lease.

P. CAPTIONS.

The captions and headings used in this Lease are for convenience only and in no way define or limit the scope, interpretation or content of this Lease.

Q. COUNTERPARTS.

This Lease may be executed in one (1) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

R. TIME OF ESSENCE.

Each covenant herein is a condition and time is of the essence with respect to the performance of every provision of this Lease.

S. SURVIVAL OF OBLIGATIONS.

Any obligations of Tenant occurring prior to the expiration or earlier termination of this Lease shall survive such expiration or earlier termination.

T. CONFIDENTIALITY.

Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal and space planning consultants and any proposed subtenants or assignees.

U. NO OPTION.

THE SUBMISSION OF THIS LEASE BY LANDLORD, ITS AGENT OR REPRESENTATIVE FOR EXAMINATION OR EXECUTION BY TENANT DOES NOT CONSTITUTE AN OPTION OR OFFER TO LEASE THE PREMISES UPON THE TERMS AND CONDITIONS CONTAINED HEREIN OR A RESERVATION OF THE PREMISES IN FAVOR OF TENANT, IT BEING INTENDED HEREBY THAT THIS LEASE SHALL ONLY BECOME EFFECTIVE UPON THE EXECUTION HEREOF BY LANDLORD AND DELIVERY OF A FULLY EXECUTED LEASE TO TENANT.

V. BUILDING NAME.

During the Term of this Lease, Tenant shall have the right to name the Building, subject to Landlord’s consent, not to be unreasonably withheld.

W. RIGHT OF LANDLORD TO PERFORM.

All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement of Rent. If Tenant shall fail to pay any sum of money, other than Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue beyond any applicable cure period set forth in this Lease, Landlord may, but shall not be obligated to, without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant’s part to be made or performed as is in this Lease provided. All sums so paid by Landlord and all reasonable incidental costs, together with interest thereon at the Default Rate from the date of such payment by Landlord, shall be payable to Landlord on demand and Tenant covenants to pay any such sums, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of the Rent.

X. ACCESS, CHANGES IN PROJECT, FACILITIES, NAME.

(i) Every part of the Building except the inside surfaces of all walls, windows and doors bounding the Premises (including exterior building walls, core corridor walls and doors and any core corridor entrance), and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other building facilities, and the use thereof, as well as access thereto through the Premises for the purposes of operation, maintenance, decoration and repair, are reserved to Landlord.

(ii) Tenant shall permit Landlord to install, use and maintain pipes, ducts and conduits within the walls, columns and ceilings of the Premises.

(iii) Landlord reserves the right, without incurring any liability to Tenant therefor, to make such changes in or to the Building and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, stairways and other improvements thereof, as it may deem necessary or desirable. Notwithstanding the foregoing, Landlord shall not make any material changes to the exterior or structure of the Building, systems serving the Building or access to or from the Building without Tenant’s prior written consent, not to be unreasonably withheld or conditioned.

Y. IDENTIFICATION OF TENANT.

(i) If Tenant constitutes more than one person or entity, (a) each of them shall be jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions and provisions of this Lease to be kept, observed and performed by Tenant, (b) the term “Tenant” as used in this Lease shall mean and include each of them jointly and severally, and (c) the act of or notice from, or notice or refund to, or the signature of, any one or more of them, with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification, of this Lease, shall be binding upon each and all of the persons or entities executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.

(ii) If Tenant is a general partnership (or is comprised of two or more persons, individually and as co-partners of a general partnership) or if Tenant’s interest in this Lease shall be assigned to a general partnership (or to two or more persons, individually and as co-partners of a general partnership) pursuant to Article 16 hereof (any such partnership and such persons hereinafter referred to in this Article 30.Y. as “Partnership Tenant”), the following provisions of this Lease shall apply to such Partnership Tenant:

(a) The liability of each of the parties comprising Partnership Tenant shall be joint and several.

(b) Each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by, any written instrument which may hereafter be executed, changing, modifying or discharging this Lease, in whole or in part, or surrendering all or any part of the Premises to the Landlord, and by notices, demands, requests or other communication which may hereafter be given, by the individual or individuals authorized to execute this Lease on behalf of Partnership Tenant under Article 30.B. above.

(c) Any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant or to any of the parties comprising Partnership Tenant shall be deemed given or rendered to Partnership Tenant and to all such parties and shall be binding upon Partnership Tenant and all such parties.

(d) If Partnership Tenant admits new partners, all of such new partners shall, by their admission to Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed.

(e) Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners, and, upon demand of Landlord, shall cause each such new partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new partner shall assume performance of all of the terms, covenants and conditions of this Lease on Partnership Tenant’s part to be observed and performed (but neither Landlord’s failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall terminate the provisions of clause (d) of this Article 30.Y.(ii) or relieve any such new partner of its obligations thereunder).

Z. ANTI-TERRORISM REPRESENTATION.

(i) Tenant certifies that:

(a) It is not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and

(b) It is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity, or nation.

(ii) Tenant hereby agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, and expenses (including attorney’s fees and costs) arising from or related to any breach of the foregoing certification.

AA. ERISA/UBIT.

(i) Tenant will not use the assets of an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and covered under Title I, Part 4 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, in the performance, discharge or satisfaction of any of its obligations under this Lease such that it would constitute a “prohibited transaction” under ERISA. Notwithstanding any provision of the Lease to the contrary, Tenant shall not assign the Lease or sublease all or any portion of the Premises unless: (a) such assignee or subtenant delivers to Landlord a certification (in form and content satisfactory to Landlord) with respect to the status of such assignee or subtenant (and any guarantor of such assignee’s or subtenant’s obligations) as a party in interest and a disqualified person, as provided above; and (b) such assignee or subtenant undertakes not to take any action that would cause the Lease to constitute a non-exempt prohibited transaction under ERISA.

(ii) Notwithstanding any provision of the Lease to the contrary, Tenant shall not (a) sublease all or any portion of the Premises under a sublease in which the rent is based upon the net income or net profits of any person or (b) enter into any other transaction with respect to the Lease or the Premises such that the revenues to be received by Landlord from time to time in connection with the Lease would, as a result of such transaction, be subject to Unrelated Business Income Tax under Section 511 through 514 of the Internal Revenue Code of 1986, as amended.

(iii) Tenant agrees that it shall incorporate these requirements in any sublease of the Premises.

ARTICLE 31.

TERMINATION OPTION

Tenant shall have a one-time option to terminate this Lease (the “Termination Option”), effective as of the last day of the eighty-fourth (84th) Lease Month (the “Termination Date”). The Termination Option is hereby granted subject to the following terms and conditions:

(i) Tenant shall provide Landlord with a written notice of Tenant’s election to exercise the Termination Option (the “Termination Notice”), which Termination Notice (a) shall be given not later than twelve (12) months prior to the Termination Date, TIME BEING OF THE ESSENCE.

(ii) Tenant shall not be in default under this Lease either on the date of Tenant’s exercise of the Termination Option or, unless waived in writing by Landlord, on the Termination Date.

(iii) Tenant shall pay to Landlord together with the Termination Notice, TIME BEING OF THE ESSENCE, a cash lease termination fee (the “Termination Fee”) in an amount equal to the sum of $5,168,437.00 plus the unamortized amount of any portion of the Additional Allowance received by Tenant (amortized on a straight-line basis over the initial lease term at a rate of [*] percent).

(iv) If Tenant shall exercise the Termination Option in strict accordance with the terms and conditions of this Article 31, then (a) all Rent payable under this Lease shall be paid through and apportioned as of the Termination Date (in addition to payment by Tenant of the Termination Fee); (b) neither party shall have any rights, estates, liabilities, or obligations under this Lease for the period accruing after the Termination Date, except those which are incurred, have accrued or relate to the period prior to the Termination Date; and (c) Tenant shall surrender and vacate the Premises and deliver possession thereof to Landlord on or before the Termination Date in the condition required under this Lease for surrender of the Premises.

(v) The Termination Option shall automatically terminate and become null and void upon the earlier to occur of: (a) the Termination of Tenant’s right to possession of the Premises; or (b) the failure of Tenant to timely or properly exercise the Termination Option or pay the Termination Fee.

*	Confidential treatment requested; certain information omitted and filed separately with the SEC.

ARTICLE 32.

TENANT’S COMMUNICATIONS EQUIPMENT

Tenant shall have the right to install satellite transmission and receiving dishes or antennae (collectively, “Tenant’s Roof Equipment”) on the roof of the Building in an area or areas reasonably designated by Landlord, provided that (a) Tenant shall comply with all local, state and federal laws pertaining to the installation, maintenance, operation, removal and replacement of any of Tenant’s Roof Equipment, (b) Tenant shall not do any act which would invalidate any roof warranty or guaranty which now or hereafter relates to the roof of the Building, (c) Tenant shall obtain Landlord’s prior written consent as to the amount of area required, size, appearance and the location of Tenant’s Roof Equipment, (d) Tenant shall obtain all required operating permits and approvals from any governmental entity with jurisdiction over the installation and use of Tenant’s Roof Equipment, (e) Tenant, at its sole cost and expense, shall maintain the Tenant’s Roof Equipment and adequate insurance thereon, (f) in the event of any damage caused to the Building (including, without limitation, the roof or any exterior portions thereof), by reason of the installation, maintenance, operation, removal or replacement of any of Tenant’s Roof Equipment, Tenant shall, at Landlord’s option (1) promptly repair such damage; or (2) promptly reimburse Landlord for costs and expenses incurred by Landlord in repairing such damage; (g) in the event of interference with the rights of any other tenant or licensee of the Building, by reason of the installation, maintenance, operation, removal or replacement of any of Tenant’s Roof Equipment, Tenant shall (1) immediately cease the use of Tenant’s Roof Equipment, (2) relocate Tenant’s Roof Equipment at Tenant’s expense and (3) pay all costs or damages incurred by Landlord or such other tenant or licensee in connection with the Tenant’s interference with such rights; (h) Tenant shall use such contractors and observe such requirements as required by Landlord, and (i) Tenant shall remove Tenant’s Roof Equipment and repair any damage caused by the removal of the same, upon the expiration or sooner termination of the term of this Lease. Tenant acknowledges that due to the fact that interference may cause irreparable injury to Landlord, its tenants, and the owners and users of such other roof equipment, Landlord shall have the right, in addition to any other remedy at law or in equity, to enjoin such interference. The provisions of this Article 32 shall survive the expiration or sooner termination of this Lease. Landlord makes no representations or warranties as to the suitability or effectiveness of any such Tenant’s Roof Equipment, or as to the governmental requirements applicable thereto. The permission granted in this Article 32 for Tenant to install and operate the Tenant’s Roof Equipment shall not be deemed to make the roof and/or Building systems part of the Premises for any purpose under this Lease. The permission granted herein is non-exclusive. Landlord reserves the right from time to time to permit other tenants of the Building or others to install, operate and maintain equipment on the roof of the Building or elsewhere, so long as such operation does not interfere unreasonably or materially with Tenant’s operation of its Tenant’s Roof Equipment. Tenant shall be responsible for the entire cost of supplying electricity to the Tenant’s Roof Equipment. Electric usage shall be measured by meters installed by Landlord at Tenant’s cost. Tenant shall pay Landlord for such usage in accordance with Article 7 above.

[No further text on this page. The signature page follows.]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have duly executed this Lease with the Exhibits attached hereto, as of the day and year first written above.

LANDLORD:

CORNERSTONE COLONNADE LLC, a Delaware limited liability company

By:	CORNERSTONE REAL ESTATE ADVISERS LLC,
a Delaware limited liability company,
its authorized agent

By:
Name:	David M. Romano
Title:	Vice President

TENANT:

SALIX PHARMACEUTICALS, INC.,
a California corporation

By:
Name:
Title:
Date:

Lease Signature Page

Certificate of Tenant

(If a Corporation)

I,                                         , Secretary of Salix Pharmaceuticals, Tenant, hereby certify that the officers executing the foregoing Lease on behalf of Tenant is/are duly authorized to act on behalf of and bind the Tenant.

(Corporate Seal)
Secretary

Date:

Exhibit A

Plan Showing Premises

See attached.

EXHIBIT A-1

Site Plan

See attached.

Exhibit B

Work Exhibit

1. Tenant’s Plans.

(a) Tenant shall, at Tenant’s expense, submit to Landlord final and complete dimensioned and detailed plans and drawings of partition layouts (including openings), ceiling and lighting layouts, colors, mechanical and electrical circuitry plans and any and all other information as may be reasonably necessary to complete the construction of the Premises in accordance with this Exhibit B (such plans are collectively referred to herein as “Tenant’s Plans”). The partition layout, and ceiling and lighting layout plans shall be 1’0” = 1/8” scale. Tenant shall submit Tenant’s Plans and any other plans required by this Exhibit B to Landlord in form, quality and quantity acceptable for the purposes of filing for a building permit with the City of Raleigh Building Department, and such plans shall be signed and sealed by an architect licensed in the State of North Carolina.

(b) Landlord shall approve Tenant’s Plans or designate by notice to Tenant the specific changes required to be made to Tenant’s Plans within five (5) business days following receipt thereof, which Tenant shall make within three (3) business days of receipt. This procedure shall be repeated until Tenant’s Plans are finally approved by Landlord.

(c) Intentionally deleted.

(d) All plans, drawings and specifications with respect to the Premises required to be submitted by Tenant to Landlord shall comply with and conform to the Building plans filed with the City of Raleigh Building Department, Building-standard specifications (the receipt of which Tenant hereby acknowledges) and with all the rules, regulations and/or other requirements of any governmental department having jurisdiction over the construction of the Building and/or Premises. Tenant shall prepare drawings in accordance with pre-existing conditions and field measurements.

(e) Landlord’s review of Tenant’s Plans is solely to protect the interests of Landlord in the Building and the Premises, and Landlord shall be neither the guarantor of, nor responsible for, the correctness or accuracy of Tenant’s Plans, or the compliance of Tenant’s Plans with applicable requirements of any governmental authority. Landlord’s review and approval of any submissions shall not be deemed to be an approval of the adequacy for any particular purpose or system capacity or the cost of the Initial Tenant Improvements.

(f) Tenant shall reimburse Landlord for actual, out-of-pocket costs incurred by Landlord to review and approve all submissions submitted pursuant to this Exhibit B, subject to the Allowance.

(g) After completion of Tenant’s Plans, Tenant shall submit Tenant’s Plans to the appropriate governmental body for plan checking and a building permit. Tenant shall deliver a copy of the building permit to Landlord prior to the commencement of construction of the Initial Tenant Improvements. Tenant shall not make any changes to Tenant’s Plans once finally approved by Landlord without Landlord’s consent, not to be unreasonably withheld.

2. Construction of the Initial Tenant Improvements.

(a) Tenant shall, at its expense (except for the Allowance or Additional Allowance, as applicable), in accordance with the terms and conditions of this Exhibit B, be responsible for the construction of all improvements and alterations necessary to prepare the Premises to conform with Tenant’s Plans (the “Initial Tenant Improvements”). The term “Substantial Completion of the Initial Tenant Improvements” shall mean when Tenant has obtained a final certificate of occupancy from the City of Raleigh with respect to the Premises as improved in accordance with the terms and conditions of this Exhibit B.

(b) Based on Tenant’s Plans, Tenant shall solicit bids for the construction of Initial Tenant Improvements from a minimum of three (3) licensed, reputable general contractors. Landlord and Tenant shall reasonably work together to mutually select, from the list of bidding contractors, the contractor to perform the Initial Tenant Improvements (the “Contractor”). In all events, Landlord shall have the right to approve any and all contractors employed by Tenant in connection with the Initial Tenant Improvements (including, without limitation, the Contractor), which approval shall not be unreasonably withheld, conditioned or delayed.

(c) The construction contract will provide for progress payments, no more frequently than once per calendar month, in minimum increments of $[*], and each progress payment will be funded as follows: Landlord will fund the percentage of each progress payment equal to a fraction expressed as a percentage, the numerator of which is the Allowance and the denominator of which is the total cost of the Initial Tenant Improvements; and Tenant will fund the remainder. [*] percent ([*]%) of each progress payment shall be retained by Landlord until Tenant delivers, or causes to be delivered, to Landlord a certificate of occupancy or certificate of completion, in form and substance reasonably satisfactory to Landlord, with respect to the Premises together with final and unconditional waivers of mechanic’s liens concerning the work for all labor and services performed and all material furnished in connection with the work, signed by the Contractor and all subcontractors, suppliers, and laborers involved in the work. Notwithstanding anything contained herein or in the Lease to the contrary, Landlord shall have no obligation to disburse any portion of the Allowance during any period of time that Tenant is in default of its obligations under the Lease (beyond any applicable notice and cure periods) or upon or following termination of the Lease.

(d) If the final cost of the design and construction of the Initial Tenant Improvements is less than the Allowance, the difference shall be retained by Landlord. In the event that Tenant requests any changes to Tenant’s Plans, Landlord shall not unreasonably withhold its consent to any such changes, provided the changes do not adversely affect the Building’s structure, systems, equipment or appearance, but if such changes increase the costs of constructing the Initial Tenant Improvements shown on Tenant’s Plans, Tenant shall pay such increased costs to the Contractor.

*	Confidential treatment requested; certain information omitted and filed separately with the SEC.

(e) Notwithstanding anything contained in this Exhibit B or in the Lease to the contrary, Landlord shall not be permitted to charge a supervisory fee in connection with the Initial Tenant Improvements. This shall not limit in any way Landlord’s right to charge Tenant (subject to the Allowance or the Additional Allowance, as applicable) for the actual, out-of-pocket costs incurred by Landlord in reviewing and approving Tenant’s Plans under Section 1 above.

3. Allowance; Additional Allowance.

(a) Landlord shall provide Tenant with a cash allowance for the Initial Tenant Improvements equal to the product of (a) the rentable square footage of the Building (126,926) and (b) $[*] less any termination payments, or portions thereof, paid or payable by Landlord (including any amounts in dispute) to any of the following Existing Tenants in accordance with the terms and conditions set forth in the Termination Agreements: Hancock – $[*]; Mediclick – $[*]; W&W – $[*] (the resulting net amount shall hereinafter be referred to as the “Allowance”). Notwithstanding anything contained herein to the contrary, a portion of the Allowance equal to $[*] per rentable square foot of the Premises may applied as a credit toward (i) Tenant’s moving costs, (ii) the costs to install Tenant’s phone system in the Premises, (iii) the costs to move the existing tenants of the Building in connection with Tenant’s termination of the Existing Leases, (iv) the costs to install Tenant’s computer and networking equipment, including related cabling and wiring, (v) the costs to install Tenant’s generator, (vi) Tenant’s furniture acquisition costs, (vii) project management costs, (viii) and any other costs incurred by Tenant during the construction of the Initial Tenant Improvements or Tenant’s move into the Premises. All costs attributable to the Initial Tenant Improvements or Tenant’s move into the Premises which exceed the Allowance shall be paid for by Tenant, subject to the Additional Allowance (as defined below).

(b) Notwithstanding the foregoing, at Tenant’s option, Tenant shall be permitted to amortize up to an additional $[*] per square foot of the Premises (the “Additional Allowance”) into the Monthly Base Rent over the initial Lease Term at a rate of [*] percent ([*]%) per annum, for additional Initial Tenant Improvements, to be evidenced by an amendment to the Lease reasonably satisfactory to Landlord and Tenant. Tenant shall exercise the foregoing option by giving written notice to Landlord at the time Tenant submits Tenant’s Plans to Landlord for Landlord’s review in accordance with the terms and conditions of Section 1 above.

(c) The parties acknowledge and agree that Landlord has paid the costs of all initial “test fits” in respect of the Premises. All other architectural fees and space planning costs (including, without limitation, any costs incurred by Landlord in reviewing and approving Tenant’s Plans) shall be borne by Tenant, subject to the Allowance.

4. Insurance. Before beginning the Initial Tenant Improvements, Tenant shall pay for and deliver to Landlord policies and certificates of insurance in amounts and with such companies as shall be reasonably satisfactory to Landlord, such as, but not limited to

*	Confidential treatment requested; certain information omitted and filed separately with the SEC.

Public Liability, Property Damage and Workmen’s Compensation, to protect Landlord and Tenant during the period of performing the Initial Tenant Improvements. Landlord, the Building Manager, Cornerstone Real Estate Advisers LLC and the Contractor shall be named as insured parties in such policies or certificates of insurance and the same shall remain in effect during the period of the performance of the Initial Tenant Improvements.

5. Compliance with Laws. All the Initial Tenant Improvements shall be in accordance with the rules and regulations of any governmental department or bureau having jurisdiction thereover (including, without limitation, the City of Raleigh Building Department) and shall not conflict with, or be in violation, or cause any violation, of Landlord’s base Building plans and/or the base construction of the Building, and all the Initial Tenant Improvements shall be completed free of all liens and encumbrances. All permits which may be required by Tenant for the Initial Tenant Improvements shall be procured and paid for by Tenant (subject to the Allowance), or, if Landlord shall deem the same advisable, Landlord may procure such permits and Tenant shall pay for the same (subject to the Allowance). No plans and/or specifications required to be filed by Tenant pursuant to any work contemplated to be performed by it within the Premises shall be filed or submitted to any governmental authority having jurisdiction thereover without first having obtained Landlord’s approval of same.

6. Removal of Debris. Upon completion of the Initial Tenant Improvements, Tenant will remove all debris and excess materials from the Building and the Premises.

7. Harmonious Labor. The labor employed by Tenant or the Contractor shall always be harmonious and compatible with the labor employed by Landlord or any contractors or sub-contractors of Landlord. Should such labor be incompatible with such Landlord’s labor as shall be determined by the sole judgment of Landlord, to be exercised in good faith, Landlord may require Tenant to withdraw from the Premises until the completion of any then ongoing work by Landlord.

8. Indemnity. Tenant shall indemnify and save Landlord free and harmless from and against any and all claims arising from or out of any entry thereon or the performance of the Initial Tenant Improvements and from and against any and all claims arising from or claimed to arise from any act or neglect of Tenant or Tenant’s representatives or from any failure to act, or for any other reason whatsoever arising out of said entry or such work.

9. Removal of Specialized Initial Tenant Improvements. Initial Tenant Improvements which Landlord reasonably determines are specialized to Tenant’s use and occupancy of the Premises including, without limitation, wiring and cabling shall, at the election of Landlord (which election shall be communicated to Tenant at the time of Landlord’s approval of Tenant’s Plans), either (1) be removed by Tenant at its expense before the expiration or earlier termination of the term of the Lease or (2) remain upon the Premises and be surrendered therewith without disturbance, molestation or injury upon the expiration or earlier termination of the Lease. If Landlord requires the removal of all or part of the specialized Initial Tenant Improvements, Tenant, at its expense, shall repair any damage to the Premises or the Building caused by such removal. If Tenant fails to remove any specialized Initial Tenant Improvements upon Landlord’s request, then Landlord may (but shall not be obligated to) remove the same and the cost of such removal and repair of any damage caused by the same, together with any and all damages which Landlord may suffer and sustain by reason of the failure of Tenant to remove the same, shall be charged to Tenant and paid upon demand.

10. Tenant’s Representative. Tenant hereby authorizes Mike Holveck, of Jones Lang LaSalle, as Tenant’s representative to act on its behalf and represent its interests with respect to all matters which pertain to the construction of Initial Tenant Improvements, and to make decisions binding upon Tenant with respect to such matters.

11. Landlord’s Representative. Landlord hereby authorizes Nora Clark Neilson to be Landlord’s representative in connection with construction of the Initial Tenant Improvements. Tenant hereby expressly recognizes and agrees that no other person claiming to act on behalf of the Landlord is authorized to do so, and any costs, expenses liabilities or obligations incurred or paid by Tenant in reliance on the discretion of any such other person shall be Tenant’s sole responsibility.

12. Conflicts Between Exhibit B and Lease. In the event of a conflict between the terms and provisions of the Lease and the terms and provisions of this Exhibit B, the terms and provisions of this Exhibit B shall control.

Exhibit B-1

Description of Base Building Condition

1.	Common Area restrooms completed and ready for use. Finishes to include modern tile floor and walls with decorative medallions and granite countertops.

2.	Two foot (2’) by two foot (2’) suspended ceiling grid in the corridors on the first (1st) and second (2nd) floors of Building.

3.	Two foot (2’) and four foot (4’) “Ts” for completion of ceiling grid purchased and inventoried on floor. Costs of installing “Ts” shall be deducted from Allowance.

4.	One Thousand Four Hundred (1,400) boxes of decorative two foot (2’) by two foot (2’) lay-in ceiling tiles with an off-white t-grid. Tiles to be provided, stacked and on the ground. Labor will be included as part of the Allowance.

5.	All interior load-bearing columns, core walls, and mechanical rooms to be wrapped in sheetrock, taped, floated and ready for final finish.

6.	Installed custom aluminum horizontal mini-blinds.

7.	Four hundred (400) two foot (2’) by four foot (4’) T-8 lights purchased and inventoried on the floor. Landlord is unable to return pre-purchased lighting.

8.	One hundred twenty (120) volt power providing four and one-half (4.5) watts per square foot.

9.	One (1) sprinkler head per one hundred (100) usable square feet installed and turned up.

10.

Seven (7) installed twenty (20) amp circuits on the second (2nd) floor of Building, and eighty (80) installed twenty (20) amp circuits per floor on the third (3rd), fourth (4th) and fifth (5th) floors of Building.

11.	Eight (8) installed VAV boxes per floor. During construction of the Initial Tenant Improvements, costs of additional VAV boxes shall be deducted from the Allowance.

12.	Finished elevator lobby area and Common Area corridors on the first (1st) and second (2nd) floors of Building.

13.	Certificate of Occupancy dated April 2008. Base Building elevators in place.

14.	Pad for Tenant’s back-up generator to be constructed in a location mutually agreed upon by Landlord and Tenant.

Exhibit C

Form of Sublease Consent

Pursuant to Article 16 of that certain Office Lease by and between CORNERSTONE COLONNADE LLC, a Delaware limited liability company, as Landlord, and SALIX PHARMACEUTICALS, INC., a California corporation, as Tenant, dated January     , 2011, as amended (the “Lease”), Landlord hereby consents to the Sublease attached hereto as Exhibit A (the “Sublease”) provided that, notwithstanding anything contained in the Sublease to the contrary, this consent shall in no way be deemed to (i) modify or amend any of the terms of the Lease, (ii) expand or alter in any way Landlord’s obligations or Tenant’s rights thereunder, (iii) serve as a consent of Landlord to any request other than the consent set forth above, (iv) waive any rights or remedies Landlord may have under the Lease, or (v) constitute a release of Tenant of any of its obligations under the Lease. Without limiting the generality of the foregoing, Landlord shall not be bound by any of the terms or provisions contained in the Sublease and any provision in the Sublease that purports to impose any obligation upon Landlord shall be of no force or effect as to Landlord.

LANDLORD:

CORNERSTONE COLONNADE LLC, a Delaware limited liability company

By:	CORNERSTONE REAL ESTATE ADVISERS LLC,
a Delaware limited liability company,
its authorized agent

By:
	Name:	David M. Romano
	Title:	Vice President
Date:

Exhibit D

Building’s Rules and Regulations

and Janitorial Specifications

1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls of the Building shall not be obstructed or encumbered or used for any purpose other than ingress and egress to and from the premises demised to any tenant or occupant.

2. No awnings or other projection shall be attached to the outside walls or windows of the Building without the prior consent of Landlord, which shall not be unreasonably withheld, conditioned, or delayed. No curtains, blinds, shades, or screens shall be attached to or hung in, or used in connection with, any window or door of the premises demised to any tenant or occupant, without the prior consent of Landlord. Such awnings, projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in a manner, approved by Landlord.

3. Intentionally deleted.

4. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed, nor shall any bottles, parcels, or other articles be placed on any window sills.

5. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building.

6. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. No tenant shall bring or keep, or permit to be brought or kept, any inflammable, combustible, explosive or hazardous fluid, materials, chemical or substance in or about the premises demised to such tenant.

7. No tenant or occupant shall mark, paint, drill into, or in any way deface any part of the Building or the premises demised to such tenant or occupant. No boring, cutting or stringing of wires shall be permitted, except with the prior consent of Landlord, and as Landlord may direct. No tenant or occupant shall install any resilient tile or similar floor covering in the premises demised to such tenant or occupant except in a manner approved by Landlord.

8. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the premises demised to any tenant. No cooking, except for microwave cooking and catering, shall be done or permitted in the Building by any tenant without the approval of the Landlord. No tenant shall cause or permit any unusual or objectionable odors to emanate from the premises demised to such tenant.

9. No space in the Building shall be used for manufacturing, for the storage of merchandise, or for the sale of merchandise, goods, or property of any kind at auction, without the prior consent of Landlord.

10. No tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with other tenants or occupants of the Building or neighboring buildings or premises whether by the use of any musical instrument, radio, television set or other audio device, unmusical noise, whistling, singing, or in any other way. Nothing shall be thrown out of any doors or window.

11. No additional locks or bolts of any kind shall be placed upon any of the doors or windows, nor shall any changes be made in locks or the mechanism thereof. Each tenant must, upon the termination of its tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant.

12. All removals from the Building, or the carrying in or out of the Building or the premises demised to any tenant, of any safes, freight, furniture or bulky matter of any description must take place at such time and in such manner as Landlord or its agents may determine, from time to time. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of the Rules and Regulations or the provisions of such tenant’s lease.

13. No tenant shall use or occupy, or permit any portion of the premises demised to such tenant to be used or occupied, as an office for a public stenographer or typist, or to a barber or manicure shop, or as an employment bureau. No tenant or occupant shall engage or pay any employees in the Building, except those actually working for such tenant or occupant in the Building, nor advertise for laborers giving an address at the Building.

14. Intentionally deleted.

15. Landlord shall have the right to prohibit any advertising by any tenant or occupant which, in Landlord’s opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon notice from Landlord, such tenant or occupant shall refrain from or discontinue such advertising.

16. Landlord reserves the right to exclude from the Building, between the hours of 6:00 P.M. and 8:00 A.M. on business days and at all hours on Saturdays, Sundays and holidays, all persons who do not present a pass to the Building signed by Landlord. Landlord will furnish passes to persons for whom any tenant requests such passes. Each tenant shall be responsible for all persons for whom it requests such passes and shall be liable to Landlord for all acts of such persons.

17. Each tenant, before closing and leaving the premises demised to such tenant at any time, shall see that all entrance doors are locked and all windows closed. Corridor doors, when not in use, shall be kept closed.

18. Each tenant shall, at its expense, provide artificial light in the premises demised to such tenant for Landlord’s agents, contractors and employees while performing janitorial or other cleaning services and making repairs or alterations in said premises.

19. No premises shall be used, or permitted to be used for lodging or sleeping, or for any immoral or illegal purposes.

20. The requirements of tenants will be attended to only upon application at the office of Landlord. Building employees shall not be required to perform, and shall not be requested by any tenant or occupant to perform, and work outside of their regular duties, unless under specific instructions from the office of Landlord.

21. Canvassing, soliciting and peddling in the Building are prohibited and each tenant and occupant shall cooperate in seeking their prevention.

22. There shall not be used in the Building, either by any tenant or occupant or by their agents or contractors, in the delivery or receipt of merchandise, freight, or other matter, any hand trucks or other means of conveyance except those equipped with rubber tires, rubber side guards and such other safeguards as Landlord may require.

23. If the Premises demised to any tenant become infested with vermin, such tenant, at its sole cost and expense, shall cause its premises to be exterminated, from time to time, to the satisfaction of Landlord, and shall employ such exterminators therefor as shall be approved by Landlord.

24. No premises shall be used, or permitted to be used, at any time, without the prior approval of Landlord, as a store for the sale or display of goods, wares or merchandise of any kind, or as a restaurant, shop, booth, bootblack or other stand, or for the conduct of any business or occupation which predominantly involves direct patronage of the general public in the premises demised to such tenant, or for manufacturing or for other similar purposes.

25. No tenant shall clean any window in the Building from the outside.

26. No tenant shall move, or permit to be moved, into or out of the Building or the premises demised to such tenant, any heavy or bulky matter, without the specific approval of Landlord. If any such matter requires special handling, only a qualified person shall be employed to perform such special handling. No tenant shall place, or permit to be placed, on any part of the floor or floors of the premises demised to such tenant, a load exceeding the floor load per square foot which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of safes and other heavy matter, which must be placed so as to distribute the weight.

27. Landlord shall provide and maintain an alphabetical directory board in the first (1st) floor (main lobby) of the Building and no other directory shall be permitted without the prior consent of Landlord. Each tenant shall be allowed one line on such board unless otherwise agreed to in writing.

28. With respect to work being performed by a tenant in its premises with the approval of Landlord, the tenant shall refer all contractors, contractors’ representatives and installation technicians to Landlord for its supervision, approval and control prior to the performance of any work or services. This provision shall apply to all work performed in the Building including installation of telephones, telegraph equipment, electrical devices and attachments, and installations of every nature affecting floors, walls, woodwork, trim, ceilings, equipment and any other physical portion of the Building.

29. Landlord shall not be responsible for lost or stolen personal property, equipment, money, or jewelry from the premises of tenants or public rooms whether or not such loss occurs when the Building or the premises are locked against entry.

30. Landlord shall not permit entrance to the premises of tenants by use of pass keys controlled by Landlord, to any person at any time without written permission from such tenant, except employees, contractors, or service personnel directly supervised by Landlord and employees of the United States Postal Service.

31. Each tenant and all of tenant’s employees and invitees shall observe and comply with the driving and parking signs and markers on the Land surrounding the Building, and Landlord shall not be responsible for any damage to any vehicle towed because of noncompliance with parking regulations.

32. Without Landlord’s prior approval, no tenant shall install any radio or television antenna, loudspeaker, music system or other device on the roof or exterior walls of the Building or on common walls with adjacent tenants.

33. Each tenant shall store all trash and garbage within its premises or in such other areas specifically designated by Landlord. No materials shall be placed in the trash boxes or receptacles in the Building unless such materials may be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage and will not result in a violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be only through entry ways and elevators provided for such purposes and at such times as Landlord shall designate.

34. No tenant shall employ any persons other than the janitor or Landlord for the purpose of cleaning its premises without the prior consent of Landlord. No tenant shall cause any unnecessary labor by reason of its carelessness or indifference in the preservation of good order and cleanliness. Janitor service shall include ordinary dusting and cleaning by the janitor assigned to such work and shall not include beating or shampooing of carpets or rugs or moving of furniture or other special services. Janitor service shall be furnished Mondays through Fridays, legal holidays excepted; janitor service will not be furnished to areas which are occupied after 9:30 P.M. Window cleaning shall be done only by Landlord, and only between 6:00 A.M. and 5:00 P.M.

35. No tenant shall permit smoking of any type of tobacco product (e.g., cigarettes, cigars, pipes, etc.) in or about its premises by any of its employees, servants, agents, representatives, visitors, customers, licensees, invitees, guests, contractors, or any person whomsoever, and, upon Landlord’s request, shall post in a conspicuous place or places in or about its premises, “No Smoking” signs or placards. Each tenant acknowledges that its premises and interior of the Building are non-smoking facilities.

JANITORIAL SPECIFICATIONS

GENERAL OFFICE AREAS

FREQUENCY:

Daily – Five (5) Days per Week

1.	Empty all trash receptacles and remove collected waste to dumpster. Replace plastic liners as needed.

2.	Dust and spot clean all reachable horizontal surfaces of furniture, fixtures, equipment and accessories with treated cloths.

3.	Clean and polish all drinking fountains and disinfect.

4.	Spot clean by damp wiping fingerprints and smudges on walls, partitions, doors, door frames, and light switches.

5.	Vacuum clean all traffic lanes and obviously soiled carpeted surfaces.

6.	Inspect carpet for spots and stains, removing where possible.

7.	Intentionally deleted.

8.	Spot clean partition and door glass. Clean all entrance and door glass.

9.	Intentionally deleted.

10.	Clean and sanitize all telephones.

11.	When specifically requested by tenant, damp clean blackboards or liquid marker boards. Chalk and marker trays or ledges should be cleaned as needed.

12.	Clean interior and exterior of all elevators. This includes polishing stainless steel panels, if applicable, cleaning threshold track, and properly maintaining elevator flooring.

13.	Intentionally deleted.

14.	Thoroughly clean kitchens, breakrooms and vending area floors, walls and horizontal cabinet surfaces.

15.	Sweep and police entryways (defined as areas within twenty feet of all entrances). Pick up cigarette butts and trash beside entrances.

16.	Vacuum, mop or sweep, as applicable, all lobby and foyer areas. NOTE: Damp mop hard tile surfaces.

17.	Leave office and furniture in neat, orderly fashion.

FREQUENCY:

Weekly

1.	Vacuum or sweep all fabric office furniture, including chairs and couches.

2.	Vacuum clean all carpeted floor surfaces, including edges, corners, and under easily moved furniture.

3.	Dust all chair and table legs and rungs, baseboards, ledges, moldings and other low reach areas.

4.	Wipe down stairway rails and properly clean steps and landings.

FREQUENCY:

Monthly

1.	Dust all surfaces above normal reach including sills ledges, moldings, shelves, door frames, pictures, blinds, and vents.

2.	Buff VCT flooring.

RESTROOMS

FREQUENCY:

Daily – Five (5) Days per Week

1.	Clean and sanitize fixtures, mirrors, counters. Polish chrome, mop floors, refill dispensers, empty and remove trash.

2.	Spot clean by damp wiping fingerprints and smudges on walls, partitions, doors, door frames and light switches.

3.	Re-supply soaps, paper products and dispensers.

4.	Clean, disinfect and deodorize all sinks, urinals, toilets and toilet seat (both sides).

FREQUENCY:

Weekly

1.	Polish brass faucets.

2.	Wash all partitions, tile walls and enamel surfaces.

FREQUENCY:

Monthly

1.	Machine scrub all restroom floor areas.

FREQUENCY:

Semi - annually

1.	Semi-annually or as needed dust or vacuum clean or wash all ceiling diffusers and blinds.

Exhibit E

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) dated as of February 11, 2011, by and among CORNERSTONE COLONNADE LLC, a Delaware limited liability company (“Landlord”), through its authorized agent, CORNERSTONE REAL ESTATE ADVISERS LLC, a Delaware limited liability company having an address at 180 Glastonbury Boulevard, Suite 200, Glastonbury, Connecticut 06033, SALIX PHARMACEUTICALS, INC., a California corporation having its principal office at 1700 Perimeter Park Drive, Morrisville, North Carolina 27560-8404 (“Salix”), MEDICLICK, INC., a North Carolina corporation having an address at 8510 Colonnade Center Drive, Suite 207, Raleigh, North Carolina 27615 (“Mediclick”), JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.), successor by merger to JOHN HANCOCK LIFE INSURANCE COMPANY, a Michigan corporation having an address at 197 Clarendon Street, C-8-11, Boston, Massachusetts 02116 (“John Hancock”), WISDOM & WEALTH SOLUTIONS, INC., a North Carolina corporation having an address at 8510 Colonnade Center Drive, Suite 109, Raleigh, NC 27615 (“W&W”, and together with Landlord, Salix, Mediclick and John Hancock, collectively, the “Lease Parties” and each, individually, a “Lease Party”) and KROLL, MCNAMARA, EVANS & DELEHANTY, LLP, a Connecticut limited liability partnership having an office at 65 Memorial Road - Suite 300, West Hartford, Connecticut 06107 (“Escrow Agent”).

R E C I T A L S :

WHEREAS, Landlord has leased to each of Mediclick, John Hancock and W&W, pursuant to three (3) separate Office Leases (the “Existing Leases”), separate and distinct leased premises within the office building known as Colonnade II (the “Building”) located at 8510 Colonnade Center Drive, Raleigh, North Carolina;

WHEREAS, Landlord intends to lease to Salix pursuant to that certain Office Lease dated as of even date herewith (the “Salix Lease”) approximately 126,926 rentable square feet of space on the first (1st), second (2nd), third (3rd), fourth (4th) and fifth (5th) floors in the Building;

WHEREAS, Landlord and each of Mediclick, John Hancock and W&W, pursuant to three (3) separate Amendment to Lease and Lease Termination Agreements each dated as of even date herewith (collectively, the “Termination Agreements”, and together with the Salix Lease, the “Documents”), desire to terminate their respective Existing Leases and their tenancies within the Building and further to surrender their respective leased premises to Landlord so that Landlord may lease the entirety of the Building to Salix;

WHEREAS, the effectiveness of the Salix Lease and the Termination Agreements is subject to the satisfaction of certain conditions (the “Escrow Conditions”) more particularly described herein;

WHEREAS, the parties hereto agree that until such time as the Escrow Conditions have been satisfied, the Documents shall be held in escrow (the “Escrow”) with Escrow Agent to be released from escrow only in accordance with and subject to the provisions of this Agreement; and

WHEREAS, Escrow Agent has agreed to act as escrow agent with regard to the Escrow and, in that capacity, to hold and release the Documents in accordance with this Agreement.

A G R E E M E N T S :

NOW, THEREFORE, in consideration of the matters described in the foregoing recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

1. Appointment of Escrow Agent. Escrow Agent is hereby designated and appointed escrow agent of the Escrow for purposes of holding and releasing the Documents in accordance with the terms of this Agreement. Escrow Agent hereby accepts such appointment and agrees to hold and release the Documents in accordance with the terms of this Agreement. Landlord shall be responsible for payment of any fees due to Escrow Agent in connection with the performance by Escrow Agent of its duties hereunder.

2. Salix Security Deposit. Simultaneously with its execution and delivery of this Agreement, Salix shall deliver the Security Deposit (as defined in the Salix Lease) (the “Salix Deposit”) to Escrow Agent.

3. Delivery of Documents into Escrow. Simultaneously with, or immediately after, the execution and delivery of this Agreement, fully executed counterparts of the Documents set forth on Exhibit A attached hereto and incorporated herein have been or shall be delivered to Escrow Agent.

4. Release from Escrow. Upon, and only upon, Escrow Agent’s receipt of the Salix Deposit and each of the executed Documents set forth on Exhibit A, Escrow Agent shall release from Escrow and thereby deliver to (i) each of the Lease Parties a fully-executed original of each Document to which each such Lease Party is a party and (ii) Landlord the Salix Deposit.

5. Limitation of Liability of Escrow Agent. Escrow Agent shall not be responsible or liable in any manner whatsoever for the correctness, genuineness or validity of any document or instrument, or any signature thereon, deposited with or delivered to Escrow Agent pursuant to this Agreement. Escrow Agent may act in reliance upon any such document or instrument which Escrow Agent in good faith believes to be genuine and duly authorized, without investigation as to the correctness, genuineness or validity thereof. Escrow Agent shall not be liable for the consequences of any action taken or omitted to be taken in connection with this Agreement, except for acts or omissions resulting from Escrow Agent’s gross negligence, intentional misconduct or bad faith.

6. Indemnification. Each Lease Party shall, individually, indemnify and hold Escrow Agent harmless from and against all suits, claims, actions, judgments, losses, liabilities, damages, charges, fees, costs and expenses (including, but not limited to, attorneys’ fees and expenses) which may be imposed upon or incurred by Escrow Agent in connection with the performance by Escrow Agent of its duties hereunder arising as a result of such Lease Party’s gross negligence, intentional misconduct or bad faith. This Section shall survive the termination of this Agreement.

7. Notices. Any notice, report, demand, request or other instrument or communication authorized or required under this Agreement to be given or delivered by any party hereto to any other party hereto shall be in writing and shall be deemed to have been properly given or delivered, if addressed to the party intended to receive the same at the address of such party as set forth above.

8. Entire Agreement and Changes. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, released, discharged, withdrawn, revoked or terminated orally, or by any action or inaction. In order to be effective and enforceable, any such change, waiver, release, discharge, withdrawal, revocation or termination must be evidenced by a written document or instrument signed by the party against which enforcement of such change, waiver, release, discharge, withdrawal, revocation or termination is sought, and then shall be effective and enforceable only to the extent specifically provided in such document or instrument.

9. Termination. This Agreement shall remain in full force and effect until the earlier to occur of (i) Escrow Agent’s release from Escrow and delivery of the Documents as set forth herein or (ii) 12:00 p.m. Eastern Standard Time on February 14, 2011. In the event that this Agreement terminates pursuant to subsection (ii) above, Escrow Agent shall destroy all Documents unless otherwise directed by collective written instruction of the parties hereto.

10. Governing Law; Separability. This Agreement shall be construed, interpreted, enforced and governed by and in accordance with the internal laws of the State of North Carolina, without regard to principles of conflicts of laws.

11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall be deemed to be one and the same Agreement.

12. Binding Effect. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

13. Waiver of Right to Jury Trial. The parties hereto each hereby waives any and all right to a jury trial in connection with this Agreement or the Escrow.

[No further text on this page. The signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

CORNERSTONE COLONNADE LLC,
a Delaware limited liability company

By:	CORNERSTONE REAL ESTATE ADVISERS LLC,
a Delaware limited liability company,
its authorized agent

By:
	Name:	David M. Romano
	Title:	Vice President

SALIX PHARMACEUTICALS, INC.,
a California corporation

By:
Name:
Title:

MEDICLICK, INC.,
a North Carolina corporation

By:
Name:
Title:

JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.),
a Michigan corporation

By:
Name:
Title:

WISDOM & WEALTH SOLUTIONS, INC.,
a North Carolina corporation

By:
Name:
Title:

KROLL, MCNAMARA,
EVANS & DELEHANTY, LLP,
a Connecticut limited liability partnership

By:
Name:	Shelley A. Kroll
Title:	Partner

Exhibit A

The Documents

•	Two (2) counterparts of the Salix Lease, fully executed by Landlord and Salix.

•	Two (2) counterparts of the Mediclick Termination Agreement, fully executed by Landlord and Mediclick.

•	Two (2) counterparts of the John Hancock Termination Agreement, fully executed by Landlord and John Hancock.

•	Two (2) counterparts of the W&W Termination Agreement, fully executed by Landlord and W&W.

Exhibit F

Options to Extend Term

(i) Tenant shall have and is hereby granted the four (4) consecutive options to extend the Term of the Lease of the entire Premises (each an “Extension Option,” and, collectively, the “Extension Options”), each for a period of five (5) additional years (each an “Extension Period,” and, collectively, the “Extension Periods”), provided that: (a) Tenant shall give written notice to Landlord of Tenant’s election of interest to exercise any particular Extension Option no earlier than twenty-four (24), and no later than twelve (12) months, prior to the then current Expiration Date (“Tenant’s Notice to Extend”); and (b) Tenant is not then currently in default at the time of the exercise of the applicable Extension Option or arise subsequent thereto, which event by notice and/or the passage of time would constitute a default by Tenant if not cured within the applicable cure period.

(ii) All terms and conditions of the Lease, including without limitation all provisions governing the payment of Rent, shall remain in full force and effect during each Extension Period, except that the Monthly Base Rent payable during each Extension Period shall be the then prevailing rental rate being offered to tenants in the Raleigh, North Carolina area considering and, if appropriate, adjusted for all relevant factors advantageous to either Landlord or Tenant in the determination of Monthly Base Rent (the “Current Market Rental Rate”).

(iii) Landlord shall notify Tenant of Landlord’s proposed Monthly Base Rent for the applicable Extension Period within thirty (30) days after Landlord’s receipt of Tenant’s Notice to Extend. Promptly after Landlord gives Tenant Landlord’s proposal for Current Market Rental Rate with respect to the applicable Extension Period, Landlord and Tenant shall commence negotiations to agree upon the Current Market Rental Rate. If Landlord and Tenant are unable to reach agreement on the Current Market Rental Rate within thirty (30) days after the date on which Landlord gives Tenant Landlord’s proposal for the Current Market Rental Rate, then Tenant shall have the right to rescind Tenant’s Notice to Extend upon ten (10) days’ written notice to Landlord, in which event the Lease shall expire as of the then current Expiration Date (unless sooner terminated as provided in the Lease). If Tenant does not so rescind Tenant’s Notice to Extend, then the Current Market Rental Rate shall be determined as provided below.

(iv) If Tenant does not rescind Tenant’s Notice to Extend as provided in subsection (iii) above, then, within ten (10) days after the date on which Landlord gives Tenant Landlord’s proposal for Current Market Rental Rate, Landlord and Tenant shall each simultaneously submit to the other in a sealed envelope its good faith estimate of the Current Market Rental Rate. If the higher of such estimates is not more than [*] percent ([*]%) of the lower of such estimates, then the Current Market

*	Confidential treatment requested; certain information omitted and filed separately with the SEC.

E-1

Rental Rate shall be the average of the two (2) estimates. If the matter is not resolved by the exchange of estimates, then Current Market Rental Rate shall be determined as hereinafter provided.

(v) Within seven (7) days after the exchange of estimates, the parties shall select, as an arbitrator, a mutually acceptable commercial real estate broker licensed in the State of North Carolina as a real estate broker specializing in the field of commercial office leasing in the Raleigh, North Carolina area, having no less than ten (10) years’ experience in such field (an “Approved Broker”). If the parties cannot agree on such person, then within a second (2nd) period of seven (7) days, each shall select an Approved Broker and within a third (3rd) period of seven (7) days, the two (2) appointed persons shall select a third (3rd) Approved Broker and the third (3rd) person shall be the arbitrator. If one (1) party shall fail to make such appointment within said second (2nd) seven (7) day period, then the person chosen by the other party shall be the sole arbitrator. Once the arbitrator has been selected as provided for above, then, as soon thereafter as practicable, but in any case within fourteen (14) days after his or her appointment, the arbitrator shall determine the Current Market Rental Rate by selecting either the Landlord’s estimate of Current Market Rental Rate or the Tenant’s estimate of Current Market Rental Rate. There shall be no discovery or similar proceedings. The arbitrator’s decision as to which estimate of Current Market Rental Rate shall be the Current Market Rental Rate for the applicable Extension Period shall be rendered in writing to both Landlord and Tenant and shall be final and binding upon them and shall be the Monthly Base Rent for the Extension Period. The costs of the arbitrator will be equally divided between Landlord and Tenant. Any fees of any counsel engaged by Landlord or Tenant, however, shall be borne by the party that retained such counsel.

(vi) The parties shall execute an amendment modifying this Lease to set forth the Monthly Base Rent for the Premises during the applicable Extension Period within ten (10) days of the parties’ agreement or, in the alternative, within ten (10) days of the arbitrator’s determination, of the Monthly Base Rent for the applicable Extension Period.

E-2

Exhibit G

Form of Subordination, Non-Disturbance and Attornment Agreement

This Lease Subordination, Non-Disturbance of Possession and Attornment Agreement (the “Lease Subordination, Non-Disturbance of Possession and Attornment Agreement” or “Agreement”) is made as of the      day of             , 20    , among [Name of Lender] (the “Lender”), having a place of business at         [Address of Lender]        ,         [Name of Borrower]         (the “Landlord” or “Borrower”), a         [State/Type of Entity]         having a place of business at         [Address]         , and         [Name of Tenant]        , a         [State/Type of Entity]         (the “Tenant”) having a place of business at         [Address]        .

Introductory Provisions

A. Lender is relying on this Agreement as an inducement to Lender in making and maintaining a loan (the “Loan”) secured by, among other things, a Mortgage and Security Agreement dated as of                     ,              (the “Mortgage”) given by Borrower covering property commonly known as and numbered                     ,                     ,                     ,                     , (the “Property”). Lender is also the “Assignee” under an Assignment of Leases, Rents and Profits (the “Assignment”) dated as of                     , from Borrower with respect to the Property.

B. Tenant is the tenant under that certain lease (the “Lease”) dated                     ,             , made with Landlord; covering certain premises (the “Premises”) at the Property as more particularly described in the Lease.

C. Lender requires, as a condition to the making and maintaining of the Loan, that the Mortgage be and remain superior to the Lease and that its rights under the Assignment be recognized.

D. Tenant requires as a condition to the Lease being subordinate to the Mortgage that its rights under the Lease be recognized.

E. Lender, Landlord, and Tenant desire to confirm their understanding with respect to the Mortgage and the Lease.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained in this Agreement, and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, and with the understanding by Tenant that Lender shall rely hereon in making and maintaining the Loan, Lender, Landlord, and Tenant agree as follows:

1.	Subordination. The Lease and the rights of Tenant thereunder (including purchase options, rights of first refusal or similar rights, if any) are subordinate and inferior to the Mortgage and any amendment, renewal, substitution, extension or replacement thereof and each advance made thereunder as though the Mortgage, and each such amendment, renewal, substitution, extension or replacement were executed and recorded, and the advance made, before the execution of the Lease.

2.	Non-Disturbance. So long as Tenant is not in default (beyond any period expressed in the Lease within which Tenant may cure such default) in the payment of rent or in the performance or observance of any of the terms, covenants or conditions of the Lease on Tenant’s part to be performed or observed: (a) Tenant’s occupancy of the Premises shall not be disturbed by Lender in the exercise of any of its rights under the Mortgage during the term of the Lease, or any extensions or renewals thereof made in accordance with the terms of the Lease, and (b) Lender will not join Tenant as a party defendant in any action or proceeding for the purpose of terminating Tenant’s interest and estate under the Lease because of any default under the Mortgage.

3.	Attornment and Certificates. In the event Lender succeeds to the interest of Borrower as Landlord under the Lease, or if the Property or the Premises are sold pursuant to the power of sale under the Mortgage, Tenant shall attorn to Lender, or a purchaser upon any such foreclosure sale, and shall recognize Lender, or such purchaser, thereafter as the Landlord under the Lease. Such attornment shall be effective and self-operative without the execution of any further instrument. Tenant agrees, however, to execute and deliver at any time and from time to time, upon the request of any holder(s) of any of the indebtedness or other obligations secured by the Mortgage, or upon request of any such purchaser, (a) any instrument or certificate which, in the reasonable judgment of such holder(s), or such purchaser, may be necessary or appropriate in any such foreclosure proceeding or otherwise to evidence such attornment and (b) an instrument or certificate regarding the status of the Lease, consisting of statements, if true (and if not true, specifying in what respect): (i) that the Lease is in full force and effect, (ii) the date through which rentals have been paid, (iii) the duration and date of the commencement of the term of the Lease, (iv) the nature of any amendments or modifications to the Lease, (v) that no default, or state of facts, which with the passage of time or notice, or both, would constitute a default, exists on the part of either party to the Lease, and (vi) the dates on which payments of additional rent, if any, are due under the Lease.

4.

Limitations. If Lender exercises any of its rights under the Assignment or the Mortgage, or if Lender shall succeed to the interest of Landlord under the Lease in any manner, or if any purchaser acquires the Property, or the Premises, upon or after any foreclosure of the Mortgage, or any deed in lieu thereof, Lender or such purchaser, as the case may be, shall have the same remedies by entry, action or otherwise in the event of any default by Tenant (beyond any period expressed in the Lease within which Tenant may cure such default) in the payment of rent or in the performance or observance of any of the terms, covenants and conditions of the Lease on Tenant’s part to be paid, performed or observed that Landlord had or would have had if Lender or such purchaser had not succeeded to the interest of the present Landlord. From and after any such attornment, Lender or such purchaser shall be bound to Tenant under all the terms, covenants and conditions of the Lease, and Tenant shall, from and after such attornment to Lender, or to such purchaser, have the same remedies against Lender, or such purchaser, for the breach of an agreement contained in the Lease that Tenant might have had under the Lease against Landlord, if Lender or such purchaser had not succeeded to the interest of Landlord. Provided, however, that Lender or such purchaser shall only be bound during the period of its ownership, and that in the case of the exercise by Lender of its rights under the Mortgage, or the Assignment, or any combination thereof, or a foreclosure, or deed in lieu of foreclosure, all Tenant claims shall be satisfied only out of the interest, if any, of Lender, or such purchaser, in the Property, and Lender and such purchaser shall not be: (a) liable for any act or omission of any prior landlord (including Landlord); or (b) liable for or incur any obligation with respect to the construction of the Property or any improvements of the Premises or the Property; or (c) subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord), or (d) bound by any rent or additional rent which Tenant might have paid for more than the then current rental period to any prior landlord (including Landlord); or (e) bound by any amendment or modification of the Lease, or any consent to any assignment or sublease, made without Lender’s prior written consent; or (f) bound by or responsible for any security deposit not actually received by Lender; or (g) liable for any obligation with respect to any breach of warranties or representations of any nature under the Lease or otherwise, including without limitation, any warranties or representations respecting use, compliance with zoning, Landlord’s title, Landlord’s authority, habitability and/or fitness for any purpose, or possession; or (h) liable for consequential damages.

5.	Rights Reserved. Nothing herein contained is intended, nor shall it be construed, to abridge or adversely affect any right or remedy of: (a) Landlord under the Lease, or any subsequent Landlord, against Tenant in the event of any default by Tenant (beyond any period expressed in the Lease within which Tenant may cure such default) in the payment of rent or in the performance of observance of any of the terms, covenants or conditions of the Lease on Tenant’s part to be performed or observed; or (b) Tenant to pursue claims under the Lease against any prior landlord (including Landlord) in the event of any default by prior landlord whether or not such claim is barred against Lender or a subsequent purchaser.

6.	Notice and Right to Cure. Tenant agrees to provide Lender with a copy of each notice of default given to Landlord under the Lease at the same time such notice of default is given to Landlord. In the event of any default by Landlord under the Lease, Tenant will take no action to terminate the Lease: (a) if the default is not curable by Lender (so long as the default does not interfere with Tenant’s use and occupancy of the Premises), or (b) if the default is curable by Lender, unless the default remains uncured for a period of sixty (60) days after written notice thereof shall have been given, postage prepaid, to Landlord at Landlord’s address, and to Lender at the address provided in Section 7 below; provided, however, that if any such default is such that it reasonably cannot be cured within such sixty (60) day period, such period shall be extended for such additional period of time as shall be reasonably necessary (including, without limitation, a reasonable period of time to obtain possession of the Property and to foreclose the Mortgage), if Lender gives Tenant written notice within such sixty (60) day period of Lender’s election to undertake the cure of the default and if curative action (including, without limitation, action to obtain possession and foreclosure) is instituted within a reasonable period of time and is thereafter diligently pursued. Notwithstanding the foregoing, Lender shall have no obligation to cure any default under the Lease.

7.	Notices. Any notice or communication required or permitted hereunder shall be in writing, and shall be given or delivered: (a) by United States mail, registered or certified, postage fully prepaid, return receipt requested, or (b) by recognized courier service or recognized overnight delivery service; and in any event addressed to the party for which it is intended at its address set forth below:

To Lender:

To Landlord:

Attention:
(Title)

To Tenant:

Attention:
(Title)

or such other address as such party may have previously specified by notice given or delivered in accordance with the foregoing. Any such notice shall be deemed to have been given and received on the date delivered or tendered for delivery during normal business hours as herein provided.

8.	No Oral Change. This Agreement may not be modified orally or in any manner other than by an agreement in writing signed by the parties hereto or their respective successors in interest.

9.	Payment of Rent To Lender. Tenant acknowledges that it has notice that the Lease and the rent and all sums due thereunder have been assigned to Lender as part of the security for the obligations secured by the Mortgage. In the event Lender notifies Tenant of a default under the Loan and demands that Tenant pay its rent and all other sums due under the Lease to Lender, Tenant agrees that it will honor such demand and pay its rent and all other sums due under the Lease to Lender, or Lender’s designated agent, until otherwise notified in writing by Lender. Landlord unconditionally authorizes and directs Tenant to make rent payments directly to Lender following receipt of such notice without any obligation to further inquire as to whether or not any default exists under the Mortgage or the Assignment and that Landlord shall have no right or claim against Tenant for or by reason of any payments of rent or other charges made by Tenant to Lender following receipt of such notice.

10.	No Amendment or Cancellation of Lease. So long as the Mortgage remains undischarged of record, Tenant shall not amend, modify, cancel or terminate the Lease, or consent to an amendment, modification, cancellation or termination of the Lease, or agree to subordinate the Lease to any other mortgage, without Lender’s prior written consent in each instance.

11.	Options. With respect to any options for additional space provided to Tenant under the Lease, Lender agrees to recognize the same if Tenant is entitled thereto under the Lease after the date on which Lender succeeds as landlord under the Lease by virtue of foreclosure or deed in lieu of foreclosure or Lender takes possession of the Premises; provided, however, Lender shall not be responsible for any acts of any prior landlord (including Landlord) under the Lease, or the act of any tenant, subtenant or other party which prevents Lender from complying with the provisions hereof and Tenant shall have no right to cancel the Lease or to make any claims against Lender on account thereof.

12.	Captions. Captions and headings of sections are not parts of this Agreement and shall not be deemed to affect the meaning or construction of any of the provisions of this Agreement.

13.	Counterparts. This Agreement may be executed in several counterparts each of which when executed and delivered is an original, but all of which together shall constitute one instrument.

14.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state where the Property is located.

15.	Parties Bound. The provisions of this Agreement shall be binding upon and inure to the benefit of Tenant, Lender and Landlord and their respective successors and assigns; provided, however, reference to successors and assigns of Tenant shall not constitute a consent by Landlord or Lender to an assignment or sublease by Tenant, but has reference only to those instances in which such consent is not required pursuant to the Lease or for which such consent has been given.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

LENDER:

By:
Name:
Title:
ATTEST:

Name:
Title:
TENANT:

By:
Name:
Title:
ATTEST:

Name:
Title:
LANDLORD:

By:
Name:
Title:
ATTEST:

Name:
Title:

STATE OF	)
) ss:
COUNTY OF	)

The foregoing instrument was acknowledged before me this      day of             , 20    , by                     ,                     , of                     , a                     , on behalf of the corporation.

Notary Public
My Commission Expires:

STATE OF	)
) ss:
COUNTY OF	)

The foregoing instrument was acknowledged before me this      day of             , 20    , by                     ,                     , of                     , an                      corporation, on behalf of the corporation.

Notary Public
My Commission Expires:

STATE OF	)
) ss:
COUNTY OF	)

The foregoing instrument was acknowledged before me this      day of             , 20    , by                     ,                     , of                     , an                      corporation, on behalf of the corporation.

Notary Public
My Commission Expires:

THIS INSTRUMENT PREPARED BY:

Exhibit H-1

Form of John Hancock Life Insurance Company Lease Termination Agreement

[to be attached]

AMENDMENT TO LEASE AND LEASE TERMINATION AGREEMENT

THIS AMENDMENT TO LEASE AND LEASE TERMINATION AGREEMENT (this “Agreement”) is executed and effective as of this      day of February, 2011.

R E C I T A L S:

WHEREAS, CORNERSTONE COLONNADE LLC, a Delaware limited liability company (“Landlord”), through its authorized agent, CORNERSTONE REAL ESTATE ADVISERS LLC, a Delaware limited liability company, having an address at 180 Glastonbury Boulevard, Suite 200, Glastonbury, Connecticut 06033, and JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.), successor by merger to JOHN HANCOCK LIFE INSURANCE COMPANY, a Michigan corporation (“Tenant”), having an address at 197 Clarendon Street, C-8-11, Boston, Massachusetts 02116, entered into a certain Office Lease dated as of July 3, 2008 (the “Lease”) for certain space on the first floor of the office building known as Colonnade II, located at 8510 Colonnade Center Drive, Raleigh, North Carolina 25615, which space measures approximately 11,498 rentable square (the “Demised Premises”); and

WHEREAS, Landlord and Tenant have reached an agreement to terminate the tenancy created by the Lease and to set forth their agreement with respect to the surrender of the Demised Premises to Landlord and the amendment of the Lease;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree and covenant as follows:

1.	All capitalized words and terms used in this Agreement shall have the same meaning as defined in the Lease, unless otherwise defined herein. As used herein, the term “Termination Date” shall be June 30, 2011 (the “Termination Date”).

2.	On the Termination Date, Landlord agrees to accept the surrender by Tenant of the Demised Premises, subject to Tenant’s compliance with the terms and conditions of this Agreement and Tenant’s payment of the balance of any Monthly Base Rent and Additional Rent due under the Lease with respect to the Demised Premises through the Termination Date (subject to any post-termination reconciliation provided for in the Lease). Upon Tenant’s surrender of possession of the Demised Premises to Landlord in accordance with the terms and conditions set forth herein, the Lease and the tenancy created thereby shall terminate as of the Termination Date. Failure by Tenant to surrender the Demised Premises in accordance with the terms and conditions hereof shall constitute an event of default under the Lease requiring neither any notice from Landlord nor any right to cure on the part of Tenant.

3.	Tenant shall surrender possession of the Demised Premises to Landlord on or before the Termination Date in the condition required under Article 14 of the Lease, as if the Termination Date were the Expiration Date thereunder.

4.	Provided that Tenant actually surrenders possession of the entire Demised Premises as set forth herein, then Tenant shall be paid a lump-sum cash payment by Landlord in the amount of [*] and [*] Dollars ($[*]) on July 1, 2011. In the event that Tenant does not fully surrender and vacate the entire Demised Premises on or prior to the Termination Date, TIME BEING OF THE ESSENCE, Tenant shall forfeit its right to receive the Termination Fee.

5.	The parties hereto acknowledge and agree that this Agreement is hereby expressly contingent upon Landlord and Salix Pharmaceuticals, Inc. (“Salix”) fully executing an agreement for Salix to lease (the “Salix Lease”) certain space in the Building. Both of the Salix Lease and this Agreement shall be subject to the terms and conditions of that certain escrow agreement by and among Landlord, Tenant, Salix and certain other tenants at the Building (the “Escrow Agreement”) that in part provides for the simultaneous release from escrow of the Salix Lease and this Agreement. Notwithstanding anything contained herein, this Agreement shall not be effective or otherwise binding upon the parties hereto unless and until this Agreement is released from escrow in accordance with the terms and conditions of the Escrow Agreement.

6.	Tenant represents and warrants to Landlord that (i) Tenant is the sole legal and beneficial owner of the Tenant’s right, title and interest under the Lease, (ii) Tenant has not assigned the Lease or any of its right, title and interest thereunder, (iii) Tenant has not sublet any or all of the Demised Premises or granted to any other person or entity any license or other right to use or occupy any or all of the Demised Premises, (iv) Tenant has not done or, to Tenant’s actual knowledge, suffered anything whereby the Demised Premises have or the Lease has been encumbered in any way, (v) Tenant is not a party to any currently effective brokerage or leasing agency agreement with respect to the Demised Premises,(vi) Tenant has the full power and authority to enter in to this Agreement, (vii) the person executing this Agreement on Tenant’s behalf has been duly authorized to do so, and (viii) no consent of any third party is required for Tenant to enter into and perform its obligations under this Agreement.

Landlord represents and warrants to Tenant that (i) other than in connection with the Salix Lease, Landlord is not a party to any currently effective brokerage or leasing agency agreement with respect to the Demised Premises, (ii) Landlord has the full power and authority to enter in to this Agreement, (iii) the person executing this Agreement on Landlord’s behalf has been duly authorized to do so, and (iv) no consent of any third party is required for Landlord to enter into and perform its obligations under this Agreement.

*	Confidential treatment requested; certain information omitted and filed separately with the SEC.

7.	Tenant shall be liable to Landlord for any and all reasonable out of pocket fees and charges incurred by Landlord in connection with the collection of any amounts due hereunder resulting from Tenant’s default under this Agreement, including, without limitation, reasonable attorney’s fees and costs. Landlord shall be liable to Tenant for any and all reasonable out of pocket fees and charges incurred by Tenant in connection with the collection of any amounts due hereunder resulting from Landlord’s default under this Agreement, including, without limitation, reasonable attorney’s fees and costs.

8.	This Agreement shall be governed by the laws of the State of North Carolina. TENANT AND LANDLORD HEREBY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY CLAIM, ACTION PROCEEDING OR COUNTERCLAIM BY EITHER LANDLORD OR TENANT AGAINST EACH OTHER OR ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.

9.	This Agreement shall be binding upon the parties, their heirs, executors, administrators, assigns, successors in interest, predecessors in interest, and anyone claiming by, through or under the parties, and shall inure to the benefit of the parties and their respective successors and assigns.

10.	This Agreement may be executed in multiple counterparts, each of which when fully executed shall be deemed an original.

11.	This Agreement represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

12.	If any provision of this Agreement or application to any party or circumstance is determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of that provision to that party or those circumstances, other than those as to which it is determined to be invalid or unenforceable, will not be affected thereby, and each provision of this Agreement will be valid and will be enforced to the fullest permitted by law.

13.	The Lease, as amended by this Agreement, is hereby ratified and confirmed. In the event of a conflict between the provisions of the Lease and the provisions of this Agreement, the provisions of this Agreement shall control, and all other provisions of the Lease shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have hereunto set their hands as of the date first above written.

LANDLORD:

Signed, Sealed and Delivered	CORNERSTONE COLLONADE LLC,
In the Presence of:	a Delaware limited liability company

	By:	CORNERSTONE REAL ESTATE
ADVISERS LLC,
a Delaware limited liability company its Authorized Agent

By:
Name: David M. Romano
Title: Vice President

TENANT:

JOHN HANCOCK LIFE
INSURANCE COMPANY (U.S.A.),
a Michigan corporation

By:
Name:
Title:

Exhibit H-2

Form of Mediclick, Inc. Lease Termination Agreement

[to be attached]

Exhibit H-3

Form of Wisdom & Wealth Solutions, Inc. Lease Termination Agreement

[to be attached]

AMENDMENT TO LEASE AND LEASE TERMINATION AGREEMENT

This Amendment to Lease and Lease Termination Agreement (this “Agreement”) is executed and effective as of this              day of February, 2011.

R E C I T A L S:

WHEREAS, CORNERSTONE COLONNADE LLC, a Delaware limited liability company (“Landlord”), through its authorized agent, CORNERSTONE REAL ESTATE ADVISERS LLC, a Delaware limited liability company, having an address at 180 Glastonbury Boulevard, Suite 200, Glastonbury, Connecticut 06033, and WISDOM & WEALTH SOLUTIONS, INC., a North Carolina corporation (“Tenant”), having an address at 8510 Colonnade Center Drive, Suite 109, Raleigh, NC 27615, entered into a certain Office Lease dated as of June 30, 2010 (the “Lease”) for certain space on the first floor of the office building known as Colonnade II (the “Building”), located at 8510 Colonnade Center Drive, Raleigh, North Carolina 25615, which space measures approximately 1,898 rentable square feet (the “Demised Premises”); and

WHEREAS, Landlord and Tenant have reached an agreement to terminate the tenancy created by the Lease and to set forth their agreement with respect to the surrender of the Demised Premises to Landlord and the amendment of the Lease;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree and covenant as follows:

1.	All capitalized words and terms used in this Agreement shall have the same meaning as defined in the Lease, unless otherwise defined herein. As used herein, the term “Termination Date” shall be June 30, 2011 (the “Termination Date”).

2.	On the Termination Date, Landlord agrees to accept the surrender by Tenant of the Demised Premises, subject to Tenant’s compliance with the terms and conditions of this Agreement and Tenant’s payment of the balance of any Monthly Base Rent and Additional Rent due under the Lease with respect to the Demised Premises through the Termination Date (subject to any post-termination reconciliation provided for in the Lease). Upon Tenant’s surrender of possession of the Demised Premises to Landlord in accordance with the terms and conditions set forth herein, the Lease and the tenancy created thereby shall terminate as of the Termination Date. Failure by Tenant to make any payment as and when due hereunder or to surrender the Demised Premises in accordance with the terms and conditions hereof shall constitute an event of default under the Lease requiring neither any notice from Landlord nor any right to cure on the part of Tenant. Tenant acknowledges and agrees that upon such default, in addition to Landlord’s other rights and remedies under the Lease, Landlord shall have the right to obtain an order for possession in a summary ejectment proceeding before the Magistrate.

3.	Tenant shall surrender possession of the Demised Premises to Landlord on or before the Termination Date in the condition required under Article 14 of the Lease, as if the Termination Date were the Expiration Date thereunder.

4.	Provided that Tenant actually surrenders possession of the Demised Premises as set forth herein, then Tenant shall be paid [*] and [*] Dollars ($[*]) (the “Termination Fee”). The Termination Fee shall be paid in monthly installments of [*] and [*] Dollars ($[*]), commencing upon the date that this Agreement is released from escrow pursuant to the Escrow Agreement (as hereinafter defined), and continuing on the first day of each month thereafter through June of 2011, with the entire remaining balance then outstanding to be paid in full on July 1, 2011. In the event that Tenant does not fully surrender and vacate the entire Demised Premises on or prior to the Termination Date, TIME BEING OF THE ESSENCE, Tenant shall forfeit its right to receive the Termination Fee.

5.	The parties hereto acknowledge and agree that this Agreement is hereby expressly contingent upon Landlord and Salix Pharmaceuticals, Inc. (“Salix”) fully executing an agreement for Salix to lease (the “Salix Lease”) certain space in the Building. Both of the Salix Lease and this Agreement shall be subject to the terms and conditions of that certain escrow agreement by and among Landlord, Tenant, Salix and certain other tenants at the Building (the “Escrow Agreement”) that in part provides for the simultaneous release from escrow of the Salix Lease and this Agreement. Notwithstanding anything contained herein, this Agreement shall not be effective or otherwise binding upon the parties hereto unless and until this Agreement is released from escrow in accordance with the terms and conditions of the Escrow Agreement.

6.	Provided Tenant has complied with the terms and conditions of this Agreement and the Lease, Landlord shall return the Security Deposit to Tenant on or before July 6, 2011.

7.	Tenant represents and warrants to Landlord that (i) Tenant is the sole legal and beneficial owner of the Tenant’s right, title and interest under the Lease, (ii) Tenant has not assigned the Lease or any of its right, title and interest thereunder, (iii) Tenant has not sublet any or all of the Demised Premises or granted to any other person or entity any license or other right to use or occupy any or all of the Demised Premises, (iv) Tenant has not done or, to Tenant’s actual knowledge, suffered anything whereby the Demised Premises have or the Lease has been encumbered in any way, (v) Tenant is not a party to any currently effective brokerage or leasing agency agreement with respect to the Demised Premises, (vi) Tenant has the full power and authority to enter in to this Agreement, (vii) the person executing this Agreement on Tenant’s behalf has been duly authorized to do so, and (viii) no consent of any third party is required for Tenant to enter into and perform its obligations under this Agreement.

8.	The parties shall be liable for any and all fees and charges incurred by any party in the collection of the amounts due hereunder resulting from a party’s default, including, without limitation, attorney’s fees and costs.

9.	This Agreement shall be governed by the laws of the State of North Carolina. TENANT AND LANDLORD HEREBY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY CLAIM, ACTION PROCEEDING OR COUNTERCLAIM BY EITHER LANDLORD OR TENANT AGAINST EACH OTHER OR ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.

*	Confidential treatment requested; certain information omitted and filed separately with the SEC.

10.	This Agreement shall be binding upon the parties, their heirs, executors, administrators, assigns, successors in interest, predecessors in interest, and anyone claiming by, through or under the parties, and shall inure to the benefit of the parties and their respective successors and assigns.

11.	This Agreement may be executed in multiple counterparts, each of which when fully executed shall be deemed an original.

12.	This Agreement represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

13.	If any provision of this Agreement or application to any party or circumstance is determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of that provision to that party or those circumstances, other than those as to which it is determined to be invalid or unenforceable, will not be affected thereby, and each provision of this Agreement will be valid and will be enforced to the fullest permitted by law.

14.	The Lease, as amended by this Agreement, is hereby ratified and confirmed. In the event of a conflict between the provisions of the Lease and the provisions of this Agreement, the provisions of this Agreement shall control, and all other provisions of the Lease shall remain in full force and effect.

[No further text on this page. The signature page follows.]

IN WITNESS WHEREOF, the parties have hereunto set their hands as of the date first above written.

LANDLORD:

Signed, Sealed and Delivered	CORNERSTONE COLLONADE LLC,
In the Presence of:	a Delaware limited liability company

	By:	CORNERSTONE REAL ESTATE
ADVISERS LLC,
a Delaware limited liability company
its Authorized Agent

By:
	Name:	David M. Romano
	Title:	Vice President

TENANT:

WISDOM &WEALTH SOLUTIONS, INC.,
a North Carolina corporation

By:
Name:
Title: